As filed with the Securities and Exchange Commission on February 6, 2015

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

FORM S-1

______________________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LABOR SMART, INC.

(Exact name of registrant as specified in its charter)

Nevada	7363	45-2433287
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3270 Florence Road, Suite 200

Powder Springs, GA

(770) 222-5888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ryan Schadel

President and Chief Executive Officer

3270 Florence Road, Suite 200

Powder Springs, GA

(770) 222-5888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.
David B. Manno, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

	Proposed
	Maximum	Amount of
	Aggregate	Registration
Title of Each Class of Securities to be Registered	Offering Price(1)	Fee(2)
Common Stock, $0.00001 par value per share(2)(3)	$17,250,000.00	$2,004.45
Common Stock Purchase Warrants	$17,250.00	$2.00 (4)
Shares of Common Stock, $0.00001 par value per share, underlying Common Stock Purchase Warrants(2)(7)	$10,781,250.00	$1,252.78
Representative’s Common Stock Purchase Warrant		(5)
Shares of Common Stock underlying Representative’s Common Stock Purchase Warrant(2)(6)	$937,500.00	$108.94
Total Registration Fee	$28,986,000.00	$3,368.17

(1)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	Includes shares the underwriters have the option to purchase to cover over-allotments, if any.

(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(i) under the Securities Act.

(5)	No registration fee required pursuant to Rule 457(g) under the Securities Act.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on an estimated proposed maximum aggregate offering price of $937,500, or 125% of $750,000 (5% of $15,000,000 ).

(7)	There will be issued warrants to purchase shares of common stock. The warrants are exercisable at a per share price equal to 125% of the public offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 6, 2015

Shares of Common Stock

Warrants to Purchase	Shares of Common Stock

Labor Smart, Inc. is offering                    shares of common stock and warrants to purchase up to an aggregate                     shares of our common stock pursuant to this prospectus to be sold in this offering. The warrants will have a per share exercise price of $ [125% of public offering price of common stock and warrants]. The warrants are exercisable immediately and will expire five years from the date of issuance. We expect to effect a 1-for- reverse stock split of our outstanding common stock just prior to the date of this prospectus.

Our common stock is quoted on the OTC Pink under the symbol “LTNC”. We intend to apply for listing of our common stock on The NASDAQ Capital Market under the symbol “LTNC”. No assurance can be given that our application will be approved. On February 5, 2015, the last reported sale price for our common stock on the OTC Pink was $0.0003 per share. There is no established trading market for the warrants.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Per Share		Per Warrant		Total
Public offering price	$		$		$
Underwriting discounts and commissions (1)	$		$		$
Proceeds, before expenses, to us	$		$		$

(1)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to , the representative of the underwriters. See “Underwriting” for a description of compensation payable to the underwriters.

We have granted a 45-day option to the representative of the underwriters to purchase up to         additional shares of common stock and warrants solely to cover over-allotments, if any.

The underwriters expect to deliver our shares and warrants in the offering on or about        , 2015.

 You should rely only on the information contained in this prospectus that we may specifically authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained in this prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

 For investors outside the United States: We have not and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Unless otherwise stated or the context requires otherwise, references in this prospectus to the “Company”, “Labor Smart, Inc.”, “we”, “us”, or “our” refer to Labor Smart, Inc.

LABOR SMART, INC.

Business Overview

Labor Smart, Inc. was incorporated in the State of Nevada on May 31, 2011. We are an emerging provider of temporary employees to the construction, manufacturing, hospitality, restoration and retail industries. We provide unskilled and semi-skilled temporary workers to our customers. We have rapidly grown from two branch offices at November 2011 to thirty branch offices at January 13, 2015. The majority of our growth in branch offices was achieved by opening our own locations. We acquired a total of four branch offices through our acquisition of Qwik Staffing and Shirley’s Employment. Our annual revenues grew from approximately $7.1 million to $16.6 million from 2012 to 2013. This revenue growth has been generated both by opening new branch offices and by continuing to increase revenue at existing branch offices.

Our mission is to be the provider of choice to our growing community of customers, with a service-focused approach, that positions us as a resource and partner for their business.

Seasonality

Generally, we expect our revenues to be higher and gross margin percent to be higher during the second and third fiscal quarters as compared to the first and fourth fiscal quarters each year. During the second and third quarters we receive the majority of our contracts to supply labor to construction firms. Contracts for construction work tends to be both larger in dollar amount and to be more profitable than our other contracts. However, the effects of seasonality is partially muted by our rapid revenue growth rate.

Growth Strategy

Historically, our growth strategy has been heavily focused on new branch office openings, growth in revenue from existing offices, and closing one small acquisition per year. On June 14, 2014, we secured a large deductible worker’s compensation insurance policy which resulted in us becoming substantially self-insured. We have adjusted our growth strategy based on this significant change to the fundamentals of our business.

At December 31, 2013, we had 15 branches and at January 13, 2015, we had 30 branches. The increase in branches was due to fourteen branches added through internal growth and one branch added through acquisition. We added two branches on September 29, 2014 as disclosed and we closed one underperforming branch location.

 Market Opportunity

In fiscal 2015, we will seek opportunities to open new branches, though our new branch openings will be much less substantial than in prior years as we shift our expansion strategy to be more acquisition centric. Selection of these locations will be more strategic than in prior years. We will, when possible, open locations based on needs of already existing clients.

Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	being permitted to present two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of the first sale of our securities under an effective registration statement under the Securities Act, which occurred in 2012; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th. We may choose to take advantage of some but not all of these exemptions. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

 Our Risks and Challenges

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary. These risks include, but are not limited to, the following:

•	We have a limited operating history, have incurred losses, and can give no assurance of profitability.

•	Our business is significantly affected by fluctuations in general economic conditions.

•	We may incur employment related and other claims that could materially harm our business.

•	We operate in a highly competitive business.

•	We may be unable to attract and retain sufficient qualified temporary workers.

•	Loss of Ryan Schadel, our president and Chief Executive Officer, could impair our ability to operate.
•	Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are not related to operations.

•	Our management will have broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree or which do not produce beneficial results.

•	You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future as we do further financings and transactions.

Corporate Information

We were incorporated in the State of Nevada on May 31, 2011. Our principal executive offices are located at 3270 Florence Road, Suite 200, Powder Springs, Georgia 30127 and our telephone number is (770) 222-5888. Our website address is www.laborsmart.com. The information on our website is not part of this prospectus.  We have included our website address as a factual reference and do not intend it to be an active link to our website.

The Offering

Securities offered by us

  shares of common stock (           shares if the underwriters exercise their over-allotment option in full) and warrants to purchase up to an aggregate of            shares of common stock (warrants to purchase up to an aggregate of            shares of common stock if the underwriters exercise their over-allotment option in full).

Common stock to be outstanding after this offering

  shares (           shares if the warrants are exercised in full). If the underwriters’ over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be            (           shares if the warrants are exercised in full).

Description of warrants	The warrants will have a per share exercise price equal to $ [125% of the public offering price of the common stock and warrants]. The warrants are exercisable immediately and expire five years from the date of issuance.

Use of proceeds	We expect to use the net proceeds received from this offering for acquisitions and working capital and general corporate purposes. While we regularly seek and evaluate possible acquisition opportunities, we have no material definitive agreements, commitments, understandings or arrangements with respect to any acquisitions. See “Use of Proceeds” on page 14.

Risk factors	See “Risk Factors” beginning on page 8 and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

OTC Pink trading symbol	LTNC

Proposed NASDAQ Capital Market listing symbol for our common stock	We intend to apply for listing of our common stock on The NASDAQ Capital Market under the symbol “LTNC”. There can be no assurance that our application will be approved.

Unless we indicate otherwise, all information in this prospectus:

•	reflects a 1-for- reverse stock split of our issued and outstanding shares of common stock, options and warrants to be effected just prior to the date of this prospectus and the corresponding adjustment of all common stock price per share and stock option and warrant exercise price per share;
•	is based on ____ shares of common stock issued and outstanding as of _________, 2015;
•	assumes no exercise by the underwriters of their option to purchase up to an additional shares of common stock and warrants to cover over-allotments, if any;
•	excludes ____ shares of our common stock issuable upon exercise of outstanding stock options under our 2012 Stock Incentive Plan at a weighted average exercise price of $____per share as of ______, 2015;
•	excludes ______ shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $____ per share as of ________, 2015;
•	excludes 51 shares of our common stock issuable upon conversion of our 51 shares of outstanding Series A Preferred Stock;
•	excludes __________________ shares of our common stock issuable upon conversion of outstanding convertible notes at a weighted average exercise price of $___ per share as of ________, 2015;
•	excludes shares of our common stock issuable upon conversion of outstanding convertible notes with variable conversion prices of ___________; and
•	excludes shares of common stock underlying the warrants to be issued to the underwriters in connection with this offering.

Summary Consolidated Financial Data

The following table sets forth our summary statement of operations data for the years ended December 31, 2012 and 2013 derived from our audited financial statements and related notes included elsewhere in this prospectus. The summary financial data for the nine months ended September 26, 2014 and September 30, 2013 and as of September 30, 2014, are derived from our unaudited financial statements appearing elsewhere in this prospectus and are not indicative of results to be expected for the full year. Our financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States. The results indicated below are not necessarily indicative of our future performance. You should read this information together with the sections entitled “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.  As reported on our Current Report on Form 8-K which was filed with the Securities and Exchange Commission on May 20, 2014, on May 20, 2014, we changed our fiscal year end from December 31 to a 52-53 week fiscal year ending on the Friday closest to December 31. The change is intended to align our fiscal periods more closely with the seasonality of our business and improve comparability with industry peers. This change was effective with the end of our fiscal second quarter ended June 27, 2014. The change to a 52-53 week fiscal year is being retroactively applied as if it was adopted as of January 1, 2014. Our last fiscal year ended on December 26, 2014.

	Nine Months Ended September 26, 2014	Nine Months Ended September 30, 2013	Year Ended December 31, 2013	Year Ended December 31, 2012
Summary of Operations Data:
Revenues	$18,078,661	$11,886,084	$16,651,885	$7,175,846
Costs of Sales	13,890,193	10,015,513	13,953,122	5,955,679
Gross profit	4,188,468	1,870,571	2,698,763	1,220,167
Operating expenses
Professional fees	212,272	220,933	308,515	41,131
Stock-based compensation for services	119,257	539,721	801,915	210,600
Payroll	1,773,150	848,980	1,620,859	549,371
Bad debt	113,375	0	215,255	64,318
Loss on sale of receivables	0	125,602	90,826	126,321
General and administrative	2,484,116	1,275,344	1,398,877	527,957
Total operating expenses	4,702,170	3,010,580	4,436,247	1,519,698
Operating Loss	(513,702)	(1,140,009)	(1,737,484)	(299,531)
Other income (expenses)
Interest and finance expense	(2,913,386)	(708,641)	(1,035,031)	(145,173)
Interest income	0	73	73	0
Gain on change in fair value of derivative liability	357,842	15,912	45,222	0
Loss on sale of securities	(15,437)	2,916	4,240	(4,761)
Total other income (expenses)	(2,570,981)	(689,740)	(985,496)	(149,934)
Net loss	($3,084,683)	($1,829,749)	($2,722,980)	($449,465)
Other comprehensive income (loss):
Unrealized gain on marketable securities	73,435	(3,372)	(6,938)	6,252
Other comprehensive income (loss)	73,435	(3,372)	(6,938)	6,252
Comprehensive loss	($3,011,248)	($1,833,121)	($2,729,918)	($443,213)
Basis loss per common shares	($0.13)	($0.10)	($0.14)	($0.03)

	As at September 26, 2014	As at September 26, 2014 Pro forma, as adjusted (1)
Balance Sheet Data:
Cash	$440,181
Total assets	$5,353,566
Total liabilities	$7,731,188
Total stockholder's deficit	($2,377,622)

(1) Pro forma, as adjusted amounts give effect to the sale of the common stock and warrants in this offering at the assumed public offering price of $       per share and $       per warrant, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. Our business, operating results and financial condition could be harmed and the value of our common stock could go down due to any of these risks, and you could lose all or a part of your investment.

Risks Related to our Business

We have a limited operating history, have incurred losses, and can give no assurance of profitability.

We were formed and commenced operations in May 2011. We incurred net losses of $3,084,683 and $1,829,749 for the nine months ended September 26, 2014 and September 30, 2013, respectively. We incurred net losses of $2,722,980 and $449,465 for the years ended December 31, 2013 and December 31, 2012, respectively. As of September 26, 2014, we have an accumulated deficit of $6,278,461. We have a limited operating history on which investors can evaluate our potential for future success. Potential investors should evaluate us in light of the expenses, delays, uncertainties, and complications typically encountered by early-stage businesses, many of which will be beyond our control. These risks include, an unstable economy, competition, inexperienced management, lack of sufficient capital, and lack of brand recognition. There is no assurance we will achieve or maintain profitability.

Our business is significantly affected by fluctuations in general economic conditions.

The demand for our blue-collar staffing services is highly dependent upon the state of the economy and upon the staffing needs of our customers. As economic activity slows, companies tend to reduce their use of temporary employees before terminating their employees. Significant declines in demand and corresponding revenues can result in expense de-leveraging, which would result in lower profit levels. Any variation in the economic condition or unemployment levels of the United States or in the economic condition of any region or specific industry in which we have a significant presence may severely reduce the demand for our services and thereby significantly decrease our revenues and profits. Deterioration in economic conditions or the financial or credit markets could also have adverse impacts on our customers' ability to pay us for services we have already provided.

 We may incur employment related and other claims that could materially harm our business.

We employ individuals on a temporary basis and place them in our customers' workplaces. We have minimal control over our customers' workplace environments. As the employer of record of our temporary workers, we incur a risk of liability for various workplace events, including claims for personal injury, wage and hour violations, discrimination or harassment, and other actions or inactions of our temporary workers. In addition, some or all of these claims may give rise to litigation including class action litigation. A material adverse impact on our financial statements also could occur for the period in which the effect of an unfavorable final outcome becomes probable and can be reasonably estimated.

We cannot be certain that our insurance will be sufficient in amount or scope to cover all claims that may be asserted against us. Should the ultimate judgments or settlements exceed our insurance coverage, they could have a material effect on our business. We cannot be certain we will be able to obtain appropriate types or levels of insurance in the future, that adequate replacement policies will be available on acceptable terms or that the companies from which we have obtained insurance will be able to pay claims we make under such policies.

Unexpected changes in claim trends on our worker's compensation may negatively impact our financial condition.

We self-insure, or otherwise bear financial responsibility for, a significant portion of expected losses under our workers' compensation program. Unexpected changes in claim trends, including the severity and frequency of claims, actuarial estimates and medical cost inflation, could result in costs that are significantly different than initially reported. There can be no assurance that we will be able to increase the fees charged to our customers in a timely manner and in a sufficient amount to cover increased costs as a result of any changes in claims-related liabilities.

We actively manage the safety of our temporary workers with our safety programs and actively control costs with our network of service providers. These activities have had a positive impact of reducing current and estimated future payouts as well as creating favorable adjustments to workers’ compensation liabilities recorded in prior periods. There can be no assurance that we will be able to continue to reduce accident rates and control costs to produce these results in the future.

We operate in a highly competitive business.

The staffing services business is highly competitive and the barriers to entry are low. There are new competitors entering the market which may increase pricing pressures. In addition, long-term contracts form only a small portion of our revenue. Therefore, there can be no assurance that we will be able to retain customers or market share in the future. Nor can there be any assurance that we will, in light of competitive pressures, be able to become or remain profitable.

We may be unable to attract and retain sufficient qualified temporary workers.

We compete with other temporary staffing companies to meet our customer needs and we must continually attract qualified temporary workers to fill positions. Attracting and retaining some skilled temporary employees depends on factors such as desirability of the assignment, location, and the associated wages and other benefits. We have in the past experienced worker shortages and we may experience such shortages in the future. Further, if there is a shortage of temporary workers, the cost to employ these individuals could increase. If we are unable to pass those costs through to our customers, it could materially and adversely affect our business.

Acquisitions and new business ventures may have an adverse effect on our business.

We expect to continue making acquisitions and entering into new business initiatives as part of our business strategy. This strategy may be impeded, however, if we cannot identify suitable acquisition candidates or new business initiatives, or if acquisition candidates are not available under terms that are acceptable to us. Future acquisitions could result in our incurring debt and contingent liabilities, an increase in interest expense, an increase in amortization expense, and/or significant charges related to integration costs. Acquisitions and new business initiatives involve significant challenges and risks, including that they may not advance our business strategy, we may not realize our anticipated return on our investment, we may experience difficulty in integrating operations, or management's attention may be diverted from our other business. These events could cause material harm to our business, operating results, or financial condition.

Loss of Ryan Schadel, our President and Chief Executive Officer, could impair our ability to operate.

If we lose our key employees, such as Ryan Schadel, our President and Chief Executive Officer, our business could suffer. Our success is highly dependent on our ability to attract and retain qualified management personnel. We are highly dependent on our management and the loss of Mr. Schadel’s services could have a material adverse effect on our operations. If we were to lose Mr. Schadel’s services, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies.

If we are unable to continue as a going concern, investors may face a complete loss of their investment.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in this prospectus. If our business fails, our investors may face a complete loss of their investment.

We may not be able to attain profitability without additional funding, which may be unavailable.

Unless we begin to generate sufficient revenues, on a consistent basis, to sustain an ongoing business operation, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing, under acceptable terms and conditions, is not available. In the event our cash resources are insufficient to continue operations we intend to consider raising additional capital through offerings and sales of equity or debt securities. In the event we are unable to raise sufficient funds, we will be forced to terminate business operations. The possibility of such an outcome presents the risk of a complete loss of your investment in our securities.

The costs, expenses and complexity of SEC reporting and compliance may inhibit or severely restrict our operations.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with these complex requirements are substantial and require extensive consumption of our time as well as retention of expensive specialists in this area. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

Competitors with more resources may force us out of business.

The market for customers is intensely competitive and such competition is expected to continue to increase. Generally, our actual and potential competitors are larger companies with longer operating histories, greater financial and marketing resources, with superior name recognition and an entrenched client base. Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing. Competition by existing and future competitors could result in our inability to secure an adequate customer base sufficient enough to support our endeavors. We cannot be assured that we will be able to compete successfully against present or future competitors or that the competitive pressure we may face will not force us to cease operations.

Risks Related to our Common Stock and this Offering

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are not related to operations.

Our common stock currently trades on a limited basis on the OTC Pink marketplace. Trading of our stock through OTC Pink marketplace is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in our common stock or warrants in which case it could be difficult for shareholders to sell their common stock or warrants. Although we intend to apply for listing our common stock on the NASDAQ Capital Market there can be no assurance that our application will be approved, or if approved, that we will be able to sustain such a listing. The market price of our common stock and warrants could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock or warrants, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Investors may have difficulty liquidating their investment because our stock is subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on a national securities exchange). The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, thereby reducing the level of trading activity in any secondary market that may develop for our shares. Consequently, shareholders in our securities may find it difficult to sell their securities, if at all.

We do not currently intend to pay dividends on our common stock so consequently your ability to achieve a return on your investment will depend on appreciation in the price our common stock.

Prospective investors should not anticipate receiving any dividends from our common stock. We intend to retain future earnings, if any, to finance our growth and development and do not plan to pay cash or stock dividends. The lack of dividend potential may discourage prospective investors from purchasing our common stock.

The continued sale of our equity securities will dilute the ownership percentage of our existing stockholders and may decrease the market price of our common stock.

Given our lack of financial resources and the doubtful prospect that we will earn significant profits in the next several years, we will require additional financing which will result in dilution to our existing stockholders. In short, our continued need to sell equity will result in reduced percentage ownership interests for all of our investors, which may decrease the market price for our common stock.

Price adjustment provisions in the warrants being sold in this offering may make it more difficult and expensive for us to raise additional capital in the future and may result in further dilution to investors in this offering.

The warrants offered hereby provide that the exercise price will adjust to the lowest price per share at which additional shares (with certain exceptions) are issued or deemed to be issued (a “full-ratchet” adjustment). Because these price adjustment provisions will have the effect of lowering the price at which shares of our common stock are issued upon exercise of the warrants, if we are unable to raise additional capital at an effective price per share that is higher than the exercise price of these warrants, these provisions may make it more difficult and more expensive to raise capital in the future. In addition, a reduction in the exercise price of our warrants may result in additional dilution in the per share net tangible book value of the common stock you purchase in this offering to the extent that the adjusted exercise price of the warrants is less than the public offering price per share of the common stock being offered hereby.

There is no trading market for the warrants.

There is no trading market for our warrants and we do not intend to apply to have the warrants listed or quoted on any market or exchange. The lack of an active market may impair your ability to sell your warrants at the time you wish to sell them or at a price that you consider reasonable. The lack of any market for the warrants may also reduce the fair market value of your warrants.

The warrants are speculative in nature.

The warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $        per share (125% of the public offering price of the common stock and warrants), prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value.

The requirements of the Sarbanes-Oxley Act of 2002 and other U.S. securities laws impose substantial costs, and may drain our resources and distract our management.

We are subject to certain of the requirements of the Sarbanes-Oxley Act of 2002 in the U.S., as well as the reporting requirements under the Exchange Act.  The Exchange Act requires, among other things, filing of annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K following the happening of certain material events, with respect to our business and financial condition.  The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting.  Our existing controls have some weaknesses, as described below.  Meeting the requirements of the Exchange Act and the Sarbanes-Oxley Act may strain our resources and may divert management's attention from other business concerns, both of which may have a material adverse effect on our business.

Our management has identified internal control deficiencies, which our management believes constitutes material weaknesses.

In connection with the preparation of our financial statements for the year ended December 31, 2013, our management identified certain internal control deficiencies that, in the aggregate, represent material weaknesses. We have begun taking appropriate and reasonable steps, and will continue and complete such steps in due course, to make the necessary improvements to address these deficiencies, but the timing of such steps is uncertain and the availability of funding and resources for such steps are also uncertain. Our ability to attract qualified individuals to serve on our Board and to take on key management roles for us is also uncertain. Our failure to successfully complete the remedies of the existing weaknesses could lead to heightened risk for financial reporting mistakes and irregularities, and/or lead to a loss of public confidence in our internal controls that could have a negative effect on the market price of our common stock.

Our management will have broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree or which do not produce beneficial results.

We currently intend to use the net proceeds from this offering for acquisitions and working capital and general corporate purposes. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future as we do further financings and transactions.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to _______ shares offered in this offering at the assumed public offering price of $_______ per share and $______ per warrant, and after deducting the underwriter’s discount and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $___ per share. In addition, in the past, we issued options, warrants and convertible debentures to acquire shares of common stock and will issue warrants in this offering. To the extent these options or warrants are ultimately exercised, or convertible debentures converted, you will sustain further future dilution.

As a result of the continuously adjustable conversion price feature of our convertible debentures, our obligation to issue shares of common stock upon conversion of the debentures is limitless, which will cause dilution to our existing stockholders.

As of ___________, 2015, total indebtedness under our convertible debentures, including interest, is $________. The debentures are convertible at a conversion price equal to ______. Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The continuously adjustable conversion price feature of our convertible debentures may encourage investors to make short sales in our common stock, which could have a depressive effective on the price of our common stock, and make it more difficult for us to raise additional funds.

The downward pressure on the price of the common stock as holders of our convertible debentures convert and sell material amounts of common stock could encourage short sales by investors. Short sales by investors could place further downward pressure on the price of the common stock. The holders of our convertible debentures could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion of convertible debentures, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock. Downward pressure on the price of our common stock from consecutive conversions could result in the investors receiving payment on the debentures at successively lower conversion rates, thereby causing a successively greater dilution of our stockholders, and causing a downward spiraling effect on the price of our stock (a so-called "death spiral").  A lower price of our stock would make it more difficult for us to raise additional funds.

We are an “emerging growth company” and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We are also currently able to take advantage of certain of these exemptions as a smaller reporting company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.0 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of anniversary of the date of the completion of the first sale of our securities under an effective registration statement under the Securities Act, which occurred in 2012; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Our Chief Executive Officer is able to assert substantial control over all matters submitted to our shareholders.

There are 51 shares of Series A Preferred Stock issued and outstanding, all of which are held by Ryan Schadel, our chief executive officer. The holders of the Series A Preferred Stock vote as one class with the holders of the Common Stock and each share of Series A Preferred Stock has voting rights equal to: (x) 0.019607 multiplied by the total issued and outstanding shares of common stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. As a result, Mr. Schadel currently has the ability to exert substantial control over all matters submitted to shareholders, and his interests may differ from those of other shareholders.

Risks Related to Our Reverse Split

Our planned reverse stock split may not increase our stock price sufficiently to enable us to list our common stock on The NASDAQ Capital Market, in which case this offering will not be completed.

We expect that the 1-for-       reverse stock split of our outstanding common stock will increase the market price of our common stock so that we will be able to meet the minimum bid price requirement of the Listing Rules of The NASDAQ Capital Market. However, the effect of a reverse stock split upon the market price of our common stock cannot be predicted with certainty, and the results of reverse stock splits by companies in similar circumstances have been varied. It is possible that the market price of our common stock following the reverse stock split will not increase sufficiently for us to be in compliance with the minimum bid price requirement. If we are unable meet the minimum bid price requirement, we may be unable to list our shares on The NASDAQ Capital Market, in which case this offering will not be completed.

 Even if the reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of The NASDAQ Capital Market.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of The NASDAQ Capital Market, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of a reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain The NASDAQ Capital Market’s minimum bid price requirement. In addition to specific listing and maintenance standards, The NASDAQ Capital Market has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to the listing of our common stock.

Even if the reverse stock split increases the market price of our common stock, there can be no assurance that we will be able to comply with other continued listing standards of The NASDAQ Capital Market.

Even if the market price of our common stock increases sufficiently so that we comply with the minimum bid price requirement, there can be no assurance that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our common stock on The NASDAQ Capital Market. Our failure to meet these requirements may result in our common stock being delisted from The NASDAQ Capital Market, irrespective of our compliance with the minimum bid price requirement.

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase following the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events, and they are subject to risks and uncertainties (known and unknown) that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the following:

•	our ability to raise funds for general corporate purposes and operations;
•	uncertainties relating to general economic and business conditions;
•	industry trends and changes in demand for our services;
•	uncertainties relating to customer plans and commitments and the timing of placement orders from customers;
•	announcements or changes in our pricing policies or that of our competitors;
•	availability of management and other key personnel; and
•	the other factors discussed in the “Risk Factors” section and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology, such as  “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required under applicable law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the common stock and warrants offered pursuant to this prospectus will be approximately $            million, or approximately $            million if the underwriters exercise in full their option to purchase    additional shares and warrants, after deducting the underwriting discount and the estimated offering expenses that are payable by us.

We currently intend to use the net proceeds from this offering for acquisitions and for working capital and general corporate purposes. While we regularly seek and evaluate possible acquisition opportunities, we have no material definitive agreements, commitments, understandings or arrangements with respect to any acquisitions.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

PRICE RANGE OF COMMON STOCK

Our common stock is quoted on the OTC Pink marketplace. The table below sets forth the high and low prices for our common stock for the last two recent fiscal years. Quotations reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions.

	High	Low
Year ending December 31, 2014
First Quarter	.50	.17
Second Quarter	.42	.20
Third Quarter	.26	.10
Fourth Quarter	.082	.0012

Year ended December 31, 2013
Fourth Quarter	.33	.17
Third Quarter	.38	.23
Second Quarter	.56	.20
First Quarter	.82	.10

As of February 6, 2015, we had 44 stockholders of record of our common stock.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all future earnings, if any, to fund the ongoing development and growth of our business.  We do not currently anticipate paying any cash dividends in the foreseeable future.

DILUTION

If you invest in our securities, your interest will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after giving effect to this offering.

Our pro forma net tangible book value as of September 26, 2014 was approximately $       million or $       per share of common stock, based upon shares outstanding after giving effect to issuances of our common stock from September 26, 2014 through and immediately prior to the date of this offering. After giving effect to the sale of the shares and warrants in this offering at the assumed public offering price of $       per share and after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at September 26, 2014 would have been approximately $       million or $       per share. This represents an immediate increase in pro forma net tangible book value of approximately $       per share to our existing stockholders, and an immediate dilution of $       per share to investors purchasing shares in the offering.

Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

The following table illustrates the per share dilution to investors purchasing shares in the offering:

Assumed public offering price per share		$
Pro forma net tangible book value per share as of September 26, 2014	$
Increase in net tangible book value per share attributable to this offering	$
Pro forma as adjusted net tangible book value per share after this offering		$
Amount of dilution in net tangible book value per share to new investors in this offering		$

The information above assumes that the underwriters do not exercise their over-allotment option. If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value will increase to $       per share, representing an immediate increase to existing stockholders of $       per share and an immediate dilution of $ per share to new investors. If any shares are issued upon exercise of outstanding options, warrants, convertible debt, or convertible preferred stock, new investors will experience further dilution.

CAPITALIZATION

The following table sets forth our capitalization, as of September 26, 2014:

•	on an actual basis;

•	on a pro forma basis to give effect to the issuance of common stock, convertible debt and Series A Preferred Stock from September 26, 2014 through and immediately prior to the date of this prospectus; and;

•	on a pro forma, as adjusted basis to give effect to (i) the issuance of shares of common stock and Series A Preferred Stock from September 26, 2014 through and immediately prior to the date of this prospectus and (ii) the sale of the shares and warrants in this offering at the assumed public offering price of $ per share and $ per warrant, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us..

You should consider this table in conjunction with our financial statements and the notes to those financial statements included elsewhere in this prospectus.

As of September 26, 2014
	Actual	Pro forma	Pro forma, as adjusted

Series A Preferred stock, $.001 par value, 51
shares authorized; none issued and outstanding actual and 51 shares issued and outstanding Pro forma and Pro forma as adjusted
Common stock; $0.00001 par value; 1,000,000,000 shares authorized,
28,557,173 shares issued and outstanding actual, _____ shares issued outstanding Pro forma, _______ shares issued and outstanding
Pro forma, as adjusted

Additional paid-in capital
Accumulated deficit
Accumulated other comprehensive income (loss)
Total stockholder's equity (deficit)
Total liabilities and stockholders' deficit

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

Labor Smart, Inc. was incorporated in the State of Nevada on May 31, 2011. We are an emerging provider of temporary employees to the construction, manufacturing, hospitality, restoration and retail industries. We provide unskilled and semi-skilled temporary workers to our customers. We have rapidly grown from two branch offices at November 2011 to thirty branch offices at September 26, 2014. The majority of our growth in branch offices was achieved by opening our own locations. We acquired a total of four branch offices through our acquisition of Qwik Staffing and Shirley’s Employment. Our annual revenues grew from approximately $7.1 million to $16.6 million from 2012 to 2013. This revenue growth has been generated both by opening new branch offices and by continuing to increase revenue at existing branch offices.

Our mission is to be the provider of choice to our growing community of customers, with a service-focused approach, that positions us as a resource and partner for their business.

Seasonality

Generally, we expect our revenues to be higher and gross margin percent to be higher during the second and third fiscal quarters as compared to the first and fourth fiscal quarters each year. During the second and third quarters we receive the majority of our contracts to supply labor to construction firms. Contracts for construction work tends to be both larger in dollar amount and to be more profitable than our other contracts. However, the effects of seasonality is partially muted by our rapid revenue growth rate.

Growth Strategy

Historically, our growth strategy has been heavily focused on new branch office openings, growth in revenue from existing offices, and closing one small acquisition per year. On June 14, 2014, we secured a large deductible worker’s compensation insurance policy which resulted in us becoming substantially self-insured. We have adjusted our growth strategy based on this significant change to the fundamentals of our business.

We are aggressively pursuing acquisitions that fit well with our culture and will continue to seek more acquisition opportunities than in prior years. This major shift in focus is directly related to our new large deductible worker’s compensation policy. Our industry is very fragmented. We have invested heavily in our corporate infrastructure in the last two years. We believe we can execute acquisitions with an investment of one to four times EBITDA of the seller and immediately recognize economies of scale and a reduced cost of sales for the acquired customer lists as it is integrated into our operations. With our experienced management team, we believe we can successfully execute and close acquisitions totaling $20-$40 million in revenue in 2015.

In fiscal 2015, we will seek opportunities to open new branches, though our new branch openings will be much less substantial than in prior years as we shift our expansion strategy to be more acquisition centric. Selection of these locations will be more strategic than in prior years. We will, when possible, open locations based on needs of already existing clients.

At December 31, 2013, we had 15 branches and at September 26, 2014, we had 30 branches. The increase in branches was due to fourteen branches added through internal growth and one branch added through acquisition. Subsequent to the 3rd Quarter of 2014, we added two branches and we closed one underperforming branch location.

Use of Non-GAAP Financial Information

In addition to GAAP results, this prospectus also includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. We define EBITDA as net income, plus interest and finance expense net of interest income, provision for income taxes, depreciation and amortization. We define Adjusted EBITDA as these items plus non-recurring acquisition and expansion costs, pretax. EBITDA and Adjusted EBITDA are measures used by management to evaluate ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement that also includes, among other items, changes in working capital and the effect of non-cash charges). Management believes these measurements are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the comparative evaluation of companies. Because not all companies use identical calculations, our presentation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.  EBITDA and Adjusted EBITDA are not recognized terms under GAAP, do not purport to be alternatives to, and should be considered in addition to, and not as a substitute for or superior to, net income (loss) as a measure of operating performance or to cash flows from operating activities or any other performance measures derived in accordance with GAAP as a measure of liquidity. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use as they do not reflect certain cash requirements, such as interest payments, tax payments and debt service requirements.

Pursuant to the requirements of Regulation G, a reconciliation of EBITDA and Adjusted EBITDA to GAAP net loss has been provided in the table below.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA

(UNAUDITED)

Three Months Ended September 26, 2014
GAAP, net loss	$(1,087,328)
Add:
Provision for income taxes	—
Interest and finance expense, net	1,165,075
Depreciation and amortization	43,830
EBITDA	121,577
Non-recurring acquisition and expansion costs	223,154
Adjusted EBITDA	$344,731

Results of Operations – Three Months Ended September 26, 2014 as Compared to Three Months Ended September 30, 2013

Summary of Operations:

Revenue for the three months ended September 26, 2014 was $6,847,744 as compared to $5,345,172 for the three months ended September 30, 2013, an increase for the three months ended September 26, 2014 of $1,502,572 or 28%. This increase was due to improved revenue from existing branches and the opening of new branches in the first half of fiscal 2014 as well as our acquisition of Shirley’s Employment. Of the 15 branches that were open at September 30, 2013, revenue for the three months ended September 26, 2014 was $6,013,592, representing a 12.5% increase in same branch revenue in a year over year comparison.

Cost of Services:

Cost of services was 75% of revenue for the three months ended September 26, 2014 and83% for the three months ended September 30, 2013.  Cost of services mainly consists of payroll and worker’s compensation expense for our laborers which was $4,998,853 or73% and $133,883 or2% of revenues, respectively for the three months ended September 26, 2014 and $ 4,925,231 or72% and $207,505 or3% of revenues, respectively for the three months ended September 30, 2013.

Selling, General and Administrative Expenses (SG&A):

General and administrative fees were 14% of revenue for the three months ended September 26, 2014 and 10% for the three months ended September 30, 2013.

For the three months ended September 26, 2014, of our total $1,816,435 in operating expenses, $83,130 is attributable to professional fees including legal, accounting, and consulting services, $26,260 in stock based compensation related to vesting of stock options, $738,563 to staff payroll expenses, $17,329 to bad debts, and $951,153 to general and administrative fees.

For the three months ended September 30, 2013, of our total $1,076,595 in operating expenses, $57,045 is attributable to professional fees including legal, accounting, and consulting services, $69,483 in stock based compensation related to consulting fees, $388,385 to staff payroll expenses, $32,242 for loss on sale of receivables and $529,440 to general and administrative expenses.

Other income (expenses)

Other income (expenses) mainly consists of interest and finance expense of $1,165,075 and $272,437 for the three months ended September 26, 2014 and September 30, 2013, respectively, and gain on changes in fair value in derivative liability of $191,192 and $15,912 for the three months ended September 26, 2014 and September 30, 2013, respectively. Interest and finances expense is largely due to amortization of debt discount on our convertible notes. Gain on changes in fair value in derivative liability is due to the decrease in our share stock.  A fluctuation in our stock price is the most significant driver for changes in the fair value of our derivative instruments.

Results of Operations – Nine months Ended September 26, 2014 as Compared to Nine months Ended September 30, 2013

Summary of Operations:

Revenue for the nine months ended September 26, 2014 was $18,078,661 as compared to $11,886,084 for the nine months ended September 30, 2013. An increase for the nine months ended September 26, 2014 of $6,192,577 or 52%.

Cost of Services:

Cost of services was 77% of revenue for the nine months ended September 26, 2014 and 84% for the nine months ended September 30, 2013. Cost of services mainly consists of payroll and worker’s compensation expense for our laborers which was $13,137,228 or 73% and $752,965 or 4% of revenues, respectively for the nine months ended September 26, 2014 and $9,670,540 or 81% and $344,973 or 3% of revenues, respectively for the nine months ended September 30, 2013.

Selling, General and Administrative Expenses (SG&A):

General and administrative fees were 14% of revenue for the nine months ended September 26, 2014 and 11% for the nine months ended September 30, 2013.

For the nine months ended September 26, 2014, of our total of $4,702,170 in operating expenses, $212,272 is attributable to professional fees including legal, accounting, and consulting services, $119,257 in stock based compensation related to vesting of stock options, $1,773,150 to staff payroll expenses, $113,375 to bad debts, and $2,484,116 to general and administrative fees.

For the nine months ended September 30, 2013, of our total $3,010,580 in operating expenses, $220,933 is attributable to professional fees including legal, accounting, and consulting services, $539,721 in stock based compensation related to consulting fees, $848,980 to staff payroll expenses, $125,602 for loss on sale of receivables and $1,275,344 to general and administrative expenses.

Other income (expenses)

Other income (expenses) mainly consists of interest and finance expense of $2,913,386 and $708,641 for the nine months ended September 26, 2014 and September 30, 2013, respectively, and gain on changes in fair value in derivative liability of $357,842 and $15,912 for the three months ended September 26, 2014 and September 30, 2013, respectively. Interest and finances expense is largely due to amortization of debt discount on our convertible notes. Gain on changes in fair value in derivative liability is due to the decrease in our share stock. A fluctuation in our stock price is the most significant driver for changes in the fair value of our derivative instruments.

Year ended December 31, 2013 as compared to the year ended December 31, 2012

Summary of Operations:

Revenue for the year ended December 31, 2013 was $16,651,885 as compared to $7,175,846 for the year ended December 31, 2012, an increase for the year ended December 31, 2013 of $9,476,039 or 132%.

Cost of Services:

Cost of services was 84% of revenue for the year ended December 31, 2013 and 83% for the year ended December 31, 2012. Cost of services mainly consists of payroll related and worker’s compensation expense for our laborers which was $13,485,552 or 81% and $467,570 or 3% of revenues, respectively for the year ended December 31, 2013 and $5,718,583 or 80% and $237,096 or 3% of revenues, respectively for the year ended December 31, 2012.

Selling, General and Administrative Expenses (SG&A):

General and administrative fees were 8% of revenue for the year ended December 31, 2013 and 7% for the year ended December 31, 2012.

For the year ended December 31, 2013, of our total $4,436,247 in operating expenses, $308,515 is attributable to professional fees including legal, accounting, and consulting services, $801,915 in stock based compensation related to consulting fees, $1,620,859 to staff payroll expenses, $90,826 for loss on sale of receivables, $215,255 for bad debt expense and $1,398,877 to general and administrative expenses.

For the year ended December 31, 2012, of our total $1,519,698 in operating expenses, $41,131 is attributable to professional fees including legal, accounting, and consulting services, $210,600 in stock based compensation related to consulting fees, $549,371 to staff payroll expenses, bad debt expense to $64,318, $126,321 for loss on sale of receivables and $527,957 to general and administrative fees.

Liquidity and Capital Resources

We have funded our operations to date primarily through the sale of equity, invoice factoring, convertible notes payable and shareholder loans. Based on our current operating plan, we anticipate that we have sufficient cash and cash equivalents to fund our operations into the coming months. We will require additional cash to fund our operating plan past that time. If the level of sales anticipated by our financial plan are not achieved or our working capital requirements are higher than planned, we will need to raise additional cash sooner or take actions to reduce operating expenses. We are implementing plans to reduce our costs of capital and improve our revenue. If we cannot generate adequate cash by implementing these steps, we plan to obtain additional cash through the issuance of equity or debt securities. There can be no assurance that additional cash will be available or that, if available, it will be available on terms acceptable to us on a timely basis. If adequate funds are not available on a timely basis, we intend to limit our operations to extend our funds as we pursue other financing opportunities and business relationships. This limitation of operations could include reducing our planned investment in working capital to fund revenue growth and result in reductions in staff, operating costs, and capital expenditures.

Net cash used in operations was $2,902,451 during the nine months ended September 26, 2014. Net cash flows used in operating activities for the nine months ended September 26, 2014 mainly consisted of a net loss of $3,084,683 adjusted for stock based compensation of $119,257, financing fees of $2,389,537, by an increase of $1,760,776 in accounts receivable and an increase of $162,507 in payroll taxes payable.

Net cash used in operations was $604,645 during the nine months ended September 30, 2013. Net cash flows used in operating activities for the nine months ended September 30, 2013 mainly consisted of a net loss of $1,829,749 adjusted for stock based compensation of $539,721, financing fees of $660,088, an increase of our off-balance sheet receivables factoring of $570,771, by an increase of $1,477,838 in accounts receivable and an increase of $847,642 in payroll taxes payable.

Cash used in investing activities totaled $238,699 for the nine months ended September 26, 2014. Net cash flows used by investing activities consists of assets acquired in asset purchase agreement of $120,797, the purchase of fixed assets of $75,754 and $99,339 in the purchase of marketable securities offset by $57,191 in proceeds from the sale of marketable securities.

Cash used in investing activities totaled $131,059 for the nine months ended September 30, 2013. Net cash flows used by investing activities consists of assets acquired in asset purchase agreement of $150,000 and $966,696 in the purchase of marketable securities offset by $986,825 in proceeds from the sale of marketable securities.

Net cash provided by financing activities totaled $3,402,792 for the nine months ended September 26, 2014. Net cash flows from financing activities consisted of proceeds from convertible notes payable of $3,844,823, offset by payments on a convertible note payable of $941,039, payments on related party notes of $27,581, net amount received of $618,031 from factor and payments towards a contingent liability of $91,442.

Net cash provided by financing activities totaled $848,552 for the nine months ended September 30, 2013. Net cash flows from financing activities consisted of proceeds from the sale of common stock of $100,000, proceeds from convertible promissory notes payable of $1,033,200, offset by payments on a convertible promissory note payable of $103,500, payments on related party notes of $129,962, payments towards a contingent liability of $37,626 and payment for financed insurance premiums of $13,560.

Our continued capital needs will depend on branch operating performance, our ability to control costs, and the continued impact from our expansion plans in 2014.

Net cash used in operations was $1,524,975 during the year ended December 31, 2013. Net cash flows used in operating activities for the year ended December 31, 2013 mainly consisted of a net loss of $2,722,980 adjusted for stock based compensation of $801,915, interest and financing fees of $698,585, a decrease of our off-balance sheet receivables factoring of $291,708, offset by an increase of $1,153,774 in accounts receivable and an increase of $908,507 in payroll taxes payable.

Net cash used in operations was $131,606 during the year ended December 31, 2012. Net cash flows used in operating activities for the year ended December 31, 2013 mainly consisted of a net loss of $449,465 adjusted for stock based compensation of $185,000, interest and financing fees of $124,242, an increase of our off-balance sheet receivables factoring of $291,708, offset by an increase of $995,050 in accounts receivable and an increase of $553,709 in payroll taxes payable.

Cash used in investing activities totaled $130,433 for the year ended December 31, 2013. Net cash flows used by investing activities consists of $150,000 paid towards the asset purchase agreement, purchase of fixed assets of $1,188 and $1,833,129 in the purchase of marketable securities offset by $1,853,884 in proceeds from the sale of marketable securities.

Cash used in investing activities totaled $26,933 for the year ended December 31, 2012. Net cash flows used by investing activities consists of $28,469 in the purchase of marketable securities offset by $1,536 in proceeds from the sale of marketable securities.

Net cash provided by financing activities totaled $1,709,059 for the year ended December 31, 2013. Net cash flows from financing activities consisted of proceeds from convertible notes payable of $1,630,200, proceeds from the issuance of common stock of $100,000 offset by payments on a convertible note payable of $607,500, payments on related party notes of $173,962, proceeds from loan payable to factor $865,321, payments towards a contingent liability of $89,840, and payments on financed insurance premiums of $15,160.

Cash provided by financing activities totaled $218,316 for the year ended December 31, 2012. The proceeds were generated from the issuance of convertible notes of $120,000, shareholder loans of $210,000 offset by repayments of $110,000, and payments on financed insurance premiums of $1,684.

Assets and Liabilities:

At September 26, 2014, we had total current assets of approximately $4,431,647 and current liabilities of approximately $7,677,139. Included in current assets are trade accounts receivable of approximately $3,702,213, prepaid expenses of $170,602, and deferred financing costs of $7,199. Accounts receivable are recorded at the invoiced amounts. We regularly review our accounts receivable for collectability. We will typically refer overdue balances to a collection agency at 120 days and the collection agent pursues collection for another 60 days. Most balances over 120 days past due are written off, as it is probable the receivable will not be collected. We wrote down $113,375 in bad debt included in S,G,&A during the nine months ended September 26, 2014. As our business matures, we will continue to monitor and seek to improve our historical collection ratio and aging experience with respect to trade accounts receivable. As we grow, our historical collection ratio and aging experience with respect to trade accounts receivable will continue to be important factors affecting our liquidity.

At December 31, 2013, we had total current assets of approximately $2,239,784 and current liabilities of approximately $3,611,938. Included in current assets are trade accounts receivable of approximately $1,941,437, prepaid expenses of $45,497, and deferred financing costs of $57,748. Accounts receivable are recorded at the invoiced amounts. We regularly review our accounts receivable for collectability. We will typically refer overdue balances to a collection agency at 120 days and the collection agent pursues collection for another 60 days. Most balances over 120 days past due are written off, as it is probable the receivable will not be collected. As our business matures, we will continue to monitor and seek to improve our historical collection ratio and aging experience with respect to trade accounts receivable. As we grow, our historical collection ratio and aging experience with respect to trade accounts receivable will continue to be important factors affecting our liquidity.

Financing:

On July 24, 2013, we terminated a month-to-month financing agreement with Riviera Finance LLC (“Riviera”) that included a non-recourse factoring arrangement that provides notification factoring on substantially all our sales. Receivables were factored at a rate of 85% of the invoice face value on accepted accounts.

Our total financing costs through our facility with Riviera for the nine months ended September 26, 2014 and September 30, 2013 was $0 and $125,602, respectively, which is reflected on our Statements of Operations as a loss on sale of receivables. As collateral for repayment of any and all obligations, we granted Riviera a security interest in all our property, including, but not limited to, accounts receivable, intangible assets, contract rights, investment property, deposit accounts, and other such assets.

On July 31, 2013, we entered into a Purchase and Sale Agreement with Transfac Capital, Inc. (“Transfac”).  Under the terms of the Purchase and Sale Agreement, Transfac shall have the right, but not the obligation, to purchase up to Two Million Dollars ($2,000,000) worth of accounts receivable (the “Maximum Advances”) of ours.  For each account receivable purchased, Transfac shall advance seventy percent (70%) of the face value of the account and the balance after receipt of full payment on the account.  As consideration, we shall pay Transfac two percent (2%) of the average monthly balance of the outstanding accounts purchased, with a minimum of one half of one percent (0.5%) of the Maximum Advances per month, as long as the Purchase and Sale Agreement remains in effect.

Our total financing costs through our facility with Transfac for the nine months ended September 26, 2014 and 2013 was $218,946 and $29,664, respectively, which is reflected on our Statements of Operations as interest and finance expense. As collateral for repayment of any and all obligations, we granted Transfac a security interest in all our property, including, but not limited to, accounts receivable, intangible assets, contract rights, investment property, deposit accounts, and other such assets.

Our total financing costs through our facility with Transfac for the year ended December 31, 2013 and 2012 was $103,165 and $0, respectively, which is reflected on our Statements of Operations in interest and finance expense. As collateral for repayment of any and all obligations, we granted Transfac a security interest in all our property, including, but not limited to, accounts receivable, intangible assets, contract rights, investment property, deposit accounts, and other such assets.

On February 27, 2014, we entered into a First Amendment to Purchase and Sale Agreement (the “Amendment”) with Transfac. The Amendment amended the original Purchase and Sale Agreement executed by and between us and Transfac on July 31, 2013 (the “Agreement”). Under the terms of the Amendment, the definition of “Advance Rate” in the Agreement shall be amended to read: “Advance Rate” means eighty five percent (85%), or such other percent as may be determined from time to time by Transfac in its sole discretion. The definition of “Account Due Date” in the Agreement shall be amended to read: “Account Due Date” means eighty (80) days from the date of the invoice evidencing the Account. The definition of “Contract Term” in the Agreement shall be amended to read: “Contract Term” means an initial period of eighteen (18) months commencing on the date of this signed First Amendment to Purchase and Sale Agreement and renewal periods of one (1) year thereafter. Finally, under Section 5 of the Agreement, the following subparagraphs d) and e) were added to read: d) An invoice fee in the amount of five dollars ($5.00) for each invoice evidencing a Purchased Account or Serviced Account. e) The Administrative Fee, Supplemental Fee, Invoice Fee and other fees and charges are for administration of the Accounts, collection of the Accounts, and administration of this Agreement and are not intended to be and shall not be construed as interest. All other provisions of the Agreement shall remain in full force and effect.

Off-Balance Sheet Arrangements

As of September 26, 2014, we do not have any off-balance sheet arrangements except for our factored receivables under our agreements with Transfac Capital, Inc. The cash received from our factored receivables finance our operating expenses and are a significant source of liquidity for us. For more information about the factoring terms, see “Financing” discussion above.

Critical Accounting Policies

Our financial statements are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue, and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 2 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause an effect on our results of operations, financial position or liquidity for the periods presented in this report.

Recent Accounting Pronouncements

In February 2013, the FASB issued authoritative guidance on the reporting of reclassifications out of accumulated other comprehensive income. The guidance requires an entity to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income if the amount is reclassified to net income in its entirety in the same reporting period. The guidance is effective for fiscal years beginning after December 15, 2012, with early adoption permitted. The adoption of this guidance did not have a material effect on our financial condition, results of operations or cash flows.

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on our financial statements upon adoption.

BUSINESS

About Labor Smart

Labor Smart, Inc. was incorporated in the State of Nevada on May 31, 2011. Since inception, we have been engaged in organizational efforts, obtaining financing and deployment of our business model. We provide temporary blue-collar staffing services. We supply general laborers on demand to the light industries, including manufacturing, logistics, and warehousing, skilled trades’ people and general laborers to commercial construction industries.

Industry Summary

The on-demand temporary staffing industry developed out of the need for businesses to have flexible staffing options that would allow them to respond quickly to changing business conditions. Cyclical business environments and competitive pressures have prompted businesses to focus on cost reduction, sometimes replacing full-time employees when absent due to illness, vacation, or unplanned termination and utilizing temporary staff during peak seasons.

The on-demand temporary staffing industry is highly fragmented and the industry continues to develop specialized market segments that reflect the diverse needs of the businesses it serves. Technical skills, work history, duration of assignment, and background check requirements vary among industries and employers. We operate primarily within the short-term, skilled and unskilled segments of the on-demand temporary staffing industry. We oversee the operation of multiple locations from a single corporate office. We are a business to business service provider. The methods we use to sell and market our services to local and regional businesses vary depending on local economic factors, types of business in the geographic area, and other competitive considerations. Our sales processes can take place at varying locations including our branch offices, the customers’ worksite, or via e-commerce. Temporary employees are recruited by our branch staff for placement with our customers based upon customer requirements.

Business Strategies

Our objective is to aggressively grow our share of the on demand temporary staffing market. We plan to achieve this objective by:

-Growing revenue in existing locations

-Growing revenue through new branch openings

-Leveraging customer relationships across vertical markets

Growing revenue in existing locations: As a branch location matures, we seek to increase its revenues by expanding sales opportunities with existing customers and aggressively increasing the number of customers served. By servicing our customers with a high level of responsiveness and attention to detail, we believe additional market share and revenue growth is obtainable.

Growing revenue through new branch openings: In 2013 we opened and acquired a total of 9 branches. We will continue to rapidly open new locations based on the availability of talent in target markets and financial resources of the company. We believe that having the right talent to oversee the day to day operations of a branch is key to the success of the branch and the company as a whole.

Leveraging customer relationships across vertical markets: Due to the extensive fragmentation of our industry, we believe our expanding footprint of branches provides a competitive edge when servicing customers with a regional presence. We intend to leverage local customer relationships to seek out opportunities on a macro scale with new and existing customers.

Branch Expansion

We have grown rapidly from 6 branch locations in 2012 to 15 branch locations at January 13, 2015. Our expansion has been achieved by opening company owned branch locations and by acquisitions of branch locations that are managed day to day by Branch Managers.

We currently anticipate opening a total of 30-40 branches in 2015 and 30-40 in 2016 while establishing a nationwide presence. We may pursue acquisitions in certain circumstances and may slow or accelerate expansion based on future developments.

Operations

Branch Locations. Branch locations are offices where temporary and prospective temporary employees report prior to being placed on an assignment. Branch locations open between 5am and 6am daily depending on customer needs. Generally, the Branch Manager coordinates assignment of temporary employees to customer work orders. Prior to dispatching the temporary employee, branch staff ensure that temporary employees have the necessary Personal Protective Equipment (PPE) as needed for the assignment they are placed on. We provide PPE needed to the temporary employee at no cost to the temporary employee. Temporary employees are matched to customer assignments primarily based on the customer specific requirements such as skills, experience, and availability.

Most work orders from customers are scheduled in advance. However, a significant portion of work orders are requested on short notice by the customer.

The temporary employees are provided a work order by a branch staff member that is completed and signed by the customer. The work order shows the hours worked and allows the customer to note a request for the same or different temporary employee at a future date.

Branch locations are generally staffed with at least two full time employees including the Branch Manager and a Customer Service Representative or an Account Executive. Each branch locations sets their own hours based on business volume for accepting applications from prospective temporary employees.

Customers. Our customers are primarily businesses that require employees for manual labor such as hauling, cleaning, digging, loading, and assembly. Our customers are generally engaged in construction, freight handling, landscaping, warehousing, janitorial, disaster response, light manufacturing, retail or wholesale operations.

A new branch location initially targets the construction and janitorial industries for potential customers. We have identified these industries as having a relatively short sales cycle and ever changing workforce needs. As the branch matures, the customer base broadens and diversifies. We currently derive our business from a large number of customers.

Sales and Marketing. Generally, each branch location is responsible for its own sales and marketing efforts. The Branch Manager is primarily responsible for new customer acquisition and customer service with all branch employees being involved in customer service, and to some degree, the sales process. Our goal is for each branch to make contact with 125-200 potential customers weekly.

In the future, we plan to support branch sales efforts from a national approach. We will continue to implement sales and marketing strategies that reflect our expanding branch footprint and growing corporate infrastructure.

Management Employees and Training. We seek to hire experienced branch and multi-unit managers as part of our expansion strategy. After a thorough interview process, new staff members undergo two weeks of training at an existing branch. We are currently developing a structured training program for all branch staff members that will emphasize

Company sales and service philosophies and approaches. Additionally, we are identifying top performing Branch Managers to become Certified Training Branches, which will be responsible for training new staff hires in the future.

Workers’ Compensation Program. We maintain workers’ compensation insurance as required by state laws. In 2012, our workers’ compensation insurance for all states was carried by Lumbermen’s Underwriting, except for Ohio and Washington, states that provide state administered workers compensation pools. In January 2013, we began coverage with Zurich Insurance Group. Both of these policies are guaranteed cost policies in which we pay a percentage of payroll as premium but assume no financial liability beyond the premiums. As we continue to grow our branch footprint we intend to develop an internal safety department at our corporate office to manage claims filing, a return to work program, and coding support for branch staff.

Safety Program. We have deployed a general safety program that focuses on prevention. We believe that safety awareness and injury prevention will help control long term worker’s compensation costs as rates are increased or reduced annually based on accident frequency, amount of claims, and overall loss runs.

Competition. The on demand temporary staffing industry is highly fragmented and competitive with limited barriers to entry. There is no one company dominant in the on demand temporary staffing industry, however, there are several large competitors. We believe that the primary factors in obtaining and retaining customers are the cost of services, the quality of employees provided, the responsiveness of service, and the number of markets that can be serviced. We believe we may face pricing pressures until and unless we have the ability to service larger customers on a national scale.

Where You Can Find Us

The address of our principal executive office is:

Labor Smart, Inc,

3270 Florence Road, Suite 200

Powder Springs, GA 30127

Our telephone number is (770) 222-5888. Our facsimile number is (770) 222-5550. Our website can be viewed at www.laborsmart.com. Information found on our website is not incorporated by reference into this prospectus.

Employees

As of December 26, 2014, we had 73 permanent full-time employees and approximately 11,000 temporary employees. We believe our employee relations are satisfactory.

Legal Proceedings

We know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Properties

 We lease all of our branch locations. Branch location leases have, at minimum, a one year term and require additional payments for taxes, insurance, maintenance and renewal options. In addition to branch locations, we oversee companywide operations at a leased corporate office space located in an office building at 3270 Florence Road, Suite 200, Powder Springs, GA 30127, for which we pay monthly rent of $6,250 under a 63 month lease entered into in August 2014.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each:

Name	Age	Title
Ryan Schadel	36	Chief Executive Officer, Chief Financial Officer, Chairman
Kimberly Thompson	47	Chief Operating Officer
James Robert Edmonds	36	Director
Matthew Rodgers	51	Director

Executive Biographies

Ryan Schadel, our founder, Chief Executive Officer, Chief Financial Officer and Chairman, has nearly 13 years’ experience in the temporary staffing industry. During these 12 years he has held numerous positions, starting as a sales rep in January 2000 with a nationwide temporary staffing company. Of his nearly 13 years’ experience in our industry, 11 have been in a management or executive capacity, and 8 of those years in a multi-unit management capacity. Mr. Schadel’s experience as our founder qualifies him to serve on our board of directors.

Kimberly Thompson has served as our Chief Operating Officer since November 2014. Ms. Thompson was previously an operations manager for Tip Top Roofers, Inc., from August 2000 to November 2014. Mrs. Thompson is an energetic leader and excels in implementing processes that drive revenue growth, financial performance, and operational excellence with a strong focus on customer satisfaction and brand loyalty. In her most recent position, Mrs. Thompson lead the operations team for the largest commercial roofing company in the southeast US.

James Robert Edmonds has served as a member of our board of directors since October 2014. Mr. Edmonds is a principal product manager at ServiceNow, Inc. in Santa Clara, California. His tenure with ServiceNow began in 2009 as a consultant. In 2011 he was promoted to Technical Architect, and in 2013 he was promoted to principal product manager. Prior to his tenure with ServiceNow, Mr. Edmonds was a technical consultant with C3i Business Solutions where he served from 2007 until 2009. Prior to his position at C3i, Mr. Edmonds served as the Mobile Solutions Engineer for Cox Communications, Virginia. His tenure at Cox began in 2000 and he served until 2007.

Matthew Rodgers has served as a member of our board of directors since October 2014. Mr. Rodgers is the President of iprospectcheck.com, a privately held employment screening firm located in Folsom, California. His tenure with iprospectcheck.com began in 2009. Prior to his tenure with iprospectcheck.com, Mr. Rodgers was the President and Chief Executive Officer of Interim Healthcare Staffing where he served from 2003 until 2012. Prior to his position at Interim HealthCare Staffing, Mr. Rodgers served as Executive Vice President and Chief Operating Officer of Labor Ready, Inc. His tenure at Labor Ready began in 1998 and he served until 2003.

Family Relationships

There are no family relationships among our officers and directors.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

•	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

•	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance and Related Matters

 The board of directors has no nominating, auditing or compensation committees. We intend to establish nominating, audit and compensation committees and adopt charters for such committees that comply with listing requirements of the Nasdaq Capital Market, prior to commencement of this offering. We do not have a financial expert serving on the board of directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d) of Regulation S-K is beyond our limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development. We intend to retain an audit committee financial expert prior to commencement of this offering.

Mr. Edmonds and Mr. Rodgers qualify as “independent” as that term is defined under the Nasdaq Marketplace Rules

Board Leadership Structure

Our board is responsible for the selection of the chairman of the board and the chief executive officer. Our board does not have a policy on whether or not the roles of chief executive officer and chairman should be separate and, if they are to be separate, whether the chairman should be selected from the non-employee directors or be an employee. Our board believes that Ryan Schadel, our founder and chief executive officer, is best situated to act as chairman of the board because he is the director most familiar with our business and industry and is therefore best able to identify the strategic priorities to be discussed by the board.

Our Board’s Role in Risk Oversight

Our board of directors is primarily responsible for overseeing our risk management processes.  The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk. While the board oversees our company, our company’s management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

Term of Office

Our directors are appointed to hold office until removed from office or until his successor has been elected and qualified in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. Officers are appointed annually by our board of directors and each executive officer serves at the discretion of our Board of Directors. We do not have any standing committees.

Code of Ethics

At this time we have not established any code of conduct and ethics but intend to do so prior to commencement of this offering.

Executive Compensation

The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company, or any of its subsidiaries, for the years ended December 31, 2014 and 2013:

							Other
Name and				Stock	Warrant		Compen-
Principal Position	Year	Salary	Bonus	Awards	Awards		sation	Total
Ryan Schadel	2014	$133,330	$-	$-	$-		$-	$133,330
Chief Executive Officer	2013	$104,000	$-	$-	$-	$		$104,000
and Chief Financial Officer

The following table shows amounts earned by each director (excluding amounts earned by our executive officers included in the summary compensation table above) in the fiscal year ended December 31, 2014.

Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or Paid			Incentive	Deferred
	in	Stock	Warrant	Plan	Compensation	All Other
Director	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total

Ryan Schadel	$—	$—	$—	$—	$—	$—	$—
Matthew Rodgers	$—	$2,218	$—	$—	$—	$—	$2,218
James Edmonds	$—	$484	$—	$—	$—	$—	$484

There were no outstanding equity awards held by our named executive officers as of December 31, 2014.

Employment Agreements

We have no formal employment agreements with our officers.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of January 13, 2015 by:

•	each person, or group of affiliated persons, who is known by us to own beneficially 5% or more of any class of our equity securities;

•	our directors;

•	each of our named executive officers, as defined in Item 402(a)(3) of Regulation S-K; and

•	our directors and executive officers as a group.

Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of January 13, 2015. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and the entities named in the table have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Except as otherwise noted, the address of the individuals in the following table below is c/o Labor Smart Inc., 3270 Florence Road, Suite 200, Powder Springs, GA 30127.

	Number of
	Shares
	Beneficially
Name of Beneficial Owner	Owned		Percentage (1)
Officers and Directors
Ryan Schadel	35,054,792	(2)	8.0%
Kimberly Thompson	198,300		*
Matthew Rodgers	125,000	(3)	*
James Edmonds	309,750		*
All officers and directors as a group (4 persons)	35,687,842		8.1%

*	Less than 1%.
(1)	Based on 439,586,521 shares of common stock issued and outstanding as of January 20, 2015.
(2)	Includes 51 shares issuable upon conversion of 51 shares of Series A Preferred Stock. Excludes 50,000 shares owned by the Mr. Schadel’s wife and 210,000 shares issuable upon exercise of options held by Mr. Schadel’s spouse. Each share of Series A Preferred Stock has voting rights equal to: (x) 0.019607 multiplied by the total issued and outstanding shares of common stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.
(3)	Represents shares issuable upon exercise of options.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2012, no director, executive officer, principal shareholder holding at least 5% of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for our last two completed fiscal years.

On January 11, 2012, we issued a promissory note to Ryan Schadel, our chief executive officer, in exchange for $50,000 in cash. The note is unsecured, bears interest at 10% per annum if not paid before the maturity date, and had a maturity date of January 11, 2013.

On January 19, 2012, we issued a promissory note to Ryan Schadel in exchange for $50,000 in cash. The note is unsecured, bears interest at 10% per year if not paid before the maturity date, and had a maturity date of January 19, 2013.

On February 6, 2012, we issued a promissory note to Ryan Schadel in exchange for $25,000 in cash. The note is unsecured, bears interest at 10% per year if not paid before the maturity date, and had a maturity date of February 6, 2013.

On February 20, 2012, we issued a promissory note to Ryan Schadel in exchange for $15,000 in cash. The note is unsecured, bears interest at 10% per year if not paid before the maturity date, and had a maturity date of February 20, 2013.

On March 5, 2012, we issued a promissory note to Ryan Schadel in exchange for $15,000 in cash. The note is unsecured, bears interest at 10% per year if not paid before the maturity date, and had a maturity date of March 5, 2013.

On March 8, 2012, we issued a promissory note to Ryan Schadel in exchange for $45,000 in cash. The note is unsecured, bears interest at 10% per year if not paid before the maturity date, and had a maturity date of March 8, 2013.

On March 12, 2012, we issued a promissory note to Ryan Schadel in exchange for $10,000 in cash. The note is unsecured, bears interest at 10% per year if not paid before the maturity date, and had a maturity date of March 12, 2013.

On April 25, 2013, we entered into a loan agreement with Ryan Schadel in the amount of $175,768. The loan is payable on demand, unsecured, and does not bear interest. This loan consolidates all previous loans issued. As of September 26, 2014, $158,543 of this note has been repaid and $17,225 of this note remains outstanding.

On October 20, 2014, we issued 51 shares of Series A Preferred Stock to Ryan Schadel for his service as our chief executive officer and director. See “Description of Securities”.

Since January 2014 we have paid Henry Schadel, the father of Ryan Schadel, $7,000 per month for IT consulting services.

DESCRIPTION OF SECURITIES

Authorized Capital Stock; Issued and Outstanding Capital Stock

Our authorized capital stock consists of 1,000,000,000 shares of common stock, $.00001 par value, per share and 5,000,000 shares of preferred stock $.001 par value per share, of which 51 shares have been designated as Series A Preferred Stock all of which are issued and outstanding (see “Series A Preferred Stock” below”).

Our board of directors, and Ryan Schadel as our majority stockholder, have approved an amendment to our articles of incorporation to increase our authorized shares of common stock from 1,000,000,000 to 20,000,000,000. We plan to file the amendment with the Secretary of State of Nevada effective 21 days after the definitive information statement for the amendment is mailed to our stockholders, which we anticipate will be in February 2015.

Description of Common Stock

Holders of common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock do not have preemptive rights or other similar rights to acquire additional shares of our common stock or other securities. Holders of common stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share of common stock entitles its holder to participate ratably in all our remaining assets that are available for distribution to stockholders. Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

Series A Preferred Stock

Our articles of incorporation authorize the issuance of 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. 51 shares of preferred stock have been designed Series A Preferred Stock, all of which are issued and outstanding and are owned by Ryan Schadel, our chief executive officer.  Each share of Series A Preferred Stock shall be convertible into one share of common stock and has voting rights equal to: (x) 0.019607 multiplied by the total issued and outstanding shares of common stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.

Stock Options

As of __________, 2015, we had outstanding stock options to purchase an aggregate of ____ shares of common stock, with a weighted average exercise price of $___ per share.

Warrants

As of __________, 2015, we had outstanding warrants to purchase an aggregate of ______ shares of common stock, with a weighted average exercise price of $___ per share.

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of the warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part of. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

Exercisability.  The warrants are exercisable immediately upon issuance and at any time up to the date that is five years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (which the holder may increase to 9.99% upon 61 days’ notice to us) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise.  The holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Exercise Price.  The initial exercise price per share of common stock purchasable upon exercise of the warrants is $     per share. The exercise price and the number of shares issuable upon exercise are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock, sales of our common stock at a price per share less than the exercise price then in effect (or securities convertible or exercisable into common stock at a conversion or exercise price less than the exercise price then in effect) and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability.  Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants to us together with the appropriate instruments of transfer.

Fundamental Transaction.  Upon the consummation of any Fundamental Transaction (as defined in the warrant), we will be required to purchase the warrants from the holders for a purchase price of 200% of the Black Scholes Value (as defined in the warrant). A “Fundamental Transaction” is defined under the warrants as (i) we or any of our subsidiaries shall (1) consolidate or merge with or into any other entity, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective assets.

Representative's Warrants

Please see “Underwriting—Representative’s Warrants” for a description of the warrants we have agreed to issue to the representative of the underwriters in this offering, subject to the completion of the offering. We expect to enter into a warrant agreement in respect of the Representative's Warrants prior to the closing of this offering.

Description of Convertible Notes

As of _________, 2015, we had a total of convertible promissory notes that were outstanding as follows:

$_________ in principal amount with a conversion price of $___________; and

$_________ in principal amount with a conversion price of $___________;

Certain Anti-Takeover Provisions

            The provisions of Nevada law and our bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of us. These provisions, summarized below, may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada Law

            Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

            A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

            The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

            At this time, we do not have 100 shareholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

            The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

            An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Articles of Incorporation and Bylaws

Our articles of incorporation are silent as to cumulative voting rights in the election of our directors. Nevada law requires the existence of cumulative voting rights to be provided for by a corporation’s articles of incorporation. As such, the combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding voting stock (in particular, Ryan Schadel’s ownership of the outstanding Series A Preferred Stock; see “Description of Securities”) and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of us by replacing our board of directors. Our articles of incorporation and bylaws do not contain any explicit provisions that would have an effect of delaying, deferring or preventing a change in control of us.

Transfer Agent and Registrar

Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless we are satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The transfer agent and registrar for our common stock is West Coast Stock Transfer, Inc.

Listing

The shares of our common stock are currently quoted on the OTC Pink. We intend to apply for the listing of our common stock on The NASDAQ Capital Market under the symbol “LTNC”. The warrants will not be listed or quoted on any public market or exchange.

UNDERWRITING

is acting as the representative of the underwriters of the offering, or the Representative. We have entered into an underwriting agreement dated , 2015 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discount set forth on the cover page of this prospectus, the number of shares of common stock and the number of warrants listed next to its name in the following table:

Name of Underwriter	Number of Shares	Number of Warrants

Total

The underwriters are committed to purchase all the shares of common stock and warrants offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

The underwriters propose to offer the common stock and warrants directly to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers that are members of the Financial Industry Regulatory Authority, or FINRA, at that price less a concession not in excess of $       per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $       per share from the public offering price. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Overallotment Option.  We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of additional shares and warrants (15% of the securities sold in this offering) from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase shares and warrants covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $        and the total net proceeds, before expenses, to us will be $       .

Discount.   The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

			Total	Total
	Per Share	Per Warrant	Without Over- Allotment	With Over- Allotment
Public offering price	$
Underwriting discount (7%)	$
Non-accountable expense allowance (1%)	$
Proceeds, before expenses, to us	$

We have paid an expense deposit of $15,000 to the representative, which will be applied against the accountable expenses that will be paid by us to the underwriters in connection with this offering. The non-accountable expense reimbursement does not apply to the underwriter’s over-allotment option. The underwriting agreement, however, provides that in the event the offering is terminated, the $15,000 expense deposit paid to the representative will be returned to the extent offering expenses are not actually incurred. We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discount, will be approximately $       .

Discretionary Accounts. The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements.  We, our directors and executive officers and certain of our stockholders expect to enter into lock up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of three months from the effective date of the registration statement of which this prospectus is a part without the prior written consent of the Representative, agree not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock owned or acquired on or prior to the closing date of this offering (including any shares of common stock acquired after the closing date of this offering upon the conversion, exercise or exchange of such securities); (2) file or caused to be filed any registration statement relating to the offering of any shares of our capital stock; or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

The lock-up period described in the preceding paragraphs will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release.

Representative’s Warrants.  We have agreed to issue to the representative warrants, or the Representative’s Warrants, to purchase up to a total of                       shares of common stock (5% of the shares of common stock sold in this offering). The Representative’s Warrants exclude the common stock underlying the warrants offered to the public and the overallotment option. The warrants are exercisable at a per share price equal to $       [125% of the public offering price per share in the offering], commencing on a date which is one year from the effective date of the registration statement of which this prospectus is a part and expiring five years from the effective date of the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of this prospectus. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(H)(iv). The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(H)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price. We expect to enter into a warrant agreement in respect of the Representative’s Warrants prior to the closing of this offering.

Right of First Refusal. Until twelve months after the closing date of the commencement of sales of the offering, the Representative shall have a right of first refusal to act as sole book-running manager and exclusive underwriter or exclusive placement agent for any public or private equity or public debt offerings in which we or any subsidiary or successor may engage during such twelve month period.

Electronic Offer, Sale and Distribution of Shares . A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The Representative may agree to allocate a number of shares and warrants to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Stabilization .  In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts or may be “naked” shorts. The underwriters may close out any covered short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M promulgated under the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if a representative of an underwriter purchases common stock in the open market in stabilizing transactions or to cover short sales, the underwriter can require the representative that sold those shares as part of this offering to repay the underwriting discount received by such representative.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions in the over-the-counter market or otherwise.

In determining the public offering price, we and the underwriters expect to consider a number of factors including:

•	the information set forth in this prospectus and otherwise available to the underwriters;

•	our prospects and the history and prospects for the industry in which we compete;

•	an assessment of our management;

•	our prospects for future earnings;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by the underwriters and us.

Neither we, nor the underwriters can assure investors that an active trading market will develop for our common stock, or that the shares will trade in the public market at or above the public offering price.

Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Passive market making. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Terms.   During the last 180 days, the underwriters and their affiliates have not provided any investment banking, commercial banking and other financial services for us and our affiliates for which they have received, customary fees, except as disclosed in this prospectus and we will not within the 90 days following commencement of sales of the offering have any arrangements with any of the underwriters for any such services.

From time to time, the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

We have also agreed to pay the underwriters’ expenses relating to the offering, including (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $5,000 per individual, or an aggregate of $15,000; (b) all fees incurred in clearing this offering with FINRA; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the Representative; (d) ) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as the Represntative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel, it being agreed that such fees and expenses will be limited to $1,000 per state (plus any state filing fees), (e) the fees and expenses of underwriters’ legal counsel not to exceed $50,000, and (f) upon successfully completing this offering, $25,000 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering. We paid an advance of $15,000 to the Representative, which will be applied against the accountable expense allowance (including an advance for the fees and expenses of the underwriter’s counsel.) The total of any advanced payments will be refundable to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the common stock and warrants under this prospectus is only made to persons to whom it is lawful to offer the common stock and warrants without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the common stock and warrants sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

This prospectus is not and under no circumstances is to be construed as a prospectus, advertisement or a public offering of the common stock and warrants under Canadian securities laws. The securities offered hereunder have not been and will not be qualified by a prospectus for the offer or sale to the public in Canada under applicable Canadian securities laws. No securities commission or similar regulatory authority in Canada has reviewed this prospectus or in any way passed upon the merits of the securities offered hereunder and any representation to the contrary is an offence.

China

The information in this document does not constitute a public offer of the common stock and warrants, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The common stock and warrants may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of common stock and warrants has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c)	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)I of the Prospectus Directive) subject to obtaining the prior consent of us or any underwriter for any such offer; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (estr au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq . of the General Regulation of the French Autorité des estrai financiers (“AMF”). The common stock and warrants have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the common stock and warrants have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs estraint) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle estraint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the common stock and warrants cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The common stock and warrants have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified invest ors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The common stock and warrants offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common stock and warrants being offered. Any resale in Israel, directly or indirectly, to the public of the common stock and warrants offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the common stock and warrants in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societàe la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the common stock and warrants may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the common stock and warrants or distribution of any offer document relating to the common stock and warrants in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the common stock and warrants in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such common stock being declared null and void and in the liability of the entity transferring the common stock and warrants for any damages suffered by the investors.

Japan

The common stock and warrants have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the common stock and warrants may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires common stock and warrants may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of common stock and warrants is conditioned upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários ) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários ). The common stock and warrants have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the common stock and warrants have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of common stock and warrants in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the common stock and warrants be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of common stock and warrants in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The common stock and warrants may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the common stock and warrants may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the common stock and warrants have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock and warrants will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the common stock and warrants have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the common stock and warrants within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the common stock and warrants, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for common stock and warrants is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the common stock and warrants. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the common stock and warrants may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the common stock and warrants has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York. Certain legal matters related to the offering will be passed upon for the underwriters by                                                              .

EXPERTS

Our financial statements included in this prospectus as of and for the fiscal years ended December 31, 2013 and 2012 have been so included in reliance on the report of De Joya Griffith, LLC, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

•	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or
•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

LABOR SMART, INC.

F-1

LABOR SMART, INC.

BALANCE SHEETS

(UNAUDITED)

	September 26,	December 31,
	2014	2013
Assets
Current assets
Cash	$440,181	$178,539
Accounts receivable, net	3,702,213	1,941,437
Prepaid expense	170,602	45,497
Deferred financing costs	7,199	57,748
Marketable securities	105,118	4,972
Other assets	6,334	11,591
Total current assets	4,431,647	2,239,784

Deposits	77,783	20,014
Fixed assets, net	65,779	7,894
Customer relationships, net	435,140	228,028
Workers' compensation insurance collateral	343,217	—
Total long-term assets	921,919	255,936

Total assets	$5,353,566	$2,495,720

Liabilities and Stockholders' Deficit

Current liabilities
Accounts payable and accrued liabilities	$155,722	$135,524
Loan payable to factor	1,483,352	865,321
Payroll taxes payable	1,650,414	1,487,907
Notes payable, related party	17,225	44,806
Contingent liability - current portion	122,129	—
Convertible note payable, net of unamortized discount of $2,112,623
and $578,848, respectively	3,238,034	1,057,679
Convertible note payable derivative liability	984,763	20,701
Warrant derivative liability	25,500	—
Total current liabilities	7,677,139	3,611,938

Contingent liability	54,049	79,221
Total liabilities	7,731,188	3,691,159

Stockholders' deficit
Preferred stock, ($.0001 par value, 5,000,000
shares authorized; none issued and outstanding)	—	—
Series A Preferred stock, ($.0001 par value, 51
shares authorized; none issued and outstanding)	—	—
Common stock; $0.001 par value; 1,000,000,000 shares authorized,
28,557,173 and 20,982,740 issued and outstanding as of
September 26, 2014 and December 31, 2013, respectively.	28,557	20,982
Additional paid-in capital	3,799,533	1,978,043
Accumulated deficit	(6,278,461)	(3,193,778)
Accumulated other comprehensive income (loss)	72,749	(686)
Total stockholder's deficit	(2,377,622)	(1,195,439)
Total liabilities and stockholders' deficit
	$5,353,566	$2,495,720

See Accompany Notes to Financial Statements

F-2

LABOR SMART, INC.

STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the three months September 26, 2014	For the three months September 30, 2013	For the nine months September 26, 2014	For the nine months September 30, 2013

Revenues	$6,847,744	$5,345,172	$18,078,661	$11,886,084

Cost of sales	5,132,736	4,435,363	13,890,193	10,015,513

Gross profit	1,715,008	909,809	4,188,468	1,870,571

Operating expenses
Professional fees	83,130	57,045	212,272	220,933
Stock-based compensation for services	26,260	69,483	119,257	539,721
Payroll	738,563	388,385	1,773,150	848,980
Bad debt	17,329	—	113,375	—
Loss on sale of receivables	—	32,242	—	125,602
General and administrative	951,153	529,440	2,484,116	1,275,344

Total operating expenses	1,816,435	1,076,595	4,702,170	3,010,580

Operating loss	(101,427)	(166,786)	(513,702)	(1,140,009)

Other income (expenses)
Interest and finance expense	(1,165,075)	(272,437)	(2,913,386)	(708,641)
Interest income	—	—	—	73
Gain on change in fair value in derivative liability	191,192	15,912	357,842	15,912
Loss on sale of securities	(12,018)	4,297	(15,437)	2,916

Total other income (expenses)	(985,901)	(252,228)	(2,570,981)	(689,740)

Net loss	$(1,087,328)	$(419,014)	$(3,084,683)	$(1,829,749)

Other comprehensive income (loss):
Unrealized gain on marketable securities	78,166	1,399	73,435	(3,372)
Other comprehensive income (loss)	78,166	1,399	73,435	(3,372)

Comprehensive loss	$(1,009,162)	$(417,615)	$(3,011,248)	$(1,833,121)

Basic loss per common share	$(0.04)	$(0.02)	$(0.13)	$(0.10)

Basic weighted average common
shares outstanding	26,764,068	19,436,806	23,711,572	18,951,574

See Accompany Notes to Financial Statements

F-3

LABOR SMART, INC.

STATEMENT OF CASH FLOWS

(UNAUDITED)

	For the nine months September 26, 2014	For the nine months September 30, 2013
Cash flows from operating activities:
Net loss	$(3,084,683)	$(1,829,749)
Adjustments to reconcile net loss to net
cash used in operating activities:
Stock-based compensation for services	119,257	539,721
Interest and financing costs	2,389,537	660,088
Bad debt	—	—
Depreciation and amortization	114,748	43,336
(Gain) loss on sale of securities	15,437	(2,916)
Gain on change in fair value of derivative liability	(357,842)	(15,912)
Changes in operating assets and liabilities:
Increase in off-balance sheet receivable factoring	—	570,771
Increase in accounts receivables	(1,760,776)	(1,477,838)
Increase (decrease) in prepaid expense	(125,104)	495
Increase in other assets	(395,729)	29,423
Increase in accounts payable and accrued liabilities	20,197	30,294
Increase in payroll taxes payable	162,507	847,642
Net cash used by operating activities	(2,902,451)	(604,645)

Cash flows from investing activities:
Assets acquired in asset purchase agreement	(120,797)	(150,000)
Purchase of fixed assets	(75,754)	(1,188)
Proceeds from sale of marketable securities	57,191	986,825
Purchase of marketable securities	(99,339)	(966,696)
Net cash used by investing activities	(238,699)	(131,059)

Cash flows from financing activities:
Proceeds from common stock	—	100,000
Proceeds from convertible notes payable	3,844,823	1,033,200
Proceeds from loan payable to factor	618,031	—
Payment on convertible note payable	(941,039)	(103,500)
Payment on notes payable - related party	(27,581)	(129,962)
Payments on contingent liability	(91,442)	(37,626)
Payment on financed insurance	—	(13,560)
Net cash provided by financing activities	3,402,792	848,552

Net change in cash	261,642	112,848

Cash, beginning of period	178,539	124,888

Cash, end of period	$440,181	$237,736

Supplemental disclosure of cash flow information:
Interest paid	$381,399	$—
Taxes paid	$—	$—
Non-cash interest and financing activities
Warrants issued as part of deferred finance costs	$—	$57,359
Shares issued for prepaid services	$—	$389,272
Finance costs included in convertible note value	$—	$65,800
Shares issued for convertible notes	$822,681	$—
Contingent liability associated with asset purchase	$183,194	$158,490
Convertible note payable derivative liability	$1,300,883	$65,922
Warrant derivative liability	$46,560	$—

 See Accompany Notes to Financial Statements

F-4

LABOR SMART, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 26, 2014

NOTE 1 – NATURE OF OPERATIONS

Nature of Business

Labor Smart, Inc. (the “Company”) was incorporated in the State of Nevada on May 31, 2011. Labor Smart, Inc. provides temporary blue-collar staffing services. It supplies general laborers on demand to the light industries, including manufacturing, logistics, and warehousing, skilled trades’ people, and general laborers to commercial construction industries.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company requires capital for its contemplated operational and marketing activities. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The Company had a net loss of $3,084,683 for the nine months ended September 26, 2014. Additionally, the operating activities of the Company used $2,902,451 net cash during the same nine month period. The obtainment of additional financing and increasingly profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America.

On May 20, 2014, the Board of Directors of the Company determined it is in the best interests of the Company to change its fiscal year end from December 31 to a 52-53 week fiscal year ending on the Friday closest to December 31. The change is intended to align the Company’s fiscal periods more closely with the seasonality of its business and improve comparability with industry peers. This change is effective with the end of the registrant’s fiscal second quarter ended September 26, 2014. The change to a 52-53 week fiscal year will be retroactively applied as if it was adopted as of January 1, 2014. The registrant’s current fiscal year will end on December 26, 2014. The three month and nine month periods ended September 26, 2014 include 13 weeks and 26 weeks, respectively.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair statement of results in accordance with US GAAP have been included and properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Fair Value of Financial Instruments

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC (“ASC 820-10”), fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;
Level 2	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;
Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).
F-5

Pursuant to ASC 825, the fair value of cash and marketable securities is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of cash, accounts receivables, accounts payable and accrued liabilities, and notes payable approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Assets measured at fair value on a recurring basis were presented on the Company’s balance sheets as of September 26, 2014 and December 31, 2013 as follows:

	Fair Value Measurements as of September 26, 2014 Using:
	Total Carrying Value as of	Quoted Market Prices in Active Markets	Significant Other Observable Inputs	Significant Unobservable Inputs
	09/26/14	(Level 1)	(Level 2)	(Level 3)
Assets:
Equity securities	$56,977	$56,977	$0	$0
Warrant	48,141	0	48,141	0
Total	$105,118	$56,977	$48,141	$0
Liabilities:
Convertible note payable derivative liability	$984,763	$0	$984,763	$0
Warrant derivative liability	25,500	0	25,500	0
Contingent consideration payable	176,178	0	0	176,178
Total	$1,186,441	$0	$1,010,263	$176,178

Equity securities comprise publicly traded shares of common stock. Warrant give the Company, the right but not the obligation, to purchase 100,000 shares of Argon Beauty Corp. (OTCBB:ABXX). The warrant is valued at the end of each accounting period using the Black Scholes option valuation model using the following inputs at September 26, 2014: stock price $0.51, exercise price $0.50, expected life 2.98 years, volatility 220%, dividends 0% and discount rate 1.08%.

F-6

	Fair Value Measurements as of December 31, 2013 Using:
	Total Carrying Value as of	Quoted Market Prices in Active Markets	Significant Other Observable Inputs	Significant Unobservable Inputs
	12/31/13	(Level 1)	(Level 2)	(Level 3)
Assets:
Equity securities	$4,972	$4,972	$0	$0
Total	$4,972	$4,972	$0	$0
Liabilities:
Convertible note payable derivative liability	$20,701	$0	$20,701	$0
Contingent consideration payable	79,221	0	0	79,221
Total	$99,922	$0	$20,701	$79,221

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days. Cash equivalents are placed with high credit quality financial institutions and are primarily in money market funds. The carrying value of those investments approximates fair value. The Company maintains its cash in bank deposit accounts which may exceed federally insured limits. As of September 26, 2014, the Company’s accounts are insured for $250,000 by FDIC for US bank deposits.

Revenue Recognition

The Company recognizes revenues and the related costs when persuasive evidence of an arrangement exists, delivery and acceptance has occurred or service has been rendered, the price is fixed or determinable, and collection of the resulting receivable is reasonably assured. Amounts invoiced or collected in advance of product delivery or providing services are recorded as deferred revenue. The Company accrues for customer credits, bad debts, and other allowances based on its historical experience. Staffing revenue is recognized as the services are performed. Revenue also includes billable travel and other reimbursable costs and is recorded net of sales tax.

Deferred Financing Costs

Deferred financing costs consist of costs incurred to obtain debt financing, including legal fees, origination fees and administration fees. Costs associated with the Convertible Promissory Note are deferred and amortized in our accompanying statement of operations using the straight-line method, which approximates the effective interest method, over the terms of the respective financing instrument.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company, and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

F-7

Factoring Agreement and Accounts Receivable

On July 31, 2013 the Company entered into a Purchase and Sale Agreement with Transfac Capital, Inc. (“Transfac”). Advances to the Company from Transfac are with recourse and are secured by assets of the Company and are treated as a secured financing arrangement. As of September 26, 2014 and December 31, 2013, factored accounts receivable total $1,483,352 and $865,321, respectively.

Allowance for Doubtful Accounts

The Company allows for an estimated amount of receivables that may not be collected. The Company estimates its allowance for doubtful accounts based on historical experience and customer relationships. As of September 26, 2014 and December 31, 2013, the Company has recorded an allowance of $55,605 and $156,297, respectively.

Equipment

Property and equipment are stated at the lower of cost or fair value. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, as follows:

Description	Estimated Life
Office equipment and furniture	3 years

The estimated useful lives are based on the nature of the assets as well as current operating strategy and legal considerations such as contractual life. Future events, such as property expansions, property developments, new competition, or new regulations, could result in a change in the manner in which the Company uses certain assets requiring a change in the estimated useful lives of such assets.

	September 26, 2014	December 31, 2013
Office equipment and furniture	$87,595	$11,841
Less: accumulated depreciation	(21,816)	(3,947)
	$65,779	$7,894

Customer Relationships

Customer relationships comprise customer lists acquired from Qwik Staffing Solutions, Inc. on April 29, 2013 with an estimated fair value of $293,920 from Shirley’s Employment Service, Inc. on April 9, 2014 with an estimated fair value of $162,641 and from Kwik Jobs on September 26, 2014 with an estimated fair value of $141,529. Customer lists are amortized on a straight-line basis over three years.

	September 26, 2014	December 31, 2013
Customer lists	$ 598,090	$ 294,100
Less: accumulated amortization	(162,950)	(66,072)
	$ 435,140	$ 228,028

Earnings Per Share

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if potentially dilutive securities had been issued.

Convertible Debentures

Beneficial Conversion Feature

If the conversion features of conventional convertible debt provides for a rate of conversion that is below market

F-8

value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 “Debt with Conversion and Other Options.” In those circumstances, the convertible debt is recorded net of the discount related to the BCF and the Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

Debt Discount

The Company determines if the convertible debenture should be accounted for as liability or equity under ASC 480, Liabilities — Distinguishing Liabilities from Equity. ASC 480, applies to certain contracts involving a company's own equity, and requires that issuers classify the following freestanding financial instruments as liabilities. Mandatorily redeemable financial instruments, Obligations that require or may require repurchase of the issuer's equity shares by transferring assets (e.g., written put options and forward purchase contracts), and Certain obligations where at inception the monetary value of the obligation is based solely or predominantly on:

– A fixed monetary amount known at inception, for example, a payable settleable with a variable number of the issuer's equity shares with an issuance date fair value equal to a fixed dollar amount,

– Variations in something other than the fair value of the issuer's equity shares, for example, a financial instrument indexed to the S&P 500 and settleable with a variable number of the issuer's equity shares, or

– Variations inversely related to changes in the fair value of the issuer's equity shares, for example, a written put that could be net share settled.

If the entity determined the instrument meets the guidance under ASC 480 the instrument is accounted for as a liability with respective debt discount. The Company records debt discounts in connection with raising funds through the issuance of convertible debt (see Note 10). These costs are amortized to non-cash interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Derivative Financial Instruments

Derivative financial instruments, as defined in ASC 815, “Accounting for Derivative Financial Instruments and Hedging Activities”, consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

The Company does not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, the Company has issued financial instruments including senior convertible promissory notes payable and freestanding stock purchase warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by ASC 815, in certain instances, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

Stock-based compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

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NOTE 4 – ASSET PURCHASE AGREEMENTS

On April 9, 2014, the Company entered into an Asset Purchase Agreement (“Agreement”) with Shirley’s Employment Service, Inc. (“Shirley’s”).  Under the terms of the Agreement, Shirley’s sold all of the operating assets (“Assets”) of Shirley’s, excluding cash and accounts receivable.  In consideration for the Assets, the Company agreed to pay $300,000 in cash minus the open accounts receivable of Shirley’s. At closing, it was estimated by the Company that $170,797 will be paid for the Assets after deducting accounts receivable. The first $70,797 was paid one day prior to the delivery and transfer of the Assets.  The remaining $100,000 is due in monthly installments by paying an amount equal to 5.0% of the monthly accounts receivable collected at the Tulsa, Oklahoma location.  In the event these aggregate monthly payments total less than $100,000, after 18 months, Shirley’s will issue the Company a credit memo for the difference.

The total purchase price for Shirley’s was approximately $162,461. The purchase price consisted of approximately (i) $70,797 in cash, (ii) Estimated fair value of consideration payable on collection 5.0% of the monthly accounts receivable collected by operating the Tulsa, Oklahoma location over the next 18 months of $91,664. The Company expected to pay total consideration of $100,000 in equal installments over 18 months. The fair value of the consideration was estimated by discounting the monthly installments by 12% per annum.

The determination of the estimated fair value of the acquired assets and liabilities assumed required management to make significant estimates and assumptions. We determined the fair value by applying established valuation techniques, based on information that management believed to be relevant to this determination. The following table summarizes the purchase price allocation of the fair value of the assets acquired and liabilities assumed at the date of purchase:

Customer relationships	$ 164,641
Net assets acquired	$ 164,641

Cash	$ 70,797
Contingent consideration	91,664
Consideration paid	$ 164,641

On September 26, 2014, the Company entered into an Asset Purchase Agreement (“Agreement”) with Kwik Jobs, Inc. (“Kwik’s”).  Under the terms of the Agreement, Kwik’s sold all of the operating assets (“Assets”) of Kwik’s. The first $50,000 was paid on closing.  The remaining estimated $100,000 is due in monthly installments by paying an amount equal 5.0% of the monthly accounts receivable collected at the Birmingham Alabama and Decatur Georgia locations.

The fair value of the total purchase price for Kwik’s was approximately $141,529. The purchase price consisted of (i) $50,000 in cash, (ii) Estimated fair value of consideration payable on collection 5.0% of the monthly accounts receivable collected at the Birmingham, Alabama and Decatur, Georgia locations over the next 18 months of $91,529. The Company estimates that it will pay total consideration of $100,000 in equal installments over 18 months. The fair value of the consideration was estimated by discounting the monthly installments by 12% per annum.

The determination of the estimated fair value of the acquired assets and liabilities assumed required management to make significant estimates and assumptions. We determined the fair value by applying established valuation techniques, based on information that management believed to be relevant to this determination. The following table summarizes the purchase price allocation of the fair value of the assets acquired and liabilities assumed at the date of purchase:

Customer relationships	$ 141,529
Net assets acquired	$ 141,529

Cash	$ 50,000

Contingent consideration	91,529
Consideration paid	$ 141,529
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NOTE 5 – WORKERS COMPENSATION INSURANCE COLLATERAL FUND

During the quarter ended September 26, 2014, the Company entered into an insurance contract for workers compensation insurance for the policy period of June 14, 2014 to June 14, 2015. The policy coverage is for fifteen states. Coverage provided is $1,000,000 per occurrence with a deductible of $250,000 per occurrence. Upon binding of the contract, the Company paid a collateral deposit of $222,532 and 8% of the estimated annual premium of $27,468. Thereafter, $450,000 of collateral is payable in weekly installments of $8,654 and estimated premium of $343,347 is payable in weekly installments of $6.603. The Workers Compensation Insurance Collateral Fund “Collateral Fund” is a depleting loss fund whereby actual charges for losses per occurrence under $250,000 is directly charged to the fund. At the end of each accounting period the Company estimates and records a liability for future changes against the Collateral Fund for occurrences during the period. Premiums paid under the contract cover losses in excess of $250,000.

Other States are covered by State pools with premiums expensed when due.

NOTE 6 – PREPAID EXPENSES

As of September 26, 2014 and December 31, 2013, the Company had prepaid expenses of $170,602 and $45,497, respectively. Prepaid expenses at September 26, 2014 comprises prepaid lease payments and other prepaid amounts.

NOTE 7 – RELATED PARTY

On April 25, 2013, the Company entered into a loan agreement with the CEO of the Company in the amount of $175,768. This loan is payable on demand, unsecured, and bears 0% interest per annum. This loan consolidates all previous loans issued. As of September 26, 2014, $158,543 of this note has been repaid and $17,225 of this note remains outstanding.

NOTE 8 – PAYROLL TAXES PAYABLE

On March 17, 2014, the Internal Revenue Service agreed not to take collection action against the Company for payroll tax liabilities as long as the Company remains current and makes monthly installments against outstanding liabilities (“Installment Agreement”). The agreed monthly installments are $5,000 which increases to $10,000 on July 28, 2014 which further increases to $15,000 on July 28, 2016. On the date of the Installment Agreement, the total amount of our federal tax liability was $1,019,923, all of which is included in the Installment Agreement. Interest under the Installment Agreement accrues at 3% plus the published Applicable Federal Short Term Rate (“AFR”) per annum. The AFR as of August 4, 2014 is 0.36% per annum. At September 26, 2014 and August 4, 2014, we were in full compliance of the terms of the Installment Agreement.

On June 23, 2014, the Company was refunded $37,227 in penalties and interest which was originally paid and expensed in fiscal 2012. This amount has been applied to our outstanding Federal payroll tax liability.

NOTE 9 – FACTORING AGREEMENT

On July 31, 2013 the Company entered into a Purchase and Sale Agreement with Transfac Capital, Inc. (“Transfac”).  Under the terms of the Purchase and Sale Agreement, Transfac shall have the right, but not the obligation, to purchase up to Two Million Dollars ($2,000,000) worth of accounts receivable (the “Maximum Advances”) of the Company.  For each account receivable purchased, Transfac shall advance seventy percent (70%) of the face value of the account and the balance after receipt of full payment on the account.  As consideration, the Company shall pay Transfac two percent (2%) of the average monthly balance of the outstanding accounts purchased, with a minimum of one half of one percent (0.5%) of the Maximum Advances per month, as long as the Purchase and Sale Agreement remains in effect.

The factoring line of credit with Transfac has been treated as a secured financing arrangement. As of September 26, 2014 and December 31, 2013 under the agreement with Transfac, the Company had factored receivables in the amount of $1,850,824 and $1,281,122, respectively, and recorded a liability of $1,483,352 and $865,321,

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respectively. Discounts and interest provided during factoring of the accounts receivable have been expensed on the accompanying statements of operations as interest expense. For the nine months ended September 26, 2014, interest expense related to the factoring arrangement was $218,946.

NOTE 10 – CONVERTIBLE PROMISSORY NOTES

On March 4, 2013, the Company issued a Convertible Promissory Note (“Note”) to Vista Capital Investments, LLC (“Holder”), in the original principle amount of $275,000 bearing a 12% annual interest rate and maturing one year for $250,000 of consideration paid in cash and a $25,000 original issue discount. The Company may repay the Note any time and if repaid within 90 days of date of issue with an interest rate is 0%. This Note together with any unpaid accrued interest is convertible into shares of common stock at the Holder’s option at a variable conversion price calculated as lessor of (a) $0.62 or (b) 60% of the lowest trade occurring during the 25 consecutive trading days immediately preceding the conversion date.

i)	The Company received cash proceeds of $25,000 on the first tranche of the Note, which was net of original issue discount of $20,533. During the year ended December 31, 2013, the Holder converted 217,374 shares of common stock of the Company with a fair value of $61,667 for $25,000 and $5,800 in principal and interest, respectively. On November 21, 2013, the first tranche of the Note was paid in full.
ii)	On October 30, 2013, the Company received cash proceeds of $25,000 on the second tranche of the Note, which was net of original issue discount of $18,667. During the nine months ended September 26, 2014, the Holder converted 239,246 shares of common stock of the Company with a fair value of $57,856 for $27,500 and $3,300 in principal and interest, respectively. On March 3, 2013, the second tranche of the Note was paid in full.
iii)	On January 14, 2014, the Company received cash proceeds of $25,000 on the third tranche of the Note.
iv)	On March 19, 2014, the Company received cash proceeds of $25,000 on the fourth tranche of the Note. During the nine months ended September 26, 2014, the Holder converted 100,000 shares of common stock of the Company with a fair value of $17,500 for $10,260 in principal and interest, respectively.
v)	On May 27, 2014, the Company received cash proceeds of $25,000 on the fifth tranche of the Note.
vi)	On July 24, 2014, the Company received cash proceeds of $25,000 on the sixth tranche of the Note.

On March 6, 2013, the Company issued a Convertible Promissory Note (“Note”) to JMJ Financial (“Holder”), in the original principle amount of $275,000 bearing a 12% annual interest rate and maturing in one year for $250,000 of consideration paid in cash and a $25,000 original issue discount. The Company may repay the Note any time and if repaid within 90 days of date of issue with an interest rate is 0%. This Note together with any unpaid accrued interest is convertible into shares of common stock at the Holder’s option at a variable conversion price calculated as lessor of (a) $0.62 or (b) 60% of the lowest trade occurring during the 25 consecutive trading days immediately preceding the conversion date.

i)	On March 6, 2013, the Company received cash of $46,000 in the first tranche, which was net of original issue discount of $41,067. During the year ended December 31, 2013, the Holder converted 433,705 shares of common stock of the Company with a fair value of $115,758 for $55,000 and $6,600 in principal and interest, respectively. On November 12, 2013, the first tranche was paid in full.
ii)	On June 27, 2013, the Company received the second tranche of $50,000 in cash, which was net of original issue discount of $43,750. During the nine months ended September 26, 2014, the Holder converted 603,943 shares of common stock of the Company with a fair value of $142,804 for $56,250 and $6,750 in principal and interest, respectively. On March 3, 2014, the second tranche of the Note was paid in full.
iii)	On September 27, 2013, the Company received the third tranche of $50,000 in cash, which was net of original issue discount of $42,000. During the nine months ended September 26, 2014, the Holder converted 552,632 shares of common stock of the Company with a fair value of $243,158 for $56,250 and $6,750 in principal and interest, respectively. On March 26, 2014, the third tranche of the Note was paid in full.
iv)	On December 9, 2013, the Company received the fourth tranche of $40,000 in cash, which was net of original issue discount of $36,497. During the nine months ended September 26, 2014, the Holder converted 432,629 shares of common stock of the Company with a fair value of $96,576 for $45,000 and $5,400 in principal and interest, respectively. On July 22, 2014, the fourth tranche of the Note was paid in full.

F-12

On July 11, 2013, the Company entered into a Convertible Promissory Note (“Note”) with Asher Enterprises, Inc. (“Holder”) in the original principle amount of $63,000 bearing an 8% annual interest rate and maturing April 15, 2014. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the Note if repaid within 30 days of date of issue at 112% of the original principal amount plus interest, between 31 days and 60 days at 119% of the original principal amount plus interest, between 61 days and 90 days at 125% of the original principal amount plus interest, between 91 days and 120 days at 130% of the original principal amount plus interest and between 121 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. The Company received cash proceeds of $60,000, which was net of original issue discount of $48,400. On January 9, 2014, the Company elected to pay the Note in full for $87,466 in cash allocated to $63,000 and $24,466 in principal and interest, respectively.

On September 16, 2013, the Company entered into a Convertible Promissory Note (“Note”) with Willow Creek Capital Group, LLC (“Holder”) in the original principle amount of $130,000 bearing a 12% annual interest rate and maturing July 16, 2014. At the option of the Holder:

i)	The Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date, or
ii)	All principal, costs, charges and interest amounts outstanding may be exchanged for shares of the Company’s common stock at the Conversion Price of $0.34 per share. The Conversion Price is subject to an anti-dilution adjustment in the event the Company at any time, while the Notes are outstanding, issues equity securities including common stock or any security convertible or exchangeable for shares of common stock for no consideration or for consideration less than $0.34 a share.

The Company may repay the Note at 135% of the original principal amount plus interest. The Company received cash proceeds of $125,000, which was net of original issue discount of $103,516 and convertible note payable derivative liability of $65,723. During the nine months ended September 26, 2014, the Company elected to pay $79,099 in cash and the Holder converted 509,965 shares of common stock of the Company with a fair value of $113,922 for $53,353 in principal and interest. At July 16, 2014, the Note was paid in full.

On October 31, 2013, the Company issued a Convertible Promissory Note (“Note”) to Iconic Holding, LLC (“Holder”), in the original principle amount of $110,250 bearing a 0% annual interest rate and maturing October 31, 2014 for $105,000 of consideration paid in cash and a $5,250 original issue discount. This unsecured Note is convertible into shares of common stock at the Holder’s option at a variable conversion price calculated at 60% of the lowest trading price of any day during the 10 consecutive trading days prior to the dated on which the Holder elects to convert all or part of the Note. The Company may repay the Note within 60 days of date of issue at 125% of the original principal amount plus interest, between 60 days and 120 days at 130% of the original principal amount plus interest plus 30,000 shares of common stock of the Company and between 120 days and 180 days at 135% of the original principal amount plus interest plus 60,000 shares of common stock of the Company. Thereafter, the Note may only be repaid with the consent of the Holder. The Company received cash proceeds of $105,000, which was net of unamortized discount of $73,500. At December 31, 2013, $12,284 of discount has been amortized. During the nine months ended September 26, 2014, the Holder converted 811,462 shares of common stock of the Company with a fair value of $208,845 for $110,250 of principal and interest. On June 5, 2014, the Note was paid in full.

F-13

On November 4, 2013, the Company entered into a Convertible Promissory Note (“Note”) with Asher Enterprises, Inc. (“Holder”) in the original principle amount of $128,500 bearing an 8% annual interest rate and maturing November 4, 2014. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the Note if repaid within 30 days of date of issue at 112% of the original principal amount plus interest, between 31 days and 60 days at 119% of the original principal amount plus interest, between 61 days and 90 days at 125% of the original principal amount plus interest, between 91 days and 120 days at 130% of the original principal amount plus interest and between 121 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. The Company received cash proceeds of $125,000, which was net of original issue discount of $100,496. On May 21, 2014, the Company elected to pay the Note in full for $178,545 in cash allocated to $128,500 and $50,045 in principal and interest, respectively.

On December 9, 2013, the Company entered into a Convertible Promissory Note (“Note”) with Group 10 Holdings, LLC (“Holder”) in the original principle amount of $106,000 bearing a 12% annual interest rate and maturing December 9, 2014. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 55% of the lowest trading price of any day during the 10 consecutive trading days prior to the dated on which the Holder elects to convert all or part of the Note. The Company may repay the Note if repaid within 30 days of date of issue at 125% of the original principal amount plus interest and between 31 days and 179 days at 135% of the original principal amount plus interest. Thereafter, the Company subject to the approval of the Holder, may repay the Note at 135% of the original principal amount plus interest. The Company received cash proceeds of $101,000 which was net of original issue discount of $97,135. During the nine months ended September 26, 2014, the Holder converted 993,428 shares of common stock of the Company with a fair value of $214,959 for $105,000 of principal and interest.

On December 12, 2013 the Company entered into a Convertible Promissory Note (“Note”) with Tonaquint Inc. (“Holder”) in the original principle amount of $115,000 bearing a 10% annual interest rate and maturing November 12, 2014. The Note is due is six equal monthly installments plus interest (“Installment Amount”) commencing six months after the issue date. At the option of the Holder, the Installment Amount is convertible into shares of common stock of the Company at a variable conversion price calculated at 60% of the market price which means the average of the lowest two trading prices during the twenty trading day period ending on the latest complete trading day prior to the conversion date. The Company may elect to prepay in cash all or any portion of the outstanding balance of the Note if the Company pays the holder 125% of the outstanding balance. The Company received cash proceeds of $100,000, which was net of original issue discount of $83,703. During the nine months ended September 26, 2014, the Company elected to pay $24,994 in cash and the Holder converted 713,167 shares of common stock of the Company with a fair market value of $138,205 for $90,126 in principal and interest. At July 17, 2014, the Note was paid in full.

On December 13, 2013 the Company entered into a Convertible Promissory Note (“Note”) with Tailwind Partners, LLC (“Holder”) in the original principle amount of $106,000 bearing a 12% annual interest rate and maturing November 12, 2014. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the Note if repaid within 120 days of date of issue at 125% of the original principal amount plus interest, between 121 days and 150 days at 130% of the original principal amount plus interest and between 151 days and 180 days at 130% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. The Company received cash proceeds of $101,000, which was net of original issue discount of $83,673. During the nine months ended September 26, 2014, the Holder converted 650,409 shares of common stock of the Company with a fair value of $77,528 for $57,452 of principal and interest.

F-14

On January 1, 2014, the Company entered into an Original Issue Discount Secured Promissory Note dated December 27, 2014 with Beaufort Ventures PLC (“Holder”) for a purchase price of $101,000 and a face amount of $136,350 and maturing June 27, 2014. After the maturity date, the Notes accrues interest at 22% per annum and the Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the lowest trading price of the prior 15 trading days, determined on the then current trading market of the Company’s common stock, for 10 trading days prior to conversion. The Company may repay the Note at any time for a net payment of $136,350. On June 27, 2014, the Company paid the Note in full for $136,350 in cash.

On January 2, 2014, the Company entered into a Convertible Promissory Note (“Note”) with Metolius Capital, LLC (“Holder”) in the original principal amount of $106,000 bearing a 12% annual interest rate and maturing October 4, 2014. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the Note if repaid within 120 days of date of issue at 125% of the original principal amount plus interest, between 121 days and 150 days at 130% of the original principal amount plus interest and between 151 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. During the nine months ended September 26, 2014, the Holder converted 1,075,051 shares of common stock of the Company with a fair value of $225,761 for $106,000 of principal and interest. On July 25, 2014, the Note was paid in full.

On January 8, 2014, the Company entered into a Convertible Promissory Note (“Note”) with Asher Enterprises, Inc. (“Holder”) in the original principal amount of $63,000 bearing an 8% annual interest rate and maturing September 8, 2014. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the Note if repaid within 30 days of date of issue at 112% of the original principal amount plus interest, between 31 days and 60 days at 119% of the original principal amount plus interest and between 61 days and 90 days at 125% of the original principal amount plus interest and between 91 days and 120 days at 130% of the original principal amount plus interest and between 121 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. On July 11, 2014, the Company elected to pay the Note in full for $87,535 in cash allocated to $63,000 and $24,535 in principal and interest, respectively. On July 11, 2014, the Note was paid in full.

On January 14, 2014, the Company entered into a Convertible Debenture with Daniel James Management, Inc. (“Holder”) in the original principal amount of $101,000 bearing a 12% annual interest rate and maturing January 14, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the lowest closing bid price during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay any portion of the principal amount at 135% of such amount along with any accrued interest of this Debenture at any time upon seven days written notice to the Holder. On July 11, 2014, the Company elected to pay the Note in full for $144,780 in cash allocated to $101,000 and $43,780 in principal and interest, respectively. On July 11, 2014, the Note was paid in full.

On January 22, 2014, the Company entered into a Convertible Promissory Note (“Note”) with WHC Capital, LLC (“Holder”) in the original principal amount of $101,000 bearing a 12% annual interest rate and maturing January 22, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the lowest bid price during the fifteen trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay outstanding principal and interest due at 135% of such amount within 180 days of the execution of the Note. On July 25, 2014, the Company elected to pay the Note in full for $144,443 in cash allocated to $101,000 and $43,443 in principal and interest, respectively.

On January 31, 2014, the Company entered into a Convertible Promissory Note (“Note”) with Tonaquint Inc. (“Holder”) in the original principal amount of $115,000 less an original issuer’s discount of $10,000 and transaction costs of $5,000 bearing a 0% annual interest rate and maturing December 31, 2014. The Note is due in six equal monthly installments plus interest (“Installment Amount”) commencing nine months after the issue date. At the option of the Holder, the Installment Amount is convertible into shares of common stock of the Company at a variable conversion price calculated at 60% of the market price which means the average of the lowest two trading

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prices during the twenty trading day period ending on the latest complete trading day prior to the conversion date. The Company may elect to prepay in cash all or any portion of the outstanding balance of the Note if the Company pays the holder 125% of the outstanding balance.

On February 13, 2014, the Company entered into an Original Issue Discount Secured Promissory Note (“Note”) with Beaufort Ventures PLC (“Holder”) for a purchase price of $101,000 and a face amount of $136,350 and maturing August 13, 2014. After the maturity date, the Notes accrues interest at 22% per annum and the Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the lowest trading price of the prior 15 trading days, determined on the then current trading market of the Company’s common stock, for 10 trading days prior to conversion. The Company may repay the (“, if repaid within 90 days of date of issue, for a net payment of $136,350 plus 70,000 shares of common stock of the Company. On July 7, 2014, the Company paid the Note is full for $136,350 in cash.

On March 5, 2014, the Company entered into a Convertible Promissory Note (“Note”) with LG Capital Funding, LLC (“Holder”) in the original principal amount of $101,000 bearing a 10% annual interest rate and maturing March 5, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the lowest bid price during the twelve trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the Note if repaid within 90 days of date of issue at 125% of the original principal amount plus interest, between 91 days and 150 days at 130% of the original principal amount plus interest and between 151 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment.

On March 10, 2014, the Company entered into a Convertible Promissory Note (“Note”) with Adar Bays, LLC (“Holder”) in the original principal amount of $101,000 bearing a 10% annual interest rate and maturing March 10, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the Note if repaid within 90 days of date of issue at 125% of the original principal amount plus interest, between 91 days and 150 days at 130% of the original principal amount plus interest and between 151 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. During the nine months ended September 26, 2014, the Holder converted 155,632 shares of common stock of the Company with a fair value of $24,458 for $14,000 of principal and interest.

On March 12, 2014, the Company entered into a Convertible Promissory Note (“Note”) with Asher Enterprises, Inc. (“Holder”) in the original principal amount of $103,500 bearing an 8% annual interest rate and maturing December 17, 2014. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the Note if repaid within 30 days of date of issue at 112% of the original principal amount plus interest, between 31 days and 60 days at 119% of the original principal amount plus interest and between 61 days and 90 days at 125% of the original principal amount plus interest and between 91 days and 120 days at 130% of the original principal amount plus interest and between 121 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. During the nine months ended September 26, 2014, the Holder converted 216,920 shares of common stock of the Company with a fair value of $32,538 for $20,000 of principal and interest.

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On March 24, 2014, the Company entered into a Convertible Promissory Note (“Note”) with Carebourn Capital, L.P. (“Holder”) in the original principle amount of $112,500 bearing an 8% annual interest rate and maturing November 24, 2014. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the Note if repaid within 30 days of date of issue at 110% of the original principal amount plus interest, between 31 days and 60 days at 115% of the original principal amount plus interest, between 61 days and 90 days at 120% of the original principal amount plus interest, between 91 days and 120 days at 125% of the original principal amount plus interest, between 121 days and 150 days at 130% of the original principal amount plus interest, and between 151 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. During the nine months ended September 26, 2014, the Company elected to pay $78,289 in cash and the Holder converted 209,353 shares of common stock of the Company with a fair value of $23,448 for $13,090 in principal and interest. At September 25, 2014, the Note was paid in full.

On March 27, 2014, the Company entered into a 10% Original Issue Discount Convertible Promissory Note (“Note”) with Gemini Master Fund, Ltd. (“Holder”) in the original principal amount of $220,000 bearing a 10% annual interest rate and maturing January 1, 2015. At the option of the Holder:

i)	The Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at a variable conversion price calculated at 65% of the market price which means the average of the lowest volume weighted average price during the twenty trading day period ending prior to the conversion date, or
ii)	All principal, costs, charges and interest amounts outstanding may be exchanged for shares of the Company’s common stock at the Conversion Price of $0.25 per share. The Conversion Price is subject to an anti-dilution adjustment.

The Company may repay the Note at 130% of the original principal amount plus interest.

On April 2, 2014, the Company entered into a Convertible Promissory Note (“Note”) with Coventry Enterprises, LLC (“Holder”) in the original principal amount of $101,000 less transaction costs of $13,000 bearing a 10% annual interest rate and maturing April 5, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the lowest bid price during the twelve trading days prior to the conversion date including the day upon which a Notice of Conversion is received by the Company. The Company may repay the Note if repaid within 180 days of date of issue at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment.

On April 14, 2014, the Company entered into a Convertible Promissory Note (“Note”) with Group 10 Holdings, LLC (“Holder”) in the original principal amount of $113,000 less original issue discount of $12,000 bearing a 12% annual interest rate and maturing April 17, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 55% of the lowest trading price of any day during the 20 consecutive trading days prior to the date on which the Holder elects to convert all or part of the Note. The Company may repay the Note if repaid within 30 days of date of issue at 125% of the original principal amount plus interest and between 31 days and 179 days at 135% of the original principal amount plus interest and thereafter, the Company may repay the Note at 145% of the original principal amount plus interest.

On April 16, 2014, the Company entered into a Convertible Promissory Note (“Note”) with Tonaquint Inc. (“Holder”) in the original principal amount of $115,000 less an original issuer’s discount of $10,000 and transaction costs of $13,000 bearing a 10% annual interest rate and maturing March 16, 2015. The Note is due in six equal monthly installments plus interest (“Installment Amount”) commencing nine months after the issue date. At the option of the Holder, the Installment Amount is convertible into shares of common stock of the Company at a variable conversion price calculated at 60% of the market price which means the average of the lowest two trading prices during the twenty trading day period ending on the latest complete trading day prior to the conversion date. The Company may elect to prepay in cash all or any portion of the outstanding balance of the Note if the Company pays the holder 125% of the outstanding balance.

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On April 21, 2014, the Company entered into a Convertible Promissory Note (“Note”) with Tailwind Partners 3, LLC (“Holder”) in the original principal amount of $106,000 less transaction costs of $5,000 bearing a 12% annual interest rate and maturing January 21, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the Note if repaid within 120 days of date of issue at 125% of the original principal amount plus interest, between 121 days and 150 days at 130% of the original principal amount plus interest and between 151 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. During the nine months ended September 26, 2014, the Holder converted 459,281 shares of common stock of the Company with a fair value of $103,600 for $71,000 of principal and interest.

On May 14, 2014, the Company entered into a Convertible Promissory Note (“Note”) with KBM Worldwide, Inc. (“Holder”) in the original principal amount of $103,500 less transaction costs $3,500 bearing an 8% annual interest rate and maturing February 16, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the Note if repaid within 60 days of date of issue at 119% of the original principal amount plus interest, between 61 days and 90 days at 125% of the original principal amount plus interest, between 91 days and 120 days at 130% of the original principal amount plus interest and 121 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment.

On May 27, 2014, the Company issued a Convertible Promissory Note (“Note”) to JMJ Financial (“Holder”), in the original principle amount of $330,000 bearing a 12% annual interest rate and maturing in one year for $300,000 of consideration paid in cash and a $30,000 original issue discount. The Company may repay the Note any time and if repaid within 90 days of date of issue with an interest rate is 0%. This Note together with any unpaid accrued interest is convertible into shares of common stock at the Holder’s option at a variable conversion price calculated as lessor of (a) $0.30 or (b) 60% of the lowest trade occurring during the 25 consecutive trading days immediately preceding the conversion date. On May 27, 2014, the Company received cash of $100,000 in the first tranche, which was net of original issue discount of $10,000. On August 19, 2014, the Company received cash of $50,000 in the second tranche, which was net of original issue discount of $5,000 bearing a 8% annual interest and maturing in one year.

On June 6, 2014, the Company entered into a Convertible Promissory Note (“Note”) with Firehole River Capital, LLC (“Holder”) in the original principal amount of $106,000 less transaction costs of $5,000 bearing a 12% annual interest rate and maturing March 6, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the Note if repaid within 120 days of date of issue at 125% of the original principal amount plus interest, between 121 days and 150 days at 130% of the original principal amount plus interest and between 151 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment.

On June 9, 2014, the Company entered into a Convertible Promissory Note (“Note”) with Group 10 Holdings, LLC (“Holder”) in the original principal amount of $113,000 less an original issue discount of $12,000 bearing a 12% annual interest rate and maturing June 9, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 55% of the lowest trading price of any day during the 20 consecutive trading days prior to the date on which the Holder elects to convert all or part of the Note. The Company may repay the Note if repaid within 30 days of date of issue at 125% of the original principal amount plus interest and between 31 days and 179 days at 135% of the original principal amount plus interest and thereafter, the Company may repay the Note at 145% of the original principal amount plus interest.

On July 2, 2014, the Company entered into a Convertible Promissory Note (“Note”) with KBM Worldwide, Inc. (“Holder”) in the original principal amount of $78,500 less transaction costs $3,500 bearing an 8% annual interest rate and maturing April 7, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the

F-18

latest complete trading day prior to the conversion date. The Company may repay the Note if repaid within 30 days of date of issue at 112% of the original principal amount plus interest, between 31 days and 60 days at 119% of the original principal amount plus interest, between 61 days and 90 days at 125% of the original principal amount plus interest, between 91 days and 120 days at 130% of the original principal amount plus interest and 121 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment.

On July 3, 2014, the Company received cash proceed of a Convertible Promissory Note (“Note”) dated September 26, 2014 with JSJ Investment Inc. (“Holder”) in the original principal amount of $101,000 bearing a 10% annual interest rate and maturing December 27, 2014. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. Upon the maturity date, this note has a cash redemption value of 135%. This provision only may be exercise if the consent of the Note holder is obtained.

On July 8, 2014, the Company entered into a Convertible Promissory Note (“Note”) with Tailwind Partners, LLC (“Holder”) in the original principal amount of $106,000 less transaction costs of $5,000 bearing a 12% annual interest rate and maturing April 8, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the Note if repaid within 120 days of date of issue at 125% of the original principal amount plus interest, between 121 days and 150 days at 130% of the original principal amount plus interest and between 151 days and 180 days at 130% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment.

On July 11, 2014, the Company entered into a Convertible Promissory Note (“Note”) with Tonaquint Inc. (“Holder”) in the original principal amount of $225,000 less an original issuer’s discount of $20,000 and transaction costs of $16,000 bearing a 10% annual interest rate and maturing June 11, 2015. The Note is due in six equal monthly installments plus interest (“Installment Amount”) commencing nine months after the issue date. At the option of the Holder, the Installment Amount is convertible into shares of common stock of the Company at a variable conversion price calculated at 60% of the market price which means the average of the lowest two trading prices during the twenty trading day period ending on the latest complete trading day prior to the conversion date. The Company may elect to prepay in cash all or any portion of the outstanding balance of the Note if the Company pays the holder 125% of the outstanding balance.

On July 11, 2014, the Company entered into a Convertible Promissory Note (“Note”) with Macallan Partners, LLC (“Holder”) in the original principal amount of $115,000 less an original issue discount of $14,000 and transaction costs of $8,080 bearing a 0% annual interest rate and maturing January 7, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the lowest trading price of any day during the 15 consecutive trading days prior to the date on which the Holder elects to convert all or part of the Note. The Company may repay the Note if repaid within 60 days of date of issue at 125% of the original principal amount plus interest, and between 61 days and 120 days at 130% of the original principal amount plus interest and between 121 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment.

On July 15, 2014, the Company issued a Convertible Promissory Note (“Note”) to Iconic Holding, LLC (“Holder”), in the original principle amount of $110,250 less an original issue discount of $5,250 and transaction costs of $8,340 bearing a 0% annual interest rate and maturing July 15, 2015. This unsecured Note is convertible into shares of common stock at the Holder’s option at a variable conversion price calculated at 60% of the lowest trading price of any day during the 10 consecutive trading days prior to the dated on which the Holder elects to convert all or part of the Note. The Company may repay the Note within 60 days of date of issue at 125% of the original principal amount plus interest, between 60 days and 120 days at 130% of the original principal amount plus interest plus 30,000 shares of common stock of the Company and between 120 days and 180 days at 135% of the original principal amount plus interest plus 60,000 shares of common stock of the Company. Thereafter, the Note may only be repaid with the consent of the Holder.

On July 22, 2014, the Company entered into a Convertible Promissory Note (“Note”) with Firehole River Capital, LLC (“Holder”) in the original principal amount of $106,000 less transaction costs of $8,080 bearing a 12% annual interest rate and maturing April 22, 2015. This Note together with any unpaid accrued interest is convertible into

F-19

shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the Note if repaid within 120 days of date of issue at 125% of the original principal amount plus interest, between 121 days and 150 days at 130% of the original principal amount plus interest and between 151 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment.

On July 23, 2014, the Company entered into a Convertible Promissory Note (“Note”) with WHC Capital, LLC (“Holder”) in the original principal amount of $101,000 less transaction costs of $5,000 bearing a 12% annual interest rate and maturing July 23, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the fifteen trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the Note if repaid within 120 days of date of issue at 125% of the original principal amount plus interest, between 121 days and 150 days at 130% of the original principal amount plus interest and between 151 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment.

On August 6, 2014, the Company entered into a Convertible Promissory Note (“Note”) with LG Capital Funding, LLC (“Holder”) in the original principal amount of $106,000 less transaction costs of $5,000 bearing a 10% annual interest rate and maturing August 6, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the lowest bid price during the twelve trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the Note if repaid within 90 days of date of issue at 125% of the original principal amount plus interest, between 91 days and 150 days at 130% of the original principal amount plus interest and between 151 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment.

On August 8, 2014, the Company entered into a Convertible Debenture (“Note”) with Daniel James Management, Inc. (“Holder”) in the original principal amount of $101,000 bearing a 12% annual interest rate and maturing August 8, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the lowest closing bid price during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay any portion of the principal amount at 135% of such amount along with any accrued interest of this Debenture at any time upon seven days written notice to the Holder.

On August 18, 2014, the Company entered into a Convertible Promissory Note (“Note”) with Redwood Fund III, LLC (“Holder”) in the original principle amount of $262,500 less original issue discount of $12,500 and transaction costs of $22,000 bearing a 11% annual interest rate and maturing August 18, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated as 60% of the lowest trading price, determined on the then current trading market for the Company’s common stock, for 20 trading days prior to conversion. The Company may repay any portion of the principal amount at 130% of such amount along with any accrued interest of this Debenture at any time upon five days written notice to the Holder.

On August 18, 2014, the Company entered into a Convertible Promissory Note (“Note”) with Redwood Management, LLC (“Holder”) in the original principle amount of $105,000 less original issue discount $5,000 bearing a 11% annual interest rate and maturing August 18, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated as 60% of the lowest trading price, determined on the then current trading market for the Company’s common stock, for 20 trading days prior to conversion. The Company may repay any portion of the principal amount at 130% of such amount along with any accrued interest of this Debenture at any time upon five days written notice to the Holder.

On September 19, 2014, the Company entered into a Convertible Promissory Note (“Note”) with Eastmore Capital, LLC (“Holder”) in the original principal amount of $110,000 less transaction costs of $5,000 bearing a 12% annual interest rate and maturing September 18, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 60% of the market price which means the average of the lowest trading price during the fifteen trading day period ending on the latest complete trading day prior to the conversion date. For six months, the Company may repay any portion

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of the principal amount at 130% of such amount along with any accrued interest of this Debenture at any time upon five days written notice to the Holder. Thereafter, the Company does not have the right of prepayment.

On September 19, 2014, the Company entered into a Convertible Promissory Note (“Note”) with RDW Capital, LLC (“Holder”) in the original principle amount of $131,250 less original issue discount of $6,250 bearing a 11% annual interest rate and maturing September 19, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated as 60% of the lowest trading price, determined on the then current trading market for the Company’s common stock, for 20 trading days prior to conversion. The Company may repay any portion of the principal amount at 130% of such amount along with any accrued interest of this Debenture at any time upon five days written notice to the Holder.

On September 24, 2014, the Company entered into a Convertible Promissory Note (“Note”) with Carebourn Capital, L.P. (“Holder”) in the original principal amount of $125,289 less transaction costs $6,300 bearing an 12% annual interest rate and maturing June 24, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 60% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the Note if repaid within 30 days of date of issue at 110% of the original principal amount plus interest, between 31 days and 60 days at 115% of the original principal amount plus interest, between 61 days and 90 days at 120% of the original principal amount plus interest, between 91 days and 120 days at 125% of the original principal amount plus interest and 121 days and 150 days at 130% and between 151 days and 180 days at 135% of the original principal amount plus interest of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment.

NOTE 11 – CONVERTIBLE NOTE PAYABLE DERIVATIVE LIABILITY

The Convertible Promissory Notes (see Note 10) with Gemini Master Fund Ltd. an issue date of March 27, 2014, JMJ Financial Tranche 1 with an issue date of May 27, 2014, Tonaquint, Inc. with an issue date of April 16, 2014, Tonaquint, Inc. with an issue date of July 11, 2014, Redwood Fund III, Ltd. with an issue date of August 18, 2014, Redwood Management LLC with an issue date of August 18, 2014, JMJ Financial Tranche 2 with an issue date of August 19, 2014 and RDW Capital, LLC with an issue date of September 19, 2014 have an initial conversion price that is subject to anti-dilution adjustments that allow for the reduction in the Conversion Price in the event the Company subsequently issues equity securities including common stock or any security convertible or exchangeable for shares of common stock for no consideration or for consideration less than original conversion price. Additionally, the Convertible Promissory Notes with JSJ Investments Inc. an issue date of July 3, 2014, KBM Worldwide, Inc an issue date of July 2, 2014, Tailwind Partners, LLC and issued date of July 8, 2014, Macallan Partnes, LLC and issue date of July 11, 2014, Iconic Holdings, LLC an issued date of July 15, 2014, Firehole River Capital, LLC an issued date of July 22, 2014, WHC Capital, LLC an issue date of July 23, 2014, Vista Capital an issue date of July 24, 2014, LG Capital Funding, LLC an issue date of August 6, 2014, Daniel James Manangment, Inc an issue date of August 8, 2014, Eastmore Capital, LLC an issued date of September 19, 2014 and Carebourn Captial LP an issued date of September 24, 2014 all were deemed to not meet the scope exception under ASC 815. The Company accounted for the conversion option in accordance with ASC Topic 815. Accordingly, the Conversion Option is not considered to be solely indexed to the Company’s own stock and, as such, recorded as a liability.

The Company’s convertible promissory note derivative liabilities has been measured at fair value at September 26, 2014 and December 31, 2013 using a binomial model. Since the Conversion Price contains an anti-dilution adjustment, the probability that the Conversion Price of the Notes would decrease as the share price decreased was incorporated into the valuation calculation.

The inputs into the binomial models are as follows:

Conversion price	$0.25 - $0.50
Risk free rate	0.05% - 0.11%
Expected volatility	101% - 136%
Dividend yield	0%
Expected life	0.25 years – 0.98 years

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The fair value of the convertible note payable derivative liability is $984,763 at September 26, 2014. The net change in fair value of the convertible note payable derivative liability of $170,132 and $357,842 is recorded as a gain in the statement of operations for the three and nine months ended September 26, 2014, respectively.

NOTE 12 – WARRANT DERIVATIVE LIABILITY

On July 11, 2014, in conjunction with the issuance of the Convertible Promissory Note issued to Tonaquint, Inc. on July 11, 2014 (see Note 10), the Company issued a warrant to purchase 271,084 shares of common stock with an exercise price of $0.45 per share and a life of five years.

The warrant, is subject to anti-dilution adjustments that allow for the reduction in the conversion price in the event the Company subsequently issues equity securities including common stock or any security convertible or exchangeable for shares of common stock for no consideration or for consideration less than $0.45 a share. The Company accounted for the conversion option in accordance with ASC Topic 815. Accordingly, the Conversion Option is not considered to be solely indexed to the Company’s own stock and, as such, recorded as a liability.

The warrant derivative liability has been measured at fair value at July 11, 2014 and September 26, 2014 using a binomial model. Since the Conversion Price contains an anti-dilution adjustment, the probability that the exercise price of the Notes would decrease as the share price decreased was incorporated into the valuation calculation.

The inputs into the binomial model are as follows:

Risk free rate	1.65% - 1.80%
Expected volatility	136% - 149%
Dividend yield	0%
Expected life	4.75 – 5.00 years

The fair value of the warrant derivative liability is $25,500 at September 26, 2014. The decrease in the fair value of the warrant derivative liability of $21,060 is recorded as a gain in the statement of operations for the three and nine months ended September 26, 2014.

NOTE 13 – CONTINGENT CONSIDERATION PAYABLE

The Company incurred a contingent liability related to Asset Acquisition Agreement with Qwik Staffing Solutions, Inc. on April 29, 2013. The obligation is due in monthly installments by paying an amount equal to 6.5% of the monthly accounts receivable collected by operating the Orlando, Jacksonville and Tampa, Florida locations. The total payments are not to exceed $170,000. The fair value of the obligation is determined by estimating discounted monthly installments at an interest rate of 12% per annum. The obligation to Qwik was paid in full during May 2014.

The Company incurred a contingent liability related to Asset Acquisition Agreement with Shirley’s Employment Service, Inc. on April 13, 2014. The obligation is due in monthly installments by paying an amount equal to 5.0% of the monthly accounts receivable collected by operating the Tulsa, Oklahoma location. The total payments are not to exceed $100,000. The fair value of the obligation is determined by estimating discounted monthly installments at an interest rate of 12% per annum.

The Company incurred a contingent liability related to Asset Acquisition Agreement with Kwik Jobs, Inc. on September 26, 2014. The obligation is due in monthly installments by paying an amount equal to 5.0% of the monthly accounts receivable collected by operating the Birmingham, Alabama and Decatur, Georgia locations. The total payments are not expected to exceed $100,000. The fair value of the obligation is determined by estimating discounted monthly installments at an interest rate of 12% per annum.

Opening balance at December 31, 2013	$79,221
Purchase of Shirley’s customer list – April 13, 2014	91,664
Purchase of Kwik customer list – September 26, 2014	141,529
Payments	(141,441)
Interest	5,205
Closing balance at September 26, 2014	$176,178

NOTE 14 – STOCKHOLDERS’ EQUITY

On October 6, 2014 the Company filed a Certificate of Designation with the Nevada Secretary of State to amend its Articles of Incorporation to create and designate the rights and preferences of a new series of preferred stock designated the Series A Preferred Stock. The number of shares authorized as Series A Preferred Stock shall be fifty one (51) shares. Each share of Series A Preferred Stock shall be convertible into one (1) share of common stock of the Company at the election of the holder and shall have voting rights equal to: (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.

On October 22, 2014, the Board of Directors adopted and approved and the majority shareholder, Ryan Schadel, ratified a Company proposed an amendment to the Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 150,000,000 to 1,000,000,000. The amendment is effective November 25, 2014.

Preferred Stock – The Company has 5,000,000 shares of “blank check” preferred stock authorized. As of September 26, 2014 and December 31, 2013, the Company had no preferred shares issued and outstanding, respectively.

Common Stock - The Company has 150,000,000 shares of $0.001 par value common stock authorized. As of September 26, 2014 and December 31, 2013, the Company had 28,557,173 and 20,982,740 shares issued and outstanding, respectively.

During the nine months ended September 26, 2014, the holders of Convertible Promissory Notes (see Note 10) converted 7,374,433 shares of common stock of the Company with a fair value of $1,709,808 to settle $822,681 of principal and interest.

On February 11, 2014, the Company issued 100,000 shares of common stock for professional services valued at $21,000 ($0.21 per share).

On July 11, 2014, the Company issued 100,000 shares common stock in satisfaction of stock payable for $23,000 in stock-based compensation for professional fees

The following is a summary of the common stock options granted, forfeited or expired and exercised:

	Number of Options	Weighted Average Exercise Price Per Share
Outstanding - January 1, 2014	3,883,455	$0.18
Granted	—	—
Forfeited or expired	(325,580)	$0.05
Exercised	—	—
Outstanding– September 26, 2014	3,557,875	$0.19
Exercisable – September 26, 2014	1,835,000	$0.33

The following table summarizes information on stock options exercisable as of September 26, 2014:

Exercise Price	Number Outstanding at September 26, 2014	Average Remaining Life (Years)	Aggregate Intrinsic Value
$0.25	25,000	4.25	—
$0.295	50,000	4.00	—
$0.30	1,500,000	0.59	—
$0.41	30,000	3.56	—
$0.50	130,000	4.25	—
$0.56	50,000	3.41	—
$0.62	50,000	3.47	—

The following table summarizes information on stock options outstanding as of September 26, 2014:

Exercise Price	Number Outstanding at September 26, 2014	Average Remaining Life (Years)	Aggregate Intrinsic Value
$0.05	1,722,875	9.04	106,818
$0.25	25,000	4.25	—
$0.295	50,000	4.00	—
$0.30	1,500,000	0.59	—
$0.41	30,000	3.56	—
$0.50	130,000	4.25	—
$0.56	50,000	3.41	—
$0.62	50,000	3.47	—

The following is a summary of warrants activity during September 26, 2014:

	Number of Shares	Weighted Average Exercise Price
Balance, January 1, 2014	502,000	0.40
Warrants granted and assumed Warrants canceled	271,084 -	0.45 -
Warrants expired	-	-
Balance, September 26, 2014	773,084	0.42

All warrants outstanding as of September 26, 2014 are exercisable.

NOTE 15 – COMMITMENTS

On January 15, 2014, the Company entered into a 39 month lease agreement with Joe’s Creek Industrial Park, Ltd., commencing February 1, 2014, to rent office space at 4632 28th Street North, St. Petersburg, Florida. Monthly minimum lease payments are $1,500 for the first year of occupancy, $1,545 for the second year of occupancy, $1,591 for the third year of occupancy and $1,691 for the last three months of occupancy.

On January 15, 2014, the Company entered into a 38 month lease agreement with Joseph Vinh Properties., commencing April 1, 2014, to rent office space at 5833 Clinton Highway, Knoxville, TN. Rent is abated for two months of the lease. Monthly minimum lease payments are $1,690 for the first and second year of occupancy.

On March 12, 2014, the Company entered into a 63 month lease agreement with AZG Summit Square LLC., commencing April 1, 2014, to rent office space at 8114 North Federal Blvd., Westminster, CO. The fixed minimum rent for the first nine months is $0 per month. Monthly minimum lease payments are $1,964 for the next nine months of occupancy. Monthly minimum lease payments increase by approximately 3% per annum thereafter.

On March 5, 2014, the Company entered into a 60 month lease agreement HB Jacinto Investors, LLC, commencing April 1, 2014, to rent office space at 11420 East Freeway (I-10). Suite 310, Jacinto City, Texas. Monthly minimum lease payments are $1,728 for the term of the lease.

F-22

On March 18, 2014, the Company entered into a 39 month lease agreement with Amusement Sales & Service, Inc., commencing March 18, 2014, to rent office space at 5500 White Bluff Road, Suite B, Savannah, GA. Rent is abated for three months of the lease. Monthly minimum lease payments are $1,500 for the first year of occupancy. Monthly minimum lease payments increase by approximately 3% per annum thereafter.

On April 16, 2014, the Company entered into a 36 month lease agreement with Korbet’s Restaurant, Inc., commencing August 1, 2014, to rent office space at 2029-E. Airport Blvd, Mobile, AL. Monthly minimum lease payments are $850 for the term of the lease.

On April 16, 2014, the Company entered into a 39 month lease agreement with JW Mariner Corporation, commencing May 1, 2014, to rent office space at 621 U.S. Highway 231. Panama City, FL. Rent is abated for three months of the lease. Monthly minimum lease payments are $1,050 for the first year of occupancy. Monthly minimum lease payments increase by approximately 3% per annum thereafter.

On April 21, 2014, the Company entered into a 36 month 10 day lease agreement with William D. Sconyers and Suzanne L. Sconyers, commencing April 21, 2014, to rent office space at 344 Meadow Ridge Dr., Tallahassee, FL. Rent is abated for three months of the lease. Monthly minimum lease payments are $1,400 for the first year of occupancy. Monthly minimum lease payments increase by approximately 3% per annum thereafter.

On April 21, 2014, the Company entered into a 60 month lease agreement with L’Wood Associates, Inc., commencing May 1, 2014, to rent office space at 4365 Dorchester Rd. Suite 108, North Charleston, SC. Monthly minimum lease payments are $1,452 for the first year of occupancy. Monthly minimum lease payments increase by approximately 3% per annum thereafter.

On April 23, 2014, the Company entered into a 36 month lease agreement with Gale York, commencing May 1, 2014, to rent office space at 1103 Broad Avenue Suite A, Gulfport, MS. Monthly minimum lease payments are $1,250 for the term of the lease.

On April 24, 2014, the Company entered into a 36 month lease agreement with Monterrery Plaza, LLC, commencing May 1, 2014, to rent office space at 9250 Florida Blvd, Baton Rouge, LA. Monthly minimum lease payments are $1,450 for the term of the lease.

On April 28, 2014, the Company entered into a 36 month lease agreement with John Cockfield, commencing April 28, 2014, to rent office space at 4621 Jefferson Hwy, Jefferson, LA. Monthly minimum lease payments are $1,200 for the term of the lease.

On May 1, 2014, the Company entered into a 60 month lease agreement with SP Forest Oaks, LLC, commencing May 1, 2014, to rent office space at 5007 N. Davis Highway Unit 15, Pensacola, FL. Rent is abated for three months of the lease. Monthly minimum lease payments are $1,115.25 for the first year of occupancy. Monthly minimum lease payments increase by approximately 3% per annum thereafter.

On May 22, 2014, the Company entered into a 38 month lease agreement with Vaughn Plaza, LLC, commencing June 1, 2014, to rent office space at 5034 and 5036 Vaughn Road, Montgomery, AL. Monthly minimum lease payments are $1,305 for the term of the lease. Rent is abated for first two months of the lease.

On August 11, 2014, the Company entered into a 63 month lease agreement with First Citizens Bank and Trust Company, Inc, commencing October 1, 2014, to rent office space at 3270A Florence Road, Powder Springs, GA. Monthly minimum lease payments are $6,250 for the first year of occupancy. Monthly minimum lease payments increase by approximately 3% per annum thereafter. Rent is abated for first two months of the lease.

	2014	$ 136,622
Year ended December 31,	2015	483,201
Year ended December 31,	2016	382,161
Year ended December 31,	2017	260,679
Year ended December 31,	2018	185,301
Year ended December 31,	2019	105,566
		$ 1,553,530
F-23

NOTE 16 – SUBSEQUENT EVENTS

From October 1, 2014 to November 4, 2014, the holders of Convertible Promissory Notes (see Note 10) converted 26,936,235 shares of common stock of the Company with a fair value of $1,202,533 to settle $497,573 of principal and interest.

On September 30, 2014, the Company elected to pay in full Carebourn Capital LLP $112,000 in cash for the Convertible Promissory Note dated March 23, 2014.

On October 6, 2014 the Company filed a Certificate of Designation with the Nevada Secretary of State to amend its Articles of Incorporation to create and designate the rights and preferences of a new series of preferred stock designated the Series A Preferred Stock. The number of shares authorized as Series A Preferred Stock shall be fifty one (51) shares. Each share of Series A Preferred Stock shall be convertible into one (1) share of common stock of the Company at the election of the holder and shall have voting rights equal to: (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.

On October 20, 2014, the Company issued fifty-one (51) shares of Series A Preferred Stock to Ryan Schadel for his service as the Chief Executive Officer and director of the Company.

On October 22, 2014, the Board of Directors adopted and approved and the majority shareholder, Ryan Schadel, ratified a Company proposed an amendment to the Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 150,000,000 to 1,000,000,000. The amendment is effective November 25, 2014.

On October 21, 2014, the Company entered into a Convertible Promissory Note (“Note”) with Tailwind Partners 3, LLC (“Holder”) in the original principal amount of $106,000 less transaction costs of $5,000 bearing a 12% annual interest rate and maturing July 31, 2015. This Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the Note if repaid within 120 days of date of issue at 125% of the original principal amount plus interest, between 121 days and 150 days at 130% of the original principal amount plus interest and between 151 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment

F-24

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Labor Smart, Inc.

We have audited the accompanying balance sheets of Labor Smart, Inc. (the “Company”) as of December 31, 2013 and 2012 and the related statements of operations and comprehensive loss, stockholders’ deficit and cash flows for the years then ended. Labor Smart, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Labor Smart, Inc. as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC

Henderson, Nevada

April 11, 2014

F-25

LABOR SMART, INC.

BALANCE SHEETS

December 31, 2013 and 2012

(Audited)

ASSETS
	December 31,
	2013	2012
Current assets
Cash	$178,539	$124,888
Accounts receivable, net	1,941,437	711,210
Prepaid expense	45,497	43,336
Deferred financing costs	57,748	83,634
Marketable securities	4,972	28,424
Other assets	11,591	26,897
Total current assets	2,239,784	1,018,389

Deposits	20,014	7,655
Equipment, net	7,894	—
Customer relationships, net	228,028	—
Total long-term assets	255,936	7,655

Total assets	$2,495,720	$1,026,044

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued liabilities	$135,524	$126,705
Loan payable to factor	865,321	—
Payroll taxes payable	1,487,907	579,400
Notes payable, related party	44,806	219,375
Note payable	—	15,160
Convertible notes payable, net of unamortized discount of $578,848	1,057,679	184,355
Convertible note payable, derivative liability	20,701	—
Total current liabilities	3,611,938	1,124,995

Contingent liability	79,221	—

Total liabilities	3,691,159	1,124,995

Stockholders' deficit
Common stock; $0.001 par value; 75,000,000 shares authorized,
20,982,740 and 16,757,000 issued and outstanding as of
December 31, 2013 and 2012, respectively.	20,982	16,757
Additional paid-in capital	1,978,043	348,838
Accumulated deficit	(3,193,778)	(470,798)
Accumulated other comprehensive income(loss)	(686)	6,252
Total stockholder's deficit	(1,195,439)	(98,951)

Total liabilities and stockholders' deficit	$2,495,720	$1,026,044

See the accompanying notes to the financial statements

F-26

LABOR SMART, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For years ended December 31, 2013 and 2012

(Audited)

	For the year ended December 31, 2013	For the year ended December 31, 2012

Revenues	$16,651,885	$7,175,846

Cost of sales	13,953,122	5,955,679

Gross profit	2,698,763	1,220,167

Operating expenses
Professional fees	308,515	41,131
Stock-based compensation	801,915	210,600
Payroll expenses	1,620,859	549,371
Bad debt expense	215,255	64,318
Loss on sale of receivables	90,826	126,321
General and administrative expense	1,398,877	527,957

Total operating expenses	4,436,247	1,519,698

Operating loss	(1,737,484)	(299,531)

Other income (expenses)
Interest and finance expense	(1,035,031)	(145,173)
Interest income	73	—
Gain on change in fair value in derivative liability	45,222	—
Gain (loss) on sale of securities	4,240	(4,761)

Total other income (expenses)	(985,496)	(149,934)

Net loss	$(2,722,980)	$(449,465)

Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	(6,938)	6,252
Other comprehensive income (loss)	(6,938)	6,252

Comprehensive loss	$(2,729,918)	$(443,213)

Basic loss per common share	$(0.14)	$(0.03)

Basic weighted average common
shares outstanding	19,337,142	16,293,667

See the accompanying notes to the financial statements

F-27

LABOR SMART, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

For years ended December 31, 2013 and 2012

(Audited)

	Common Stock		Additional paid-in	Accumulated	Accumulated other comprehensive	Total Stockholders' Equity
	Shares	Amount	capital	Deficit	income	(deficit)

Balance, December 31, 2011	16,045,000	$16,045	$16,355	$(21,333)	$—	$11,067

Shares issued for services	625,000	625	124,375	—	—	125,000

Warrants issued for services	—	—	17,020	—	—	17,020

Warrants issued for finance costs	—	—	133,521	—	—	133,521

Shares issued for employee compensation	87,000	87	43,113	—	—	43,200

Options issued for employee compensation	—	—	14,454	—	—	14,454

Net change in unrealized gain on marketable securities	—	—	—	—	6,252	6,252

Net loss	—	—	—	(449,465)	—	(449,465)

Balance, December 31, 2012	16,757,000	16,757	348,838	(470,798)	6,252	(98,951)

Shares issued for services	1,833,500	1,834	442,561	—	—	444,395

Shares issued for cash	200,000	200	99,800	—	—	100,000

Conversion of convertible notes	2,152,240	2,151	675,879	—	—	678,030

Commitment fees	40,000	40	10,760	—	—	10,800

Warrants issued for finance costs	—	—	57,359	—	—	57,359

Options issued for employee compensation	—	—	342,846	—	—	342,846

Net change in unrealized gain on marketable securities	—	—	—	—	(6,938)	(6,938)

Net loss	—	—	—	(2,722,980)	—	(2,722,980)

Balance, December 31, 2013	20,982,740	$20,982	$1,978,043	$(3,193,778)	$(686)	$(1,195,439)

See the accompanying notes to the financial statements

F-28

LABOR SMART, INC.

STATEMENTS OF CASH FLOWS

For years ended December 31, 2013 and 2012

(Audited)

	For the year ended December 31, 2013	For the year ended December 31, 2012

Cash flows from operating activities:
Net loss	$(2,722,980)	$(449,465)
Adjustments to reconcile net loss to net
cash used in operating activities:
Stock-based compensation	801,915	185,000
Interest and financing costs	698,585	124,242
Depreciation and amortization	70,020	—
Bad debt expense	215,255	64,318
(Gain) loss on sale of securities	(4,240)	4,761
(Gain) on change in fair value of derivative liability	(45,222)	—
Changes in operating assets and liabilities:
Increase (decrease) in off-balance sheet receivable factoring	(291,708)	291,708
Increase in accounts receivables	(1,153,774)	(995,050)
Increase in prepaid expense and deposits	(25,458)	(8,699)
Increase in other assets	15,306	(32,168)
Increase in accounts payable and accrued liabilities	8,819	117,848
Increase in accrued liabilities, related party	—	19,375
Increase in payroll taxes payable	908,507	553,709
(Decrease) in other liabilities	—	(7,185)
Net cash used by operating activities	(1,524,975)	(131,606)

Cash flows from investing activities:
Assets acquired in asset purchase agreement	(150,000)	—
Purchase of fixed assets	(1,188)	—
Proceeds from sale of marketable securities	1,853,884	1,536
Purchase of marketable securities	(1,833,129)	(28,469)
Net cash used by investing activities	(130,433)	(26,933)

Cash flows from financing activities:
Proceeds from common stock	100,000	—
Proceeds from convertible notes payable	1,630,200	120,000
Payment on convertible notes payable	(607,500)	—
Proceeds from notes payable- related party	—	210,000
Payment on notes payable - related party	(173,962)	(110,000)
Proceeds from loan payable to factor	865,321	—
Payments on contingent liability	(89,840)	—
Payment on financed insurance	(15,160)	(1,684)
Net cash provided by financing activities	1,709,059	218,316

Net change in cash	53,651	59,777

Cash, beginning of period	124,888	65,111

Cash, end of period	$178,539	$124,888

Supplemental disclosure of cash flow information:
Interest paid	$227,854	$—
Taxes paid	$—	$—
Non-cash investing and financing activities
Warrants issued as part of deferred finance costs	$57,359	$83,634
Shares issued for prepaid services	$—	$14,674
Finance costs included in convertible note value	$104,550	$16,844
Commitment fees	$10,800	$—
Shares issued for convertible notes	$678,030	$—
Contingent liability associated with asset purchase	$158,490	$—

See the accompanying notes to the financial statements

F-29

LABOR SMART, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Audited)

NOTE 1 – NATURE OF OPERATIONS

Nature of Business

Labor Smart, Inc. (the “Company”) was incorporated in the State of Nevada on May 31, 2011. Labor Smart, Inc. provides temporary blue-collar staffing services. It supplies general laborers on demand to the light industries, including manufacturing, logistics, and warehousing, skilled trades’ people, and general laborers to commercial construction industries.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company requires capital for its contemplated operational and marketing activities. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. Accordingly, the Company had a net loss of $2,722,980 for the year ended December 31, 2013. Additionally, the operating activities of the Company used $1,524,975 net cash during the same one year period. The obtainment of additional financing and increasingly profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company has adopted a December 31 fiscal year end.

Fair Value of Financial Instruments

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC (“ASC 820-10”), fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;
Level 2	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;
Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Pursuant to ASC 825, the fair value of cash and marketable securities is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of cash, accounts receivables, marketable securities, accounts payable and accrued liabilities, and notes payable approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

F-30

Assets measured at fair value on a recurring basis were presented on the Company’s balance sheet as of December 31, 2013 and 2012 as follows:

	Fair Value Measurements as of December 31, 2013 Using:
	Total Carrying Value as of	Quoted Market Prices in Active Markets	Significant Other Observable Inputs	Significant Unobservable Inputs
	12/31/13	(Level 1)	(Level 2)	(Level 3)
Assets:
Equity securities	$4,972	$4,972	$0	$0
Total	$4,972	$4,972	$0	$0
Liabilities:
Derivative liability	$20,701	$0	$20,701	$0
Contingent liability	79,221	0	0	79,221
Total	$99,922	$0	$20,701	$79,221

	Fair Value Measurements as of December 31, 2012 Using:
	Total Carrying Value as of	Quoted Market Prices in Active Markets	Significant Other Observable Inputs	Significant Unobservable Inputs
	12/31/12	(Level 1)	(Level 2)	(Level 3)
Assets:
Equity securities	$28,424	$28,424	$0	$0
Total	$28,424	$28,424	$0	$0
Liabilities:
Derivative liability	$0	$0	$0	$0
Contingent liability	$0	$0	$0	$0
Total	$0	$0	$0	$0

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days. Cash equivalents are placed with high credit quality financial institutions and are primarily in money market funds. The carrying value of those investments approximates fair value.

Income Taxes

F-31

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB ASC 740-10, “Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes.

The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Revenue Recognition

The Company recognizes revenues and the related costs when persuasive evidence of an arrangement exists, delivery and acceptance has occurred or service has been rendered, the price is fixed or determinable, and collection of the resulting receivable is reasonably assured. Amounts invoiced or collected in advance of product delivery or providing services are recorded as deferred revenue. The Company accrues for customer credits, bad debts, and other allowances based on its historical experience. Staffing revenue is recognized as the services are performed. Revenue also includes billable travel and other reimbursable costs and is record net of sales tax.

Deferred Financing Costs

Deferred financing costs consist of costs incurred to obtain debt financing, including legal fees, origination fees and administration fees. Costs associated with the Convertible Promissory Note are deferred and amortized in our accompanying statement of operations using the straight-line method, which approximates the effective interest method, over the terms of the respective financing instrument.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company, and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Factoring Agreements and Accounts Receivable

The Company had a month-to-month financing agreements with Riviera Finance LLC (“Riveria”) which was terminated on July 24, 2013. On July 31, 2013 the Company entered into a Purchase and Sale Agreement with Transfac Capital, Inc. (“Transfac”). The agreement with Riveria includes a non-recourse factoring arrangement that provides notification factoring on substantially all of the Company’s sales. Riviera, based on credit approved orders, assumes the accounts receivable risk of the Company’s customers in the event of insolvency or non-payment. All other receivable risks for customer deductions that reduce the customer receivable balances are retained by the Company, including, but not limited to, allowable customer markdowns, disputes, and discounts. The Company assumes the risk on accounts receivable not factored to Riviera, which is shown as accounts receivable on the accompanying balance sheets, net of factored accounts receivable. Advance to the Company from Transfac are with recourse and are secured by assets of the Company and are treated as a secured financing arrangement. As of December 31, 2013 and 2012, factored accounts receivable total $865,321 and $772,676, respectively.

Allowance for Doubtful Accounts

The Company allows for an estimated amount of receivables that may not be collected. The Company estimates its allowance for doubtful accounts based on historical experience and customer relationships. As of December 31, 2013 and 2012, the Company has recorded an allowance of $215,255 and $64,318, respectively.

F-32

Equipment

Property and equipment are stated at the lower of cost or fair value. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, as follows:

Description	Estimated Life
Office equipment and furniture	3 years

The estimated useful lives are based on the nature of the assets as well as current operating strategy and legal considerations such as contractual life. Future events, such as property expansions, property developments, new competition, or new regulations, could result in a change in the manner in which the Company uses certain assets requiring a change in the estimated useful lives of such assets.

	December 31, 2013	December 31, 2012
Office equipment and furniture	$11,842	$—
Less: accumulated depreciation	(3,948)	—
	$7,894	$—

Customer Relationships

Customer relationships comprise customer lists acquired from Qwik Staffing Solutions, Inc. on April 29, 2013. Customer lists are amortized on a straight-line basis over three years.

	December 31, 2013	December 31, 2012
Customer lists	$294,100	$—
Less: accumulated amortization	(66,072)	—
	$228,028	$—

Earnings (loss) per share

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if potentially dilutive securities had been issued.

Convertible Debentures

Beneficial Conversion Feature

If the conversion features of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 “Debt with Conversion and Other Options.” In those circumstances, the convertible debt is recorded net of the discount related to the BCF and the Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

Debt Discount

The Company determines if the convertible debenture should be accounted for as liability or equity under ASC 480, Liabilities — Distinguishing Liabilities from Equity. ASC 480, applies to certain contracts involving a company's own equity, and requires that issuers classify the following freestanding financial instruments as liabilities. Mandatorily redeemable financial instruments, Obligations that require or may require repurchase of the issuer's equity shares by transferring assets (e.g., written put options and forward purchase contracts), and Certain obligations where at inception the monetary value of the obligation is based solely or predominantly on:

– A fixed monetary amount known at inception, for example, a payable settleable with a variable number of the issuer's equity shares with an issuance date fair value equal to a fixed dollar amount,

– Variations in something other than the fair value of the issuer's equity shares, for example, a financial instrument indexed to the S&P 500 and settleable with a variable number of the issuer's equity shares, or

F-33

– Variations inversely related to changes in the fair value of the issuer's equity shares, for example, a written put that could be net share settled.

If the entity determined the instrument meets the guidance under ASC 480 the instrument is accounted for as a liability with respective debt discount. The Company records debt discounts in connection with raising funds through the issuance of convertible debt (see Note 8). These costs are amortized to non-cash interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Derivative Financial Instruments

Derivative financial instruments, as defined in ASC 815, “Accounting for Derivative Financial Instruments and Hedging Activities”, consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

The Company does not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, the Company has issued financial instruments including senior convertible notes payable and freestanding stock purchase warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by ASC 815, in certain instances, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

Stock-based compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

F-34

NOTE 4 – PREPAID

As of December 31, 2013 and 2012, the Company had prepaid expenses of $45,497 and $43,336, respectively. Prepaid expenses at December 31, 2013 comprises primarily of prepaid lease payments.

NOTE 5 – CUSTOMER RELATIONSHIP, NET

On April 29, 2013 the Company entered into an Asset Purchase Agreement (“Agreement”) with Qwik Staffing Solutions, Inc. (“Qwik”).  Under the terms of the Agreement, Qwik sold all of the operating assets (“Assets”) of Qwik, excluding cash and accounts receivable.  In consideration for the Assets, the Company agreed to pay $320,000 in cash.  The first $150,000 is due one day prior to the delivery and transfer of the Assets.  The remaining $170,000 is due in monthly installments by paying an amount equal to 6.5% of the monthly accounts receivable collected by operating the Orlando, Jacksonville and Tampa, Florida locations.  In the event these aggregate monthly payments total less than $170,000, after 14 months, Qwik will issue the Company a credit memo for the difference.

The total purchase price for Qwik was approximately $308,490. The purchase price consisted of approximately (i) $150,000 in cash, (ii) Estimated fair value of consideration payable on collection 6.5% of the monthly accounts receivable collected by operating the Orlando, Jacksonville and Tampa, Florida locations over the next fourteen months of $158,490. The Company expected to pay total consideration of $170,000 in equal installments over 14 months. The fair value of the consideration was estimated by discounting the monthly installments by 12% per annum.

Equipment	$10,654
Prepaid supplies	3,736
Customer relationships	294,100
Net assets acquired	$308,490

Cash	$150,000
Contingent consideration	158,490
Consideration paid	$308,490

As of December 31, 2013 and 2012, the customer list is valued at $228,028 and $0, respectively. Amortization expense was $66,072 and $0 for the year ended December 31, 2013 and 2012, respectively.

F-35

NOTE 6 – FACTORING AGREEMENT

On July 24, 2013, the Company terminated a month-to-month financing agreement with Riviera Finance LLC (“Riviera”) that included a non-recourse factoring arrangement that provides notification factoring on substantially all of the Company’s sales. Receivables were factored at a rate of eight-five (85) percent of the invoice face value on accepted accounts up to $500,000. A reserve of eight (8) percent of the invoice face value is held by Riviera in case of customer disputes.

Fees charged by Riviera are two (2) percent of the unpaid invoice face value for the first twenty-five (25) days after the factored date and 0.8% of the invoice face value for every ten (10) days thereafter up to a total of seven (7) percent, including the initial two (2) percent. Administrative charges based on various rates are charged on the gross face amount of all accounts with minimum fees as defined in the agreement. The following table details the amounts of the factoring agreement with Riviera as of December 31, 2013 and 2012.

	Receivables Factored	Reserve Deposit	Fees	Administrative Charges
December 31, 2013	$0	$0	$90,826	$0
December 31, 2012	$291,708	$25,597	$126,321	$0

The reserve deposit is included in other current assets within the balance sheets and receivables factored are netted against accounts receivable. Fees or charges billed by Riviera Finance as of December 31, 2013 and 2012 are $90,826 and $126,321, respectively.

On July 31, 2013 the Company entered into a Purchase and Sale Agreement with Transfac Capital, Inc. (“Transfac”).  Under the terms of the Purchase and Sale Agreement, Transfac shall have the right, but not the obligation, to purchase up to Two Million Dollars ($2,000,000) worth of accounts receivable (the “Maximum Advances”) of the Company.  For each account receivable purchased, Transfac shall advance seventy percent (70%) of the face value of the account and the balance after receipt of full payment on the account.  As consideration, the Company shall pay Transfac two percent (2%) of the average monthly balance of the outstanding accounts purchased, with a minimum of one half of one percent (0.5%) of the Maximum Advances per month, as long as the Purchase and Sale Agreement remains in effect.

The factoring line of credit with Transfac has been treated as a secured financing arrangement. As of December 31, 2013 under the agreement with Transfac, the Company had factored receivables in the amount of $1,281,122 and recorded a liability of $865,321. Discounts and interest provided during factoring of the accounts receivable have been expensed on the accompanying combined statements of operations as interest expense. For the year ended December 31, 2013, interest expense related to the factoring arrangement was $103,165.

NOTE 7 – RELATED PARTY

On January 11, 2012, the Company issued a promissory note to the Company’s President in exchange for $50,000 in cash. The note is unsecured, bears interest at 10% per annum if not paid before the maturity date, and matures on January 11, 2013. As of April 23, 2013, $43,000 of this note has been repaid. The unpaid portion of this note of $7,000 was consolidated into the loan agreement dated April 25, 2013.

On January 19, 2012, the Company issued a promissory note to the Company’s President in exchange for $50,000 in cash. The note is unsecured, bears interest at 10% per annum if not paid before the maturity date, and matures on January 19, 2013. This note was consolidated into the loan agreement dated April 25, 2013.

F-36

On February 6, 2012, the Company issued a promissory note to the Company’s President in exchange for $25,000 in cash. The note is unsecured, bears interest at 10% per annum if not paid before the maturity date, and matures on February 6, 2013. This note was consolidated into the loan agreement dated April 25, 2013.

On February 20, 2012, the Company issued a promissory note to the Company’s President in exchange for $15,000 in cash. The note is unsecured, bears interest at 10% per annum if not paid before the maturity date, and matures on February 20, 2013. This note was consolidated into the loan agreement dated April 25, 2013.

On March 5, 2012, the Company issued a promissory note to the Company’s President in exchange for $15,000 in cash. The note is unsecured, bears interest at 10% per annum if not paid before the maturity date, and matures on March 5, 2013. This note was consolidated into the loan agreement dated April 25, 2013.

On March 8, 2012, the Company issued a promissory note to the Company’s President in exchange for $45,000 in cash. The note is unsecured, bears interest at 10% per annum if not paid before the maturity date, and matures on March 8, 2013. This note was consolidated into the loan agreement dated April 25, 2013.

On March 12, 2012, the Company issued a promissory note to the Company’s President in exchange for $10,000 in cash. The note is unsecured, bears interest at 10% per annum if not paid before the maturity date, and matures on March 12, 2013. This note was consolidated into the loan agreement dated April 25, 2013.

On April 25, 2013, the Company entered into a loan agreement with the CEO of the Company in the amount of $175,768. This loan is payable on demand, unsecured, and bears 0% interest per annum. This loan consolidates all previous loans issued. As of December 31, 2013, $130,962 of this note has been repaid and $44,806 of this note remains outstanding.

NOTE 8 – CONVERTIBLE PROMISSORY NOTES

On September 20, 2012, the Company entered into a Convertible Promissory Note with Evolution Capital, LLC, (the ‘Holder’) in the original principle amount of $130,000 bearing a 12% annual interest rate and maturing June 20, 2013. This convertible note together with any unpaid accrued interest is convertible into shares of common stock at the holder’s option at a variable conversion price calculated as 50% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. On March 28, 2013, Evolution Capital, LLC elected to convert $130,000 of principal amount for 604,651 shares of common stock of the Company valued at $268,088 ($0.44 per share) in accordance with the terms of the Note. After conversion the Convertible Promissory Note was paid in full.

F-37

On January 17, 2013, the Company entered into a Convertible Promissory Note with Asher Enterprises, Inc. (“Holder”) in the original principle amount of $103,500 bearing an 8% annual interest rate and maturing October 21, 2013. This convertible promissory note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 51% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the convertible promissory note if repaid within 60 days of date of issue at 130% of the original principal amount plus interest, between 60 days and 120 days at 140% of the original principal amount plus interest and between 120 days and 180 days at 150% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. The Company received cash proceeds of $100,000, which was net of original issue discount of $105,478. On April 16, 2013, Company elected to prepay the Convertible Promissory Note dated January 17, 2013 with Asher Enterprises, Inc. for $146,647 in cash. The payment includes prepayment of $103,500 in original principal, a prepayment penalty and outstanding accrued interest of $43,147.

On February 25, 2013, the Company entered into a Convertible Promissory Note with Evolution Capital Fund I, L.P. (“Holder”) in the original principle amount of $106,000 bearing a 12% annual interest rate and maturing November 25, 2013. This convertible note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated as 52% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the convertible promissory note if repaid within 120 days of date of issue at 140% of the original principal amount plus interest, between 121 days and 150 days at 145% of the original principal amount plus interest and between 151 days and 180 days at 150% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. The Company received cash proceeds of $101,000, which was net of original issue discount of $106,628. On September 28, 2013, the Holder converted 221,108 shares of common stock of the Company with a fair market value of $61,910 for $27,529 and $2,471 in principal and interest, respectively. On October 29, 2013, the Holder converted 227,342 shares of common stock of the Company with a fair market value of $65,929 for $23,859 and $2,141 in principal and interest, respectively. On November 26, 2013, the Holder converted 418,060 shares of common stock of the Company with a fair market value of $96,154 for $45,882 and $4,118 in principal and interest, respectively. On November 26, 2013, the Holder waived $9,514 of interest and the Convertible Promissory Note was paid in full.

On March 4, 2013, the Company issued a Convertible Note to Vista Capital Investments, LLC (“Holder”), in the original principle amount of $275,000 bearing a 12% annual interest rate and maturing one year for $250,000 of consideration paid in cash and a $25,000 original issue discount. The Company may repay the convertible note any time and if repaid within 90 days of date of issue with an interest rate is 0%. This convertible note together with any unpaid accrued interest is convertible into shares of common stock at the Holder’s option at a variable conversion price calculated as lessor of (a) $0.62 or (b) 60% of the lowest trade occurring during the 25 consecutive trading days immediately preceding the conversion date.

i)	The Company received cash proceeds of $25,000 on the first tranche of the Convertible Note, which was net of original issue discount of $20,533. On September 5, 2013, the Holder converted 50,000 shares of common stock of the Company with a fair market value of $17,500 for $7,071 and $849 in principal and interest, respectively. On October 8, 2013, the Holder converted 50,000 shares of common stock of the Company with a fair market value of $14,250 for $6,696 and $804 in principal and interest, respectively. On October 24, 2013, the Holder converted 60,000 shares of common stock of the Company with a fair market value of $15,000 for $7,007 and $841 in principal and interest, respectively. On November 21, 2013, the Holder converted 57,374 shares of common stock of the Company with a fair market value of $14,917 for $6,725 and $807 in principal and interest, respectively. On November 21, 2013, the first tranche of the Convertible Note was paid in full.
ii)	On October 30, 2013, the Company received cash proceeds of $25,000 on the second tranche of the Convertible Note, which was net of original issue discount of $18,667. At December 31, 2013, $3,680 of discount has been amortized on the second tranche.

F-38

On March 6, 2013, the Company issued a Convertible Note to JMJ Financial (“Holder”), in the original principle amount of $275,000 bearing a 12% annual interest rate and maturing in one year for $250,000 of consideration paid in cash and a $25,000 original issue discount. The Company may repay the convertible note any time and if repaid within 90 days of date of issue with an interest rate is 0%. This convertible note together with any unpaid accrued interest is convertible into shares of common stock at the Holder’s option at a variable conversion price calculated as lessor of (a) $0.62 or (b) 60% of the lowest trade occurring during the 25 consecutive trading days immediately preceding the conversion date.

i)	On March 6, 2013, the Company received cash of $46,000 in the first tranche, which was net of original issue discount of $41,067. On September 9, 2013, the Holder converted 60,000 shares of common stock of the Company with a fair market value of $21,000 for $8,486 and $1,018 in principal and interest, respectively. On September 19, 2013, the Holder converted 80,000 shares of common stock of the Company with a fair market value of $20,800 for $10,834 and $1,300 in principal and interest, respectively. On October 7, 2013, the Holder converted 75,000 shares of common stock of the Company with a fair market value of $19,875 for $10,045 and $1,205 in principal and interest, respectively. On October 21, 2013, the Holder converted 100,000 shares of common stock of the Company with a fair market value of $25,000 for $11,721 and $1,407 in principal and interest, respectively. On November 12, 2013, the Holder converted 118,705 shares of common stock of the Company with a fair market value of $29,083 for $13,914 and $1,670 in principal and interest, respectively. On November 12, 2013, the first tranche was paid in full.
ii)	On June 27, 2013, the Company received the second tranche of $50,000 in cash, which was net of original issue discount of $42,000. At December 31, 2013, $24,976 of discount has been amortized on the second tranche.
iii)	On September 27, 2013, the Company received the third tranche of $50,000 in cash, which was net of original issue discount of $42,000. At December 31, 2013, $12,688 of discount has been amortized on the third tranche.
iv)	On December 9, 2013, the Company received the fourth tranche of $40,000 in cash, which was net of original issue discount of $36,497. At December 31, 2013, $2,526 of discount has been amortized on the fourth tranche.

On April 10, 2013, the Company issued a Convertible Promissory Note to Iconic Holding, LLC (“Holder”), in the original principle amount of $115,500 bearing a 5% annual interest rate and maturing April 10, 2014 for $101,200 of consideration paid in cash, $8,800 in issuer expenses and a $5,500 original issue discount. This unsecured convertible promissory note is convertible into shares of common stock at the Holder’s option at a variable conversion price calculated at 65% of the lowest trading price of any day during the 10 consecutive trading days prior to the dated on which the Holder elects to convert all or part of the Note. The Company may repay the convertible promissory note within 60 days of date of issue at 110% of the original principal amount plus interest, between 60 days and 120 days at 120% of the original principal amount plus interest and between 120 days and 180 days at 130% of the original principal amount plus interest and 30,000 shares of common stock of the Company with a fair market value of $8,550. Thereafter, the Note may only be repaid with the consent of the Holder. The Company received cash proceeds of $101,200, which was net of unamortized discount of $62,192. On October 7, 2013, Company elected to prepay the Convertible Promissory Note for $149,500 in cash. The payment includes prepayment of $115,500 in original principal a prepayment penalty and outstanding accrued interest of $34,000.

On April 29, 2013, the Company entered into a Convertible Promissory Note with Asher Enterprises, Inc. (“Holder”) in the original principle amount of $128,500 bearing an 8% annual interest rate and maturing January 31, 2014. This convertible promissory note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the convertible promissory note if repaid within 30 days of date of issue at 112% of the original principal amount plus interest, between 31 days and 60 days at 119% of the original principal amount plus interest, between 61 days and 90 days at 125% of the original principal amount plus interest, between 91 days and 120 days at 130% of the original principal amount plus interest and between 121 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. The Company received cash proceeds of $125,000, which was net of original issue discount of $93,052. On October 24, 2013, Company elected to prepay the Convertible Promissory Note for $176,291 in cash. The payment includes prepayment of $128,500 in original principal a prepayment penalty and outstanding accrued interest of $47,791.

F-39

On May 17, 2013, the Company entered into a Convertible Promissory Note with Redwood Fund II, LLC (“Holder”) in the original principle amount of $101,000 bearing a 10% annual interest rate and maturing November 17, 2013. This convertible note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated as 58% of the lowest trading price, determined on the then current trading market for the Company’s common stock, for 20 trading days prior to conversion. The Company received cash proceeds of $101,000, which was net of original issue discount of $76,825. At December 31, 2013, $60,547 of discount has been amortized. On November 19, 2013, Company elected to prepay the Convertible Promissory Note for $138,875 in cash. The payment includes prepayment of $101,000 in original principal a prepayment penalty and outstanding accrued interest of $37,875.

On May 20, 2013, the Company entered into a Convertible Promissory Note with Asher Enterprises, Inc. (“Holder”) in the original principle amount of $53,000 bearing an 8% annual interest rate and maturing February 20, 2014. This convertible promissory note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the convertible promissory note if repaid within 30 days of date of issue at 112% of the original principal amount plus interest, between 31 days and 60 days at 119% of the original principal amount plus interest, between 61 days and 90 days at 125% of the original principal amount plus interest, between 91 days and 120 days at 130% of the original principal amount plus interest and between 121 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. The Company received cash proceeds of $50,000, which was net of original issue discount of $40,701. On November 20, 2013, Company elected to prepay the Convertible Promissory Note for $73,641 in cash. The payment includes prepayment of $53,000 in original principal a prepayment penalty and outstanding accrued interest of $20,641.

On June 4, 2013, the Company entered into a Convertible Promissory Note with Evolution Capital Fund I, L.P. (“Holder”) in the original principle amount of $106,000 bearing a 12% annual interest rate and maturing March 4, 2014. This convertible note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated as 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the convertible promissory note if repaid within 120 days of date of issue at 140% of the original principal amount plus interest, between 121 days and 150 days at 145% of the original principal amount plus interest and between 151 days and 180 days at 150% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. The Company received cash proceeds of $101,000, which was net of original issue discount of $81,648. On December 31, 2013, Company elected to prepay the Convertible Promissory Note for $148,400 in cash. The payment includes prepayment of $106,000 in original principal a prepayment penalty and outstanding accrued interest of $42,400.

On July 11, 2013, the Company entered into a Convertible Promissory Note with Asher Enterprises, Inc. (“Holder”) in the original principle amount of $63,000 bearing an 8% annual interest rate and maturing April 15, 2014. This convertible promissory note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the convertible promissory note if repaid within 30 days of date of issue at 112% of the original principal amount plus interest, between 31 days and 60 days at 119% of the original principal amount plus interest, between 61 days and 90 days at 125% of the original principal amount plus interest, between 91 days and 120 days at 130% of the original principal amount plus interest and between 121 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. The Company received cash proceeds of $60,000, which was net of original issue discount of $48,400. At December 31, 2013, $32,508 of discount has been amortized.

F-40

On September 16, 2013, the Company entered into a Convertible Promissory Note (“Note”) with Willow Creek Capital Group, LLC (“Holder”) in the original principle amount of $130,000 bearing a 12% annual interest rate and maturing July 16, 2014. At the option of the Holder:

i)	The Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date, or
ii)	All principal, costs, charges and interest amounts outstanding may be exchanged for shares of the Company’s common stock at the Conversion Price of $0.34 per share. The Conversion Price is subject to an anti-dilution adjustment in the event the Company at any time, while the Notes are outstanding, issues equity securities including common stock or any security convertible or exchangeable for shares of common stock for no consideration or for consideration less than $0.34 a share.

The Company may repay the convertible promissory note at 135% of the original principal amount plus interest. The Company received cash proceeds of $125,000, which was net of original issue discount of $103,516 and convertible note payable derivative liability of $65,723. At December 31, 2013, $40,744 of discount has been amortized.

On October 31, 2013, the Company issued a Convertible Promissory Note to Iconic Holding, LLC (“Holder”), in the original principle amount of $110,250 bearing a 0% annual interest rate and maturing October 31, 2014 for $105,000 of consideration paid in cash and a $5,250 original issue discount. This unsecured convertible promissory note is convertible into shares of common stock at the Holder’s option at a variable conversion price calculated at 60% of the lowest trading price of any day during the 10 consecutive trading days prior to the dated on which the Holder elects to convert all or part of the Note. The Company may repay the convertible promissory note within 60 days of date of issue at 125% of the original principal amount plus interest, between 60 days and 120 days at 130% of the original principal amount plus interest plus 30,000 shares of common stock of the Company and between 120 days and 180 days at 135% of the original principal amount plus interest plus 60,000 shares of common stock of the Company. Thereafter, the Note may only be repaid with the consent of the Holder. The Company received cash proceeds of $105,000, which was net of unamortized discount of $73,500. At December 31, 2013, $12,284 of discount has been amortized.

On November 4, 2013, the Company entered into a Convertible Promissory Note with Asher Enterprises, Inc. (“Holder”) in the original principle amount of $128,500 bearing an 8% annual interest rate and maturing November 4, 2014. This convertible promissory note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the convertible promissory note if repaid within 30 days of date of issue at 112% of the original principal amount plus interest, between 31 days and 60 days at 119% of the original principal amount plus interest, between 61 days and 90 days at 125% of the original principal amount plus interest, between 91 days and 120 days at 130% of the original principal amount plus interest and between 121 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. The Company received cash proceeds of $125,000, which was net of original issue discount of $100,496. At December 31, 2013, $17,300 of discount has been amortized.

On December 9, 2013, the Company entered into a Convertible Promissory Note with Group 10 Holdings, LLC (“Holder”) in the original principle amount of $106,000 bearing a 12% annual interest rate and maturing December 9, 2014. This convertible promissory note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 55% of the lowest trading price of any day during the 10 consecutive trading days prior to the dated on which the Holder elects to convert all or part of the Note. The Company may repay the convertible promissory note if repaid within 30 days of date of issue at 125% of the original principal amount plus interest and between 31 days and 179 days at 135% of the original principal amount plus interest. Thereafter, the Company subject to the approval of the Holder, may repay the convertible promissory note at 135% of the original principal amount plus interest. The Company received cash proceeds of $101,000 which was net of original issue discount of $97,135. At December 31, 2013, $6,622 of discount has been amortized.

F-41

On December 12, 2013 the Company entered into a Convertible Promissory Note with Tonaquint Inc. (“Holder”) in the original principle amount of $115,000 bearing a 10% annual interest rate and maturing November 12, 2014. The Convertible Promissory Note is due is six equal monthly installments plus interest (“Installment Amount”) commencing six months after the issue date. At the option of the Holder, the Installment Amount is convertible into shares of common stock of the Company at a variable conversion price calculated at 60% of the market price which means the average of the lowest two trading prices during the twenty trading day period ending on the latest complete trading day prior to the conversion date. The Company may elect to prepay in cash all or any portion of the outstanding balance of the convertible promissory note if the Company pays the holder 125% of the outstanding balance. The Company received cash proceeds of $100,000, which was net of original issue discount of $83,703. At December 31, 2013, $5,346 of discount has been amortized.

On December 13, 2013 the Company entered into a Convertible Promissory Note with Tailwind Partners, LLC (“Holder”) in the original principle amount of $106,000 bearing a 12% annual interest rate and maturing November 12, 2014. This convertible promissory note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the convertible promissory note if repaid within 120 days of date of issue at 125% of the original principal amount plus interest, between 121 days and 150 days at 130% of the original principal amount plus interest and between 151 days and 180 days at 130% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. The Company received cash proceeds of $101,000, which was net of original issue discount of $83,673. At December 31, 2013, $6,124 of discount has been amortized.

NOTE 9 – CONVERTIBLE NOTE PAYABLE DERIVATIVE LIABILITY

The Convertible Promissory Note with Willow Creek Capital Group, LLC are subject to anti-dilution adjustments that allow for the reduction in the Conversion Price in the event the Company subsequently issues equity securities including common stock or any security convertible or exchangeable for shares of common stock for no consideration or for consideration less than $0.34 a share. The Company accounted for the conversion option in accordance with ASC Topic 815. Accordingly, the Conversion Option is not considered to be solely indexed to the Company’s own stock and, as such, recorded as a liability.

The Company’s convertible promissory note derivative liability has been measured at fair value at September 16, 2013 and December 31, 2013 using a binomial model. Since the Conversion Price contains an anti-dilution adjustment, the probability that the Conversion Price of the Notes would decrease as the share price decreased was incorporated into the valuation calculation.

The inputs into the binomial model are as follows:

	September 16, 2013	December 31, 2013
Closing share price	$0.34	$0.248
Conversion price	$0.34	$0.34
Risk free rate	0.10%	0.10%
Expected volatility	150%	99%
Dividend yield	0%	0%
Expected life	10 months	7 months

The fair value of the convertible note payable derivative liability is $20,701 at December 31, 2013. The decrease in the fair value of the convertible note payable derivative liability of $45,222 is recorded as a gain in the consolidated condensed statement of operations for the year ended December 31, 2013.

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NOTE 10 – CONTINGENT LIABILITY

The Company has a contingent liability related to Asset Acquisition Agreement with Qwik Staffing Solutions, Inc. on April 29, 2013. The obligation is due in monthly installments by paying an amount equal to 6.5% of the monthly accounts receivable collected by operating the Orlando, Jacksonville and Tampa, Florida locations. The total payments are not to exceed $170,000. The fair value of the obligation is determined by estimating discounted monthly installments at an interest rate of 12% per annum.

Opening balance at April 29, 2013	$ 158,490
Payments	(89,940)
Interest	10,571
Closing balance at December 31, 2013	$ 79,121

NOTE 11 – STOCKHOLDERS’ EQUITY

The Company has 75,000,000 shares of $0.001 par value common stock authorized. As of December 31, 2013 and 2012, the Company had 20,982,740 and 16,757,000 shares issued and outstanding, respectively.

In July 2012, the Company issued 25,000 shares in conjunction with the Form S-8 Registration Statement as filed on July 13, 2012 with a fair market value of $0.20 per share.

On July 12, 2012, the Company entered into an agreement with Infinity Global Consulting Group Inc. (“Infinity”) whereas the Company grants Infinity the option to purchase all or part of an aggregate total of 100,000 shares of the Company’s common stock at the strike price of $0.50 per share. The aforementioned options expire on July 12, 2017.  The options were measured at their fair value on July 12, 2012 using the following Black-Scholes Model Assumptions: risk free interest (0.83%); expected volatility (148%); expected life (5 years); no dividends. These warrants were valued at $17,020 and expensed as stock based compensation.

In August 2012, the Company issued 100,000 restricted shares with a fair value of $0.20 per share for services and 500,000 shares with a fair value of $0.20 per share in conjunction with the Form S-8 Registration Statement as filed on July 13, 2012.

On September 20, 2012, the Company issued warrants to purchase 300,000 shares of common stock of the Company with an exercise price of $0.40 per share and no specific term. These warrants were issued in conjunction to the Convertible Promissory Note the Company entered into on September 20, 2012.  The warrants were measured at their fair value on September 20, 2012 using the following Black-Scholes Model Assumptions: risk free interest (2.53%); expected volatility (157%); expected life (10 years); no dividends. These warrants were valued at $133,521 and are deferred and amortized in our accompanying statement of operations using the straight-line method, which approximates the effective interest method, over the term of the associated Convertible Promissory Note.

On October 1, 2012, the Company issued 57,000 shares of common stock for employee compensation with a fair value of $0.50 per share in conjunction with the Form S-8 Registration Statement as filed on July 13, 2012.

In October 2012, the Company issued 30,000 shares for employee compensation in conjunction with the Form S-8 Registration Statement as filed on October 17, 2012 with a fair value of $0.49 per share.

In October, 2012 the Company issued 30,000 stock options with an exercise price of $0.50 per share, expiring on October 12, 2022 in conjunction with the Form S-8 Registration Statement as filed on July 13, 2012. The options were measured at their fair value on October 17, 2012 using the following Black-Scholes Model Assumptions: risk free interest (1.83%); expected volatility (149%); expected life (10 years); no dividends. These options were immediately vested and exercisable, valued at $14,454 and expensed in our accompanying statement of operations.

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On January 28, 2013, the Company entered into a Consultant Agreement for a term of six months for general corporate and due diligence services. As compensation, the Company agreed to issue to the consultant 300,000 shares of unrestricted common stock valued at $72,000 ($0.24 per share) in conjunction with the Form S-8 Registration Statement as filed on July 13, 2012.

On January 28, 2013, the Company entered into a Consultant Agreement for a term of six months for general corporate and due diligence services. As compensation, the Company agreed to issue to the consultant 700,000 shares of unrestricted common stock valued at $168,000 ($0.24 per share) in conjunction with the Form S-8 Registration Statement as filed on July 13, 2012.

On January 28, 2013, the Company entered into a Consultant Agreement for a term of six months. As compensation, the Company agreed to issue to the consultant 500,000 shares of common stock valued at $120,000 ($0.24 per share) of the Company.

On January 28, 2013, the Company entered into a Consultant Agreement for services. As compensation, the Company agreed to issue to the consultant 300,000 shares of unrestricted common stock valued at $72,000 ($0.24 per share) in conjunction with the Form S-8 Registration Statement as filed on July 13, 2012.

In February 21, 2013, the Company issued 50,000 stock options to a director of the Company with an exercise price of $0.56 per share, expiring on February 21, 2018 in conjunction with the Form S-8 Registration Statement as filed on July 13, 2012. The options were measured at their fair value on February 21, 2013 using the following Black-Scholes Model Assumptions: risk free interest (0.86%); expected volatility (166%); expected life (5 years); no dividends. These options were immediately vested and exercisable, valued at $26,244 and expensed in our accompanying statement of operations.

On February 25, 2013, the Company issued warrants to purchase 202,000 shares of common stock of the Company with an exercise price of $0.40 per share and no specific term. These warrants were issued in conjunction to the Convertible Promissory Note the Company entered into on February 25, 2013.  The warrants were measured at their fair value on February 25, 2013 using the following Black-Scholes Model Assumptions: risk free interest (1.93%); expected volatility (166%); expected life (10 years); no dividends. These warrants were valued at their relative fair value of $57,359, recorded as a discount to convertible note payable and are deferred and amortized in our accompanying statement of operations using the straight-line method, which approximates the effective interest method, over the term of the associated Convertible Promissory Note.

In March 14, 2013, the Company issued 50,000 stock options to a director of the Company with an exercise price of $0.62 per share, expiring on March 14, 2018 in conjunction with the Form S-8 Registration Statement as filed on July 13, 2012. The options were measured at their fair value on March 14, 2013 using the following Black-Scholes Model Assumptions: risk free interest (0.88%); expected volatility (166%); expected life (5 years); no dividends. These options were immediately vested and exercisable, valued at $29,057 and expensed in our accompanying statement of operations.

On March 20, 2013, the Company agreed to issue 100,000 shares of its common stock for cash. The shares were issued at $0.50 per share for an aggregate of $50,000.

On March 28, 2013, the Holder (Evolution Capital, LLC) of the Convertible Promissory Note originally issued on September 20, 2012, elected to convert $130,000 of principal amount for 604,651 shares of common stock of the Company valued at $268,088 ($0.44 per share) in accordance with the terms of the Note. The amount of principal balance due after the conversion is $0.

On April 5, 2013, the Company agreed to issue 100,000 shares of its common stock for cash. The shares were issued at $0.50 per share for an aggregate of $50,000.

In April 19, 2013, the Company issued 30,000 stock options for employee compensation with an exercise price of $0.41 per share, expiring on April 19, 2018 in conjunction with the Form S-8 Registration Statement as filed on July 13, 2012. The options were measured at their fair value on April 19, 2013 using the following Black-Scholes Model

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Assumptions: risk free interest (0.72%); expected volatility (167%); expected life (5 years); no dividends. These options were immediately vested and exercisable, valued at $11,559 and expensed in our accompanying statement of operations.

On May 24, 2013, the Company issued 33,500 of shares of common stock to employees for services rendered by them for an aggregate fair value of $12,395 ($0.37 per share) based on the quoted market price of the shares at time of issuance in conjunction with the Form S-8 Registration Statement as filed on July 13, 2012.

On September 5, 2013, Vista Capital Investments, LLC elected to convert 50,000 shares of common stock with an aggregate fair value of $17,500 ($0.35 per share) based on the quoted market price of the shares at time of issuance for $7,920 for principal and interest and $9,580 for debt discount.

On September 9, 2013, JMJ Financial elected to convert 60,000 shares of common stock with an aggregate fair value of $21,000 ($0.35 per share) based on the quoted market price of the shares at time of issuance for $9,504 for principal and interest and $11,496 for debt discount.

On September 19, 2013, JMJ Financial elected to convert 80,000 shares of common stock with an aggregate fair value of $20,800 ($0.26 per share) based on the quoted market price of the shares at time of issuance for $12,134 for principal and interest and $8,666 for debt discount.

In October 28, 2013, the Company issued 1,500,000 stock options for employee compensation with an exercise price of $0.30 per share, expiring on April 28, 2015 in conjunction with the Form S-8 Registration Statement as filed on July 13, 2012. The options were measured at their fair value on October 28, 2013 using the following Black-Scholes Model Assumptions: risk free interest (0.215%); expected volatility (148%); expected life (1.5 years); no dividends. These options were immediately vested and exercisable, valued at $226,882 and expensed in our accompanying statement of operations.

On September 28, 2013, Evolution Capital LLC elected to convert 221,108 shares of common stock with an aggregate fair value of $61,910 ($0.28 per share) based on the quoted market price of the shares at time of issuance for $30,000 for principal and interest and $31,910 for debt discount.

On October 7, 2013, JMJ Financial elected to convert 75,000 shares of common stock with an aggregate fair value of $19,875 ($0.265 per share) based on the quoted market price of the shares at time of issuance for $11,250 for principal and interest and $8,625 for debt discount.

On October 8, 2013, the Company issued 30,000 shares of its common stock with an aggregate fair value of $8,550 ($0.285 per share) based on the quoted market price of the shares at time of issue to Iconic Holding, LLC for finance costs upon the election of the Company to prepay the Convertible Promissory Note dated April 10, 2013.

On October 8, 2013, Vista Capital Investments, LLC elected to convert 50,000 shares of common stock with an aggregate fair value of $14,250 ($0.285 per share) based on the quoted market price of the shares at time of issuance for $7,500 for principal and interest and $6,750 for debt discount.

On October 9, 2013, the Company agreed to issue options to purchase 2,405,037 shares of common stock to nineteen (19) employees of the Company with an exercise price of $0.05 per share of common stock and a contractual life of ten years in conjunction with the Form S-8 Registration Statement as filed on July 13, 2012. The stock options as vest follows: 25% on October 9, 2016, 35% on October 9, 2017 and the remaining 40% on October 9, 2018. The options were measured at their fair value on October 9, 2013 using the following Black-Scholes Model Assumptions: risk free interest (1.73%); expected volatility (147%); expected life (ten years); no dividends. Share-based compensation related to these common stock option grants for the years ended December 31, 2013 and 2012 amounted to $29,783 and $0, respectively, and is reported as stock-based compensation in the statement of operations and additional paid-in capital in the statement of stockholders’ equity.

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On October 21, 2013, JMJ Financial elected to convert 100,000 shares of common stock with an aggregate fair value of $25,000 ($0.25 per share) based on the quoted market price of the shares at time of issuance for $13,128 for principal and interest and $11,872 for debt discount.

On October 24, 2013, Vista Capital Investments, LLC elected to convert 60,000 shares of common stock with an aggregate fair value of $15,000 ($0.25 per share) based on the quoted market price of the shares at time of issuance for $7,848 for principal and interest and $7,152 for debt discount.

In October 28, 2013, the Company issued 50,000 stock options for employee compensation with an exercise price of $0.295 per share, expiring on September 24, 2018 in conjunction with the Form S-8 Registration Statement as filed on July 13, 2012. The options were measured at their fair value on October 28, 2013 using the following Black-Scholes Model Assumptions: risk free interest (0.72%); expected volatility (164%); expected life (5 years); no dividends. These options were immediately vested and exercisable, valued at $13,792 and expensed in our accompanying statement of operations.

On October 29, 2013, Evolution Capital LLC elected to convert 227,342 shares of common stock with an aggregate fair value of $65,929 ($0.29 per share) based on the quoted market price of the shares at time of issuance for $26,000 for principal and interest and $39,929 for debt discount.

On November 12, 2013, JMJ Financial elected to convert 118,705 shares of common stock with an aggregate fair value of $29,083 ($0.245 per share) based on the quoted market price of the shares at time of issuance for $15,584 for principal and interest and $13,499 for debt discount.

On November 21, 2013, Vista Capital Investments, LLC elected to convert 57,374 shares of common stock with an aggregate fair value of $14,917 ($0.26 per share) based on the quoted market price of the shares at time of issuance for $7,532 for principal and interest and $7,385 for debt discount.

On November 26, 2013, Evolution Capital Fund I, LLC elected to convert 418,060 shares of common stock with an aggregate fair value of $96,154 ($0.23 per share) based on the quoted market price of the shares at time of issuance for $50,000 for principal and interest and $46,154 for debt discount.

On December 12, 2013, the Company issued to Group 10 Holdings, LLC in conjunction with the Convertible Promissory Note issued to Group 10 Holdings, LLC on December 9, 2013 40,000 shares of common stock with an aggregate fair value of $10,800 ($0.27 per share) based on the quoted market price of the for a commitment fee. The commitment fee is included in deferred finance costs and amortized on a straight line, which approximates the effective interest method, over the life the Convertible Promissory Note.

In December 24, 2013, the Company issued 25,000 stock options for employee compensation with an exercise price of $0.25 per share, expiring on December 24, 2018 in conjunction with the Form S-8 Registration Statement as filed on July 13, 2012. The options were measured at their fair value on December 24, 2013 using the following Black-Scholes Model Assumptions: risk free interest (1.73%); expected volatility (147%); expected life (5 years); no dividends. These options were immediately vested and exercisable, valued at $5,529 and expensed in our accompanying statement of operations.

The following is a summary of the common stock options granted, forfeited or expired and exercised:

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	Number of Options	Weighted Average Exercise Price Per Share
Outstanding – January 1, 2012	-	$ -
Granted	130,000	0.50
Forfeited or expired	-	-
Exercised	-	-
Outstanding - December 31, 2012	130,000	0.50
Granted	4,110,037	0.16
Forfeited or expired	(356,582)	0.05
Exercised	-	-
Outstanding– December 31, 2013	3,883,455	$ 0.18
Exercisable – December 31, 2013	1,835,000	$ 0.33

The following table summarizes information on stock options exercisable as of December 31, 2013:

Exercise Price	Number Outstanding at December 31, 2013	Average Remaining Life (Years)	Aggregate Intrinsic Value
$0.295	75,000	4.99	-
$0.30	1,500,000	1.32	-
$0.41	30,000	4.55	-
$0.50	130,000	5.00	-
$0.56	50,000	4.40	-
$0.62	50,000	4.45	-

The following table summarizes information on stock options outstanding as of December 31, 2013:

Exercise Price	Number Outstanding at December 31, 2013	Average Remaining Life (Years)	Aggregate Intrinsic Value
$0.05	2,048,455	9.78	$405,594
$0.295	75,000	4.99	-
$0.30	1,500,000	1.32	-
$0.41	30,000	4.55	-
$0.50	130,000	5.00	-
$0.56	50,000	4.40	-
$0.62	50,000	4.45	-

The following is a summary of warrants activity during December 31, 2013:

	Number of Shares	Weighted Average Exercise Price
Balance, December 31, 2012	300,000	0.40

Warrants granted and assumed Warrants canceled	202,000 -	0.40 0.00
Warrants expired	-	0.00
Balance, December 31, 2013	502,000	0.40

All warrants outstanding as of December 31, 2013 are exercisable.

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NOTE 12 – INCOME TAXES

As of December 31, 2013, the Company had net operating loss carry forwards of $1,236,187 that may be available to reduce future years’ taxable income through 2031 and 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2013 and 2012:

	2013	2012

Net loss before taxes	$(2,722,980)	$(449,465)

Permanent adjustments:
Stock based compensation	801,915	185,000
Penalties	—	41,459
Meals and Entertainment	12,926	3,637
Amortized debt discount	682,603	52,195
Temporary adjustments:
Bad debt expense	113,538	64,318
NOL loss carryforward	$(1,111,998)	$(102,856)

Tax rate	35%	35%
Recovery) Provision for income taxes	$(389,000)	$(36,000)
Less: Valuation allowance	$389,000	$36,000
Net deferred tax asset	$—	$—

The valuation allowance for deferred tax assets as of December 31, 2013 was $432,000. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2013 and 2012.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2013 and 2012:

	2013	2012
Federal statutory tax rate	(35.0)%	(35.0)%
Valuation allowance	35.0%	35.0%
	- %	- %

Below is a chart showing the estimated corporate federal net operating loss (NOL) and the year in which it will expire.

Year	Amount	Expiration
2013	$ 1,238,462	2033
2012	$ 102,856	2032
2011	$ 21,333	2031
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NOTE 13 – COMMITMENTS

On November 12, 2011, the Company entered into a three year lease agreement with VFC Properties 8, LLC to rent office space at 1166 Franklin Road, Suite 5 for the Company’s Marietta, GA operations.  Minimum monthly lease payments equal $1,083.

On November 12, 2011, the Company entered into a single year lease agreement with Brothers Investments, Inc. to rent office space at 427 Lafayette Street for the Company’s Nashville, TN operations.  Minimum monthly lease payments equal $2,250.  As of December 31, 2012, the lease term is month to month.

On December 9, 2011, Labor Smart, Inc. entered into a two year lease agreement with Cleanstar National, Inc. to rent office space at 44 Darby’s Crossing Drive, Suite 116 for the Company’s corporate operations.  Minimum monthly lease payments total $650.

On January 26, 2012, the Company entered into a three year lease agreement with Hull 2000 WS2, LLC, commencing February 1, 2012, to rent office space at the Windsor Square Two Shopping Center, Augusta for the Company’s GA operations. Monthly lease payments, including CTI, are $1,244.  The Company has the option to extend the lease for an additional three years at an increased monthly lease payment of $1,530.

On March 1, 2012, the Company entered into a lease agreement with Nancy Elaine Cagle, with an initial lease term commencing March 1, 2012 and expiring on February 28, 2015, to rent office space in Chattanooga, Tennessee. Monthly lease payments are $935 plus common area maintenance. The Company has the option to extend the lease for three additional three year terms with the rental amount for each extension to be determined 30 days prior to commencement.

On March 29, 2012, the Company entered into a three year lease agreement with Phillips Holding, LP, commencing April 1, 2012, to rent office space at Wade Hampton Square for the Company’s SC operations.  Minimum monthly lease payments total $1,600.  The Company has the option to extend the lease for an additional three years.

On April 25, 2012, the Company entered into a three year lease agreement with Molay, Inc. commencing May 1, 2012, to rent office space at 430 Greensprings Highway for the Company’s AL operations.  Minimum monthly lease payments total $1,132.  The Company has the option to extend the lease for an additional three years at an increased monthly lease payment of $1,232.

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On February 14, 2013, the Company entered into a two year lease agreement with L. Gerald Crews Trust, commencing March 1, 2013, to rent office space at 5604 Wendy Bagwell Pkwy., Hiram, Georgia. The Company is not required to pay rent in the first month of the lease. Thereafter, monthly lease payments, including common area maintenance, are $900 and $936 in Year 1 and Year 2, respectively. The Company has the option to extend the lease for an additional two years at increased monthly lease payments of $964 and $993 in Year 1 and Year 2, respectively, during the renewal period.

On February 27, 2013, the Company entered into a 37 month lease agreement with Ross Properties, LLC, commencing March 1, 2013, to rent office space at 4424 Taggart Creek Road, Charlotte, North Carolina. The Company is not required to pay rent in the first month of the lease. Thereafter, monthly lease payments, including initial estimated monthly operating expense payments, are $1,408 with an annual rent escalation of 3% per annum.

On March 15, 2013, the Company entered into a 37 month lease agreement with DV Partnership, commencing April 1, 2013, to rent office space at 2300 Decker Blvd., Columbia, South Carolina. The Company is not required to pay rent in the first month of the lease. Thereafter, monthly minimum lease payments are $1,034, $1,065 and $1,097 in Year 1, Year 2 and Year 3, respectively. In additional, initial monthly estimated operating expense payments are $366.

On March 21, 2013, the Company entered into a 37 month lease agreement with Rosie III, LLC, d/b/a Elis Enterprises L.P., commencing April 1, 2013, to rent office space at 6612 B&C Blue Ridge Blvd., Raytown, Missouri. The Company is not required to pay rent in the first month of the lease. Thereafter, monthly minimum lease payments which includes common area expenses are $1,350, $1,400 and $1,450 in Year 1, Year 2 and Year 3, respectively.

On May 1, 2013, the Company entered into a 12 month lease agreement with Steven C. Cheeseman to rent office space at 14601 North Nebraska Ave., Tampa, Florida. Monthly minimum lease payments are $1,200.

On May 1, 2013, the Company entered into a 12 month lease agreement with Progressive Properties LLC to rent office space at 4818 Preston Street, Louisville, Kentucky. Monthly minimum lease payments are $1,500 along with a security deposit of $1,500. The Company has the option to renew this lease for 12 additional months for monthly minimum lease payments are $1,545.

On May 3, 2013, the Company entered into a 24 month lease agreement with Alterman Properties, Inc., commencing May 6, 2013, to rent office space at 6365 Philips Highway, Jacksonville, Florida. Monthly minimum lease payments are $1,600 and $1,700 in Year 1 and Year 2, respectively along with a security deposit of $1,600. The Company has the option to renew this lease for 24 additional months for monthly minimum lease payments are $1,775 and $1,850 in Year 1 and Year 2, respectively during the renewal period.

On May 7, 2013, the Company entered into a 36 month lease agreement with Noujaim and Warren, Inc. to rent office space at 1517 North Orange Blossom Trail, Orlando, Florida. Monthly minimum lease payments are $1,500, $1,700 and $1,700 in Year 1, Year 2 and Year 3, respectively plus 6.5% sales tax.

On May 29, 2013, the Company entered into a 36 month lease agreement with Terry Clyne, commencing June 1, 2013, to rent office space at 571 Murfreesboro Road, Nashville, Tennessee. Monthly minimum lease payments are $0 June 1, 2013 through August 31, 2013, $950 for September 2013 and $1,900 from October 1, 2013 through May 31, 2016.

On April 15, 2013, the Company entered into a 60 month lease agreement with Gary T. Anderberg & Sharon D. Anderberg Family Trust Dated March 30th 1999, commencing July 1, 2013, to rent office space at 3945 N High School Road, Indianapolis, Indiana. Monthly minimum lease payments are $425 for July 2013, $850 for August 1, 2013 through June 30, 2015, $876 for July 1, 2015 through June 30, 2016, $902 for July 1, 2016 through June 30, 2017 and $929 for July 1, 2017 through June 30, 2018.

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On September 5, 2013, the Company entered into a 37 month lease agreement with Sarah T. Knott & Macon T. Newby, commencing September 6, 2013, to rent office space at 207 Oberlin Road, Raleigh, North Carolina. Monthly minimum lease payments are $2,650 for September 6, 2013 through September 30, 2014, $2,730 for October 1, 2014 through September 30, 2015, $2,811 and for October 1, 2015 through September 30, 2016.

On October 1, 2013, the Company entered into a 60 month lease agreement with NG BIM Colony Plaza, LLC, commencing October 1, 2013, to rent office space at 2115 Windsor Spring Road, Augusta Georgia. Monthly minimum lease payments are $1,200 for October 1, 2013 through December 31, 2014, $1,250 for January 1, 2015 through December 31, 2015, $1,300 for January 1, 2016 through December 31, 2016, $1,350 for January 1, 2017 through December 31, 2017 and $1,400 for January 1, 2018 through September 30, 2018,

The following table is a schedule of future minimum lease commitments for the Company:

Period ending December 31	2014	$ 269,925
	2015	177,760
	2016	78,225
	2017	27,185
	2018	19,075
		$ 572,170

NOTE 14 – SUBSEQUENT EVENTS

On January 6, 2014, JMJ Financial elected to convert 110,000 shares of common stock to convert $11,352 principal amount of a Convertible Promissory Note.

On January 14, 2014, the Company received cash proceeds of $25,000 on the third tranche of the Convertible Note dated March 4, 2013 with Vista Capital Investments, LLC.

On January 16, 2014, JMJ Financial elected to convert 120,000 shares of common stock to convert $12,684 principal amount of a Convertible Promissory Note.

On January 31, 2014, JMJ Financial elected to convert 130,000 shares of common stock to convert $13,650 principal amount of a Convertible Promissory Note.

On January 31, 2014, the Company entered into a Convertible Promissory Note with Tonaquint Inc. (“Holder”) in the original principal amount of $115,000 bearing a 10% annual interest rate and maturing December 31, 2014. The Convertible Promissory Note is due in six equal monthly installments plus interest (“Installment Amount”) commencing six months after the issue date. At the option of the Holder, the Installment Amount is convertible into shares of common stock of the Company at a variable conversion price calculated at 60% of the market price which means the average of the lowest two trading prices during the twenty trading day period ending on the latest complete trading day prior to the conversion date. The Company may elect to prepay in cash all or any portion of the outstanding balance of the convertible promissory note if the Company pays the holder 125% of the outstanding balance.

On February 11, 2014, the Company issued 100,000 shares of common stock to satisfy obligations under share subscription agreement for $29,000 in professional fees included in share subscriptions payable.

On February 12, 2014, JMJ Financial elected to convert 120,000 shares of common stock to convert $12,600 principal amount of a Convertible Promissory Note.

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On February 13, 2014, the Company entered into an Original Issue Discount Secured Promissory Note with Beaufort Ventures PLC (“Holder”) for a purchase price of $101,000 and a face amount of $136,350 and maturing August 13, 2014. After the maturity date, the Notes accrues interest at 22% per annum and the Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the lowest trading price of the prior 15 trading days, determined on the then current trading market of the Company’s common stock, for 10 trading days prior to conversion. The Company may repay the convertible promissory note, if repaid within 90 days of date of issue, for a net payment of $136,350 plus 70,000 shares of common stock of the Company.

On March 3, 2014, JMJ Financial elected to convert 123,943 shares of common stock to convert $13,014 principal amount of a Convertible Promissory Note.

On March 24, 2014, the Company entered into a Convertible Promissory Note with Carebourn Capital, L.P. (“Holder”) in the original principle amount of $112,500 bearing a 8% annual interest rate and maturing November 24, 2014. This convertible promissory note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date. The Company may repay the convertible promissory note if repaid within 30 days of date of issue at 110% of the original principal amount plus interest, between 31 days and 60 days at 115% of the original principal amount plus interest, between 61 days and 90 days at 120% of the original principal amount plus interest, between 91 days and 120 days at 125% of the original principal amount plus interest, between 121 days and 150 days at 130% of the original principal amount plus interest, and between 151 days and 180 days at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment.

On March 26, 2014, JMJ Financial elected to convert 552,632 shares of common stock to convert $63,000 principal amount of a Convertible Promissory Note.

On March 27, 2014, the Company entered into a 10% Original Issue Discount Convertible Promissory Note (“Note”) with Gemini Master Fund, Ltd. (“Holder”) in the original principle amount of $220,000 bearing a 10% annual interest rate and maturing January 1, 2015. At the option of the Holder:

i)	The Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at a variable conversion price calculated at 65% of the market price which means the average of the lowest volume weighted average price during the twenty trading day period ending prior to the conversion date, or
ii)	All principal, costs, charges and interest amounts outstanding may be exchanged for shares of the Company’s common stock at the Conversion Price of $0.25 per share. The Conversion Price is subject to an anti-dilution adjustment.

The Company may repay the convertible promissory note at 130% of the original principal amount plus interest.

On April 2, 2014, the Company entered into a Convertible Promissory Note with Coventry Enterprises, LLC (“Holder”) in the original principle amount of $101,000 bearing a 10% annual interest rate and maturing April 5, 2015. This convertible promissory note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at a variable conversion price calculated at 58% of the lowest bid price during the twelve trading days prior to the conversion date including the day upon which a Notice of Conversion is received by the Company. The Company may repay the convertible promissory note if repaid within 180 days of date of issue at 135% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment.

On April 9, 2014, the Company entered into an Asset Purchase Agreement (“Agreement”) with Shirley’s Employment Service, Inc. (“Shirley’s”).  Under the terms of the Agreement, Shirley’s sold all of the operating assets (“Assets”) of Shirley’s, excluding cash and accounts receivable.  In consideration for the Assets, the Company agreed to pay $300,000 in cash minus the open accounts receivable of Shirley’s. The consideration to be paid will be determined on closing. It is currently estimated by the Company that $180,000 will be paid for the Assets after deducting accounts receivable. The first $80,000 is due one day prior to the delivery and transfer of the Assets.  The remaining $100,000 is due in monthly installments by paying an amount equal 5.0% of the monthly accounts receivable collected by operating the Tulsa, Oklahoma location.  In the event these aggregate monthly payments total less than $100,000, after 18 months, Shirley’s will issue the Company a credit memo for the difference.

F-52

Shares of Common Stock

Warrants to Purchase	Shares of Common Stock

PROSPECTUS

Through and including         , 2015 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table provides information regarding the various actual and anticipated expenses (other than underwriting discounts) payable by us in connection with the issuance and distribution of the securities being registered hereby.  All amounts shown are estimates except the Securities and Exchange Commission registration fee, the FINRA filing fee and the NASDAQ initial listing fee.

Nature of Expense	Amount
SEC registration fee		$3,368
FINRA filing fee
NASDAQ initial listing fee			*
Accounting fees and expenses			*
Legal fees and expenses			*
Transfer agent’s fees and expenses			*
Printing and related fees			*
Miscellaneous			*
Total	$

* To be completed by amendment

Item 14. Indemnification of Directors and Officers.

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

During the period commencing January 22, 2015 through January 28, 2015, we issued an aggregate of 234,711,656 shares of common stock as follows: on January 22, 2015, we issued 30,241,379 shares of common stock to reduce an outstanding convertible note payable by $10,524. On January 23, 2015, we issued 30,091,967 shares of common stock to reduce an outstanding convertible note payable by $6,981.34. On January 27, 2015, we issued 30,172,414 shares of common stock to reduce an outstanding convertible note payable by $7,000. On January 27, 2015, we issued 67,444,451 shares of common stock to reduce an outstanding convertible note payable by $12,140. On January 28, 2015, we issued 43,713,145 shares of common stock to reduce an outstanding convertible note payable by $24,042.23. On January 28, 2015, we issued 33,048,300 shares of common stock to reduce an outstanding convertible note payable by $5,750.40.

During the period commencing January 9, 2015 through January 13, 2015, we issued an aggregate of 127,331,602 shares of common stock as follows: on January 9, 2015, we issued 9,419,355 shares of common stock to reduce an outstanding convertible note payable by $5,840. On January 9, 2015, we issued 15,600,000 shares of common stock to reduce an outstanding convertible note payable by $8,580. On January 9, 2015, we issued 17,500,000 shares of common stock to reduce an outstanding convertible note payable by $10,597.50. On January 9, 2015, we issued 15,740,741 shares of common stock to reduce an outstanding convertible note payable by $8,500. On January 9, 2015, we issued 9,358,685 shares of common stock to reduce an outstanding convertible note payable by $4,885.23. On January 12, 2015, we issued 5,566,667 shares of common stock to reduce an outstanding convertible note payable by $3,340. On January 12, 2015, we issued 16,346,154 shares of common stock to reduce an outstanding convertible note payable by $8,500. On January 13, 2015, we issued 18,950,000 shares of common stock to reduce an outstanding convertible note payable by $10,233. On January 13, 2015, we issued 18,850,000 shares of common stock to reduce an outstanding convertible note payable by $10,367.50.

During the period commencing December 31, 2014 through January 8, 2015, we issued an aggregate of 121,261,354 shares of common stock as follows: on December 31, 2014, we issued 3,537,975 shares of common stock to reduce an outstanding convertible note payable by $2,795. On December 31, 2014, we issued 8,015,809 shares of common stock to reduce an outstanding convertible note payable by $5,049.96. On January 2, 2015, we issued 7,000,000 shares of common stock to reduce an outstanding convertible note payable by $5,390. On January 2, 2015, we issued 9,526,667 shares of common stock to reduce an outstanding convertible note payable by $7,145. On January 5, 2015, we issued 10,100,000 shares of common stock to reduce an outstanding convertible note payable by $6,060. On January 5, 2015, we issued 9,500,000 shares of common stock to reduce an outstanding convertible note payable by $5,747. On January 5, 2015, we issued 9,528,571 shares of common stock to reduce an outstanding convertible note payable by $6,670. On January 6, 2015, we issued 9,482,759 shares of common stock to reduce an outstanding convertible note payable by $5,500. On January 6, 2015, we issued 9,523,438 shares of common stock to reduce an outstanding convertible note payable by $6,095. On January 7, 2015, we issued 7,200,000 shares of common stock to reduce an outstanding convertible note payable by $4,176. On January 7, 2015, we issued 9,523,438 shares of common stock to reduce an outstanding convertible note payable by $6,095. On January 8, we issued 9,540,000 shares of common stock to reduce an outstanding convertible note payable by $5,247. On January 8, 2015, we issued 9,259,259 shares of common stock to reduce a convertible note payable note by $5,000. On January 8, 2015, we issued 9,523,438 shares of common stock to reduce a convertible note payable by $6,095.

During the period commencing December 22, 2014 through December 29, 2014, we issued an aggregate of 46,647,814 shares of common stock as follows: on December 22, 2014, we issued 10,400,000 shares of common stock to reduce an outstanding convertible note payable by $10,587.20. On December 23, 2014, we issued 5,000,000 shares of common stock to reduce an outstanding convertible note payable by $4,400. On December 23, 2014, we issued 7,200,000 shares of common stock to reduce an outstanding convertible note payable by $5,616. On December 23, 2014, we issued 5,434,782 shares of common stock to reduce an outstanding convertible note payable by $5,000. On December 23, 2014, we issued 3,541,237 shares of common stock to reduce an outstanding convertible note payable by $3,435. On December 29, 2014, we issued 3,538,462 shares of common stock to reduce an outstanding convertible note payable by $3,220. On December 29, 2014, we issued 7,000,000 shares of common stock to reduce an outstanding convertible note payable by $5,390. On December 29, 2014, we issued 4,533,333 shares of common stock to reduce an outstanding convertible note payable by $2,856.

During the period commencing December 15, 2014 through December 19, 2014, we issued an aggregate of 39,866,648 shares of common stock as follows: on December 15, 2014, we issued 3,541,667 shares of common stock to reduce an outstanding convertible note payable by $4,250. On December 15, 2014, we issued 3,800,000 shares of common stock to reduce an outstanding convertible note payable by $3,553. On December 15, 2014, we issued 5,200,000 shares of common stock to reduce an outstanding convertible note payable by $4,056. On December 16, 2014, we issued 5,102,040 shares of its common stock to reduce an outstanding convertible note payable by $5,000. On December 16, 2014, we issued 3,540,909 shares of common stock to reduce an outstanding convertible note payable by $3,895. On December 17, 2014, we issued 3,540,000 shares of common stock to reduce an outstanding convertible note payable by $3,540. On December 18, 2014, we issued 3,540,404 shares of common stock in exchange to reduce an outstanding convertible note payable by $3,505. On December 18, 2014, we issued 5,000,000 shares of common stock to reduce an outstanding convertible note payable by $4,675. On December 19, 2014, we issued 3,061,224 shares of common stock to reduce an outstanding convertible note payable by $3,000. On December 19, 2014, we issued 3,540,404 shares of common stock to reduce an outstanding convertible note payable by $3,505.

During the period commencing December 4, 2014 through December 12, 2014, we issued an aggregate of 30,383,717 shares of common stock as follows: on December 4, 2014, we issued 2,272,727 shares of common stock to reduce an outstanding convertible note payable by $7,500. On December 8, 2014, we issued 2,700,000 shares of common stock to reduce an outstanding convertible note payable by $5,346. On December 8, 2014, we issued 3,400,000 shares of common stock to reduce an outstanding convertible note payable by $6,528. On December 8, 2014, we issued 3,543,478 shares of common stock to reduce an outstanding convertible note payable by $8,150. On December 8, 2014, we issued 3,700,000 shares of common stock to reduce an outstanding convertible note payable by $7,104. On December 9, 2014, we issued 2,978,409 shares of common stock to reduce an outstanding convertible note payable by $19,493.69. On December 10, 2014, we issued 3,800,000 shares of common stock to reduce an outstanding convertible note payable by $4,389. On December 10, 2014, we issued 330,000 shares of common stock as compensation valued at $1,650. On December 11, 2014, we issued 60,000 shares of common stock as compensation valued at $210. On December 11, 2014, we issued 3,542,308 shares of common stock to reduce an outstanding convertible note payable by $4,605. On December 12, 2014, we issued 4,056,795 shares of common stock to reduce an outstanding convertible note payable by $4,000.

On October 20, 2014, we issued 5 shares of Series A Preferred Stock to Ryan Schadel for his service as the Chief Executive Officer and director of the Company.

During the three months ended September 26, 2014, we issued 3,746,326 shares of common stock upon conversion of $372,455 of principal and interest in convertible notes.

On August 18, 2014, we entered into a securities purchase agreement (the “Purchase Agreement”) with accredited investors (the “Investors”) pursuant to which we agreed to sell, and the Investors agreed to purchase, original issue discount convertible debentures (the “Debentures”) in the aggregate principal amount of $1,155,000 (corresponding to an aggregate purchase price of $1,100,000), in seven tranches, in the principal amount of $367,500 (with respect to the first tranche) and $131,250 (with respect to subsequent tranches). The initial closing under the Purchase Agreement, for Debentures in the aggregate principal amount of $367,500, occurred on August 18, 2014.

On May 5, 2014, Vista Capital Investments, LLC elected to convert 51,867 shares of common stock for $7,500 principal and interest.

On May 5, 2014, Iconic Holdings, LLC elected to convert 276,625 shares of common stock for $40,000 principal and interest.

On May 19, 2014, Iconic Holdings, LLC elected to convert 305,670 shares of common stock for $40,000 principal and interest.

On May 21, 2014, Willow Creek Capital Group, LLC elected to convert 201,746 shares of common stock for $26,530 principal and interest.

On June 5, 2014, Iconic Holdings, LLC elected to convert 229,167 shares of common stock for $30,250 principal and interest.

On June 9 2014, Vista Capital Investments, LLC elected to convert 75,000 shares of common stock for $9,815 principal and interest.

On June 10, 2014, Group 10 Holdings, LLC elected to convert 249,521 shares of common stock for $30,000 principal and interest.

On June 13, 2014, JMJ Financial elected to convert 130,000 shares of common stock for $17,012 principal and interest.

On June 16, 2014, Tailwind Partners 3, LLC elected to convert 274,295 shares of common stock for $35,000 principal and interest.

On June 18, 2014, Tonaquint, Inc. elected to convert 184,436 shares of common stock for $25,297 principal and interest.

On June 25, 2014, Tailwind Partners 3, LLC elected to convert 184,986 shares of common stock for $36,000 principal and interest.

On June 25, 2014, Willow Creek Capital Group, LLC elected to convert 308,219 shares of common stock for $26,823 principal and interest.

On January 6, 2014, JMJ Financial elected to convert 110,000 shares of common stock to convert $11,352 principal amount of a Convertible Promissory Note.

On January 16, 2014, JMJ Financial elected to convert 120,000 shares of common stock to convert $12,684 principal amount of a Convertible Promissory Note.

On January 31, 2014, JMJ Financial elected to convert 130,000 shares of common stock to convert $13,650 principal amount of a Convertible Promissory Note.

On February 11, 2014, we issued 100,000 shares of common stock for professional services valued at $21,000 ($0.21 per share).

On February 12, 2014, JMJ Financial elected to convert 120,000 shares of common stock to convert $12,600 principal amount of a Convertible Promissory Note.

On March 3, 2014, JMJ Financial elected to convert 123,943 shares of common stock to convert $13,014 principal amount of a Convertible Promissory Note.

On March 26, 2014, JMJ Financial elected to convert 552,632 shares of common stock to convert $63,000 principal amount of a Convertible Promissory Note.

On October 7, 2013, JMJ Financial elected to convert 75,000 shares of common stock for $11,250 for principal and interest and $8,625 for debt discount.

On October 8, 2013, we issued 30,000 shares of common stock to Iconic Holding, LLC for finance costs upon the election of the Company to prepay the Convertible Promissory Note dated April 10, 2013.

On October 8, 2013, Vista Capital Investments, LLC elected to convert 50,000 shares of common stock for $7,500 for principal and interest and $6,750 for debt discount.

On October 21, 2013, JMJ Financial elected to convert 100,000 shares of common stock for $13,128 for principal and interest and $11,872 for debt discount.

On October 24, 2013, Vista Capital Investments, LLC elected to convert 60,000 shares of common stock for $7,848 for principal and interest and $7,152 for debt discount.

On October 29, 2013, Evolution Capital LLC elected to convert 227,342 shares of common stock for $26,000 for principal and interest and $39,929 for debt discount.

On November 12, 2013, JMJ Financial elected to convert 118,705 shares of common stock for $15,584 for principal and interest and $13,499 for debt discount.

On November 21, 2013, Vista Capital Investments, LLC elected to convert 57,374 shares of common for $7,532 for principal and interest and $7,385 for debt discount.

On November 26, 2013, Evolution Capital Fund I, LLC elected to convert 418,060 shares of common stock for $50,000 for principal and interest and $46,154 for debt discount.

On December 12, 2013, the Company issued to Group 10 Holdings, LLC in conjunction with the Convertible Promissory Note issued to Group 10 Holdings, LLC on December 9, 2013 40,000 shares of common stock for a commitment fee.

On September 5, 2013, Vista Capital Investments, LLC elected to convert 50,000 shares of common stock for $7,920 for principal and interest and $9,580 for debt discount.

On September 9, 2013, JMJ Financial elected to convert 60,000 shares of common stock for $9,504 for principal and interest and $11,496 for debt discount.

On September 19, 2013, JMJ Financial elected to convert 80,000 shares of common stock for $12,134 for principal and interest and $8,666 for debt discount.

On September 28, 2013, Evolution Capital LLC elected to convert 221,108 shares of common stock for $36,000 for principal and interest and $25,910 for debt discount.

On April 5, 2013, we issued 100,000 shares of common stock at $0.50 per share for an aggregate of $50,000.

On August 20, 2012, we issued 100,000 shares of common stock for services.

On March 20, 2013, the Company issued 100,000 shares of its common stock at $0.50 per share for an aggregate of $50,000.

On March 26, 2013, the holder of the Convertible Promissory Note, Evolution Capital, LLC, elected to convert $130,000 (conversion price of $0.215 per share) of principal amount for 604,651 shares of common stock of the Company in accordance with the conditions of the Note.

On April 5, 2013, we issued 100,000 shares of its common stock at $0.50 per share for an aggregate of $50,000.

On August 20, 2012, we issued 100,000 shares of the Company’s common stock to our legal counsel for services.

On July 8, 2014, we issued a convertible promissory note to an accredited investor in the principal amount of $106,000, convertible into common stock at a variable conversion price equal to 58% of average of the three lowest trading prices for the 10 prior trading days.

On July 23, 2014, we issued a convertible promissory note to an accredited investor in the principal amount of $101,000, convertible into common stock at a variable conversion price equal to 58% of the lowest trading price for the 15 prior trading days.

On July 22, 2014, we issued a convertible promissory note to an accredited investor in the principal amount of $106,000, convertible into common stock at a variable conversion price equal to 58% of average of the three lowest trading prices for the 10 prior trading days.

On August 8, 2014, we issued a convertible debenture to an accredited investor in the principal amount of $101,000, convertible into common stock at a variable conversion price equal to 58% the lowest trading price for the 10 prior trading days.

On March 27, 2014, we issued a convertible promissory note to an accredited investor in the principal amount of $220,000, convertible into common stock at a variable conversion price equal to the lesser of $0.25 and 65% of the lowest volume weighted average price for the 20 prior trading days.

On April 21, 2014, we issued a convertible promissory note to an accredited investor in the principal amount of $106,000, convertible into common stock at a variable conversion price equal to58% of the average of the three lowest trading prices for the 10 prior trading days.

On September 24, 2014, we issued a convertible promissory note to an accredited investor in the principal amount of $125,289, convertible into common stock at a variable conversion price equal to 60% of the average of the three lowest trading prices for the 10 prior trading days.

On November 14, 2014, we issued a convertible promissory note to an accredited investor in the principal amount of $106,000, convertible into common stock at a variable conversion price equal to 60% of the lowest closing bid price for the 12 prior trading days.

On September 19, 2014, we issued a convertible promissory note to an accredited investor in the principal amount of $110,000, convertible into common stock at a variable conversion price equal to the lower of the closing sale price in the prior trading day or 60% of the lowest sale for the 15 prior trading days.

On November 14, 2014, we issued a convertible promissory note to an accredited investor in the principal amount of $106,000, convertible into common stock at a variable conversion price equal to 60% of the lowest closing bid price for the 12 prior trading days.

On August 6, 2014, we issued a convertible promissory note to an accredited investor in the principal amount of $106,000, convertible into common stock at a variable conversion price equal to 58% of the lowest closing bid price for the 12 prior trading days.

On September 20, 2012, we entered into a convertible promissory note with Evolution Capital, LLC in the original principal amount of $130,000. This convertible note together with any unpaid accrued interest is convertible into shares of common stock at the holder’s option at a variable conversion price calculated as 50% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date.

On January 17, 2013, we entered into a convertible promissory note with Asher Enterprises, Inc. in the original principal amount of $103,500 bearing an 8% annual interest rate and maturing October 21, 2013. This convertible promissory note together with any unpaid accrued interest is convertible into shares of our common stock at the holder’s option at a variable conversion price calculated at 51% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date.

On February 25, 2013, we entered into a convertible promissory note with Evolution Capital Fund I, L.P. in the original principal amount of $106,000. This convertible note together with any unpaid accrued interest is convertible into shares of our common stock at the holder’s option at a variable conversion price calculated as 52% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date.

On March 4, 2013, we issued a convertible note to Vista Capital Investments, LLC in the original principal amount of $275,000. This convertible note together with any unpaid accrued interest is convertible into shares of common stock at the holder’s option at a variable conversion price calculated as lessor of (a) $0.62 or (b) 60% of the lowest trade occurring during the 25 consecutive trading days immediately preceding the conversion date.

On March 6, 2013, we issued a convertible note to JMJ Financial, in the original principal amount of $275,000. This convertible note together with any unpaid accrued interest is convertible into shares of common stock at the holder’s option at a variable conversion price calculated as lessor of (a) $0.62 or (b) 60% of the lowest trade occurring during the 25 consecutive trading days immediately preceding the conversion date.

On April 10, 2013, we issued a convertible promissory note to Iconic Holding, LLC in the original principal amount of $115,500. This unsecured convertible promissory note is convertible into shares of common stock at the holder’s option at a variable conversion price calculated at 65% of the lowest trading price of any day during the 10 consecutive trading days prior to the dated on which the holder elects to convert all or part of the note.

On April 29, 2013, we entered into a convertible promissory note with Asher Enterprises, Inc. in the original principal amount of $128,500. This convertible promissory note together with any unpaid accrued interest is convertible into shares of our common stock at the holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date.

On May 17, 2013, we entered into a convertible promissory note with Redwood Fund II, LLC in the original principal amount of $101,000. This convertible note together with any unpaid accrued interest is convertible into shares of our common stock at the holder’s option at a variable conversion price calculated as 58% of the lowest trading price, determined on the then current trading market for our common stock, for 20 trading days prior to conversion.

On May 20, 2013, we entered into a convertible promissory note with Asher Enterprises, Inc. in the original principal amount of $53,000. This convertible promissory note together with any unpaid accrued interest is convertible into shares of our common stock at the holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date.

On June 4, 2013, we entered into a convertible promissory note with Evolution Capital Fund I, L.P. in the original principal amount of $106,000. This convertible note together with any unpaid accrued interest is convertible into shares of our common stock at the holder’s option at a variable conversion price calculated as 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date.

On July 11, 2013, we entered into a convertible promissory note with Asher Enterprises, Inc. in the original principal amount of $63,000. This convertible promissory note together with any unpaid accrued interest is convertible into shares of our common stock at the holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date.

On September 16, 2013, we entered into a convertible promissory note with Willow Creek Capital Group, LLC in the original principal amount of $130,000 bearing a 12% annual interest rate and maturing July 16, 2014. At the option of the holder:

i)	The note together with any unpaid accrued interest is convertible into shares of our common stock at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date, or

ii)	All principal, costs, charges and interest amounts outstanding may be exchanged for shares of our common stock at the conversion price of $0.34 per share, subject to adjustment.

On October 31, 2013, we issued a convertible promissory note to Iconic Holding, LLC in the original principal amount of $110,250. This unsecured convertible promissory note is convertible into shares of common stock at the holder’s option at a variable conversion price calculated at 60% of the lowest trading price of any day during the 10 consecutive trading days prior to the dated on which the holder elects to convert all or part of the note.

On November 4, 2013, we entered into a convertible promissory note with Asher Enterprises, Inc. in the original principal amount of $128,500. This convertible promissory note together with any unpaid accrued interest is convertible into shares of our common stock at the holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date.

On December 9, 2013, we entered into a convertible promissory note with Group 10 Holdings, LLC in the original principal amount of $106,000. This convertible promissory note together with any unpaid accrued interest is convertible into shares of our common stock at the holder’s option at a variable conversion price calculated at 55% of the lowest trading price of any day during the 10 consecutive trading days prior to the dated on which the holder elects to convert all or part of the note.

On December 12, 2013 we entered into a convertible promissory note with Tonaquint Inc. in the original principal amount of $115,000. The convertible promissory note is due is six equal monthly installments plus interest (“Installment Amount”) commencing six months after the issue date. At the option of the holder, the Installment Amount is convertible into shares of our common stock at a variable conversion price calculated at 60% of the market price which means the average of the lowest two trading prices during the twenty trading day period ending on the latest complete trading day prior to the conversion date.

On December 13, 2013 we entered into a convertible promissory note with Tailwind Partners, LLC in the original principal amount of $106,000. This convertible promissory note together with any unpaid accrued interest is convertible into shares of our common stock at the holder’s option at a variable conversion price calculated at 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date.

In connection with the foregoing, we relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description
1.1	Form of Underwriting Agreement (1)
3.1	Articles of Incorporation (2)
3.2	Certificate of Designation of Series A Preferred Stock (3)
3.3	Bylaws (4)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP (1)
10.1	Shareholder Loan Agreement, dated April 25, 2013, between Labor Smart, Inc. and Ryan Schadel (5)
10.2	Asset Purchase Agreement, dated April 29, 2013, between Labor Smart, Inc. and Qwik Staffing Solutions, Inc. (6)
10.3	Purchase and Sale Agreement, dated July 31, 2013, between Labor Smart, Inc. and Transfac Capital, Inc. (7)
10.4	First Amendment to Purchase and Sale Agreement, dated February 27, 2014, between Labor Smart, Inc. and Transfac Capital, Inc. (8)
10.5	Asset Purchase Agreement, dated April 9, 2014, between Labor Smart, Inc. and Shirley’s Employment Service, Inc. (9)
10.6	Asset Purchase Agreement, dated September 26, 2014 between Labor Smart, Inc. and Kwik Jobs, Inc. (10)
10.7	Securities Purchase Agreement, dated August 18, 2014, between Labor Smart, Inc. and the Purchasers named therein (11)
10.8	Form of Convertible Debenture (11)
10.9	Second Amendment to Purchase and Sale Agreement, dated January 13, 2015, between Labor Smart, Inc. and Transfac Capital, Inc. (12)
10.10	Convertible Promissory Note, dated July 8, 2014 (2)
10.11	Convertible Promissory Note, dated July 23, 2014 (2)
10.12	Convertible Promissory Note, dated July 22, 2014 (2)
10.13	Convertible Promissory Note, dated August 8, 2014 (2)
10.14	Convertible Note dated March 27, 2014(2)
10.15	Convertible Promissory Note, dated April 21, 2014 (2)
10.16	Convertible Promissory Note, dated September 24, 2014 (2)
10.17	Collateralized Secured Promissory Note, dated November 12, 2014 (2)
10.18	Convertible Redeemable Note, Back End Note, dated November 14, 2014 (2)
10.19	12% Convertible Note, dated September 19, 2014 (2)
10.20	Convertible Redeemable Note, dated November 14, 2014 (2)
10.21	Collateralized Secured Promissory Note, dated August 6, 2014 (2)
10.22	Convertible Redeemable Note, dated August 6, 2014 (2)
10.23	Convertible Redeemable Note, Back End Note, dated August 6, 2014 (2)
10.24	Convertible Promissory Note, dated September 24, 2014 (2)
10.25	2012 Stock Option Plan (12)
23.1	Consent of De Joya Griffith, LLC
23.2	Consent of Sichenzia Ross Friedman Ference LLP (1)
24	Power of Attorney (included on the Signature page to this Registration Statement)

101(1)	The following materials, formatted in XBRL (Extensible Business Reporting Language): (i) Consolidated Balance Sheets, (ii) Consolidated Statements of Income, (iii) Consolidated Statements of Cash Flows, and (iv) Notes to Consolidated Financial Statements, tagged as blocks of text

(1)	To be filed by amendment.
(2)	Filed herewith.
(3)	Incorporated by reference to the Current Report on Form 8-K filed on October 21, 2014.
(4)	Incorporated by reference to the Registration Statement on Form S-1 (Registration No. 333-177200) filed on October 6, 2011.
(5)	Incorporated by reference to the Current Report on Form 8-K filed on April 29, 2013.
(6)	Incorporated by reference to the Current Report on Form 8-K filed on May 6, 2013.
(7)	Incorporated by reference to the Current Report on Form 8-K filed on August 5, 2013.
(8)	Incorporated by reference to the Current Report on Form 8-K filed on March 4, 2014.
(9)	Incorporated by reference to the Current Report on Form 8-K filed on April 14, 2014.
(10)	Incorporated by reference to the Current Report on Form 8-K filed on September 30, 2014.
(11)	Incorporated by reference to the Current Report on Form 8-K filed on August 22, 2014.
(12)	Incorporated by reference to the Current Report on Form 8-K filed on January 14, 2015.
(13)	Incorporated by reference to the Registration Statement on Form S-8 (Registration No. 333-182661) filed on July 13, 2012.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) (ii)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	The undersigned Registrant hereby undertakes that it will:

(1)	for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2)	for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Powder Springs, State of Georgia, on February 6, 2015.

LABOR SMART, INC.

By:	/s/ Ryan Schadel
Ryan Schadel
Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer) and Chairperson

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ryan Schadel as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 193 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ryan Schadel	Chief Executive Officer, Chief Financial Officer, and Chairman (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	February 6, 2015
Ryan Schadel

/s/ Matthew Rodgers	Director	February 6, 2015
Matthew Rodgers

/s/ James Robert Edmonds	Director	February 6, 2015
James Robert Edmonds